ALLSTATE FINANCIAL CORPORATION

                              INFORMATION STATEMENT
                 GENERAL INFORMATION- YOUR VOTE IS NOT REQUIRED

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                                  INTRODUCTION

         This Information Statement is being mailed on or about November __, 2000 by Allstate Financial Corporation, a Delaware corporation, to all holders of record at the close of business on November 6, 2000 (the "Record Date") of Allstate's common stock, $.01 par value per share, to describe the proposed merger of Harbourton Financial Corporation, a Delaware corporation, with and into Allstate. Upon completion of the merger, each outstanding share of Harbourton common stock will be converted into a combination of Allstate common stock and cash, with fractional shares paid in cash. Outstanding shares of Allstate common stock will remain outstanding with no change, except for those holders who elect to demand their appraisal rights. After the merger, shares of Allstate common stock will represent the combined assets and business of Allstate and Harbourton. Allstate plans to complete the merger on November 30, 2000 or soon thereafter.

         After careful consideration, Allstate's Board of Directors approved and authorized an Agreement and Plan of Merger, dated as of October 24, 2000, between Allstate and Harbourton and the transactions contemplated therein. A copy of the merger agreement is attached as Appendix A hereto. Allstate's directors and certain of their affiliated entities have agreed to provide their written consent in favor of the merger of Allstate and Harbourton. As of the Record Date, there were 7,668,006 shares of Allstate common stock outstanding. The Allstate directors and their affiliates (including Value Partners, Ltd.) own an aggregate of 5,990,138 shares of Allstate common stock or 78.1% of the outstanding shares. Such approval and consent by the Allstate directors and their affiliates are sufficient under Delaware corporate law to effectuate and complete the merger. Accordingly, the merger agreement will not be submitted to other shareholders of Allstate for a vote, and this document is being furnished to shareholders solely to provide them with certain information in accordance with the requirements of Delaware law and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including Regulation 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


         Value Partners, Ltd. currently owns 74.0% of the outstanding Allstate common stock and 95.7% of the outstanding Harbourton common stock. Value Partners will hold approximately 84.8% of the outstanding Allstate common stock upon completion of the merger.


         You have the right to elect appraisal rights under Delaware law within 20 days from the date of mailing of this document. See "The Merger - Appraisal Rights" and Appendix B.

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

1


TABLE OF CONTENTS
 . ...............................................................          Page

Table of Contents ...............................................              i
Questions and Answers About the Merger ..........................              1
Summary Term Sheet ..............................................              2
Selected Historical and Pro Forma Financial Data ................              4
Selected Historical Financial Data of Allstate ..................              4
Selected Historical Financial Data of Harbourton ................              5
Unaudited Historical and Pro Forma Per Share Data ...............              6
Recent Developments .............................................              6
Allstate ........................................................              6
Harbourton ......................................................              7
Disclosure Regarding Forward-looking Information ................              7
Beneficial Ownership Information ................................              7
Allstate Common Stock ...........................................              7
Harbourton Common Stock .........................................              9
The Merger ......................................................              9
The Parties .....................................................              9
Overview of the Merger ..........................................              9
Merger Consideration ............................................              9
Background of the Merger ........................................             10
Allstate's Reasons for the Merger ...............................             11
Harbourton's Reasons for the Merger .............................             12
No Opinion of Independent Financial Advisor .....................             13
Shareholder Action ..............................................             13
Tax Treatment ...................................................             14
Accounting Treatment ............................................             15
Corporate Structure after the Merger ............................             15
Regulatory Matters ..............................................             15
Obligations of the Post-Merger Corporation ......................             15
What We Must Do to Complete the Merger ..........................             15
Interests of Directors and Officers in the Merger that are Different
 from Your Interests                                                          16
Other Provisions of the Merger Agreement ........................             16
Exchange of Certificates ........................................             17
Resales of Allstate Common Stock by Affiliates of Harbourton ....             17
Appraisal Rights ................................................             18
Stock Prices And Dividend Information ...........................             19
Unaudited Pro Forma Condensed Combined Financial Information ....             19
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2000 19 Unaudited Pro Forma Condensed Combined Income Statement forthe Six Months
 Ended June 30, 2000 ..............................                           22
Unaudited Pro Forma Condensed Combined Income Statement for 1999              23
Unaudited Pro Forma Condensed Combined Income Statement for 1998              23
Business of Allstate ............................................             24
Management's Discussion and Analysis of Financial Condition and Results
of Operations
of Allstate .....................................................             28
Business of Harbourton ..........................................             34
Management's Discussion and Analysis of Financial Condition and Results
 of Operations
of Harbourton ...................................................             38
Future Shareholder Proposals ....................................             41
Where You Can Find More Information .............................             42

Index to Consolidated Financial Statements ...................... ............43
Allstate ........................................................ .......... .43
Harbourton ...................................................... ............44

APPENDICES

   A    Agreement and Plan of Merger between Allstate and Harbourton         A-1
   B     Section 262 of the Delaware General Corporation Law                 B-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       WHAT WILL HAPPEN TO OUTSTANDING SHARES OF HARBOURTON AND
         ALLSTATE COMMON STOCK?

A: Upon completion of the merger, each outstanding share of Harbourton common stock will be converted into a combination of Allstate common stock and cash, with fractional shares paid in cash. Outstanding shares of Allstate common stock will remain outstanding with no change, except for those holders who elect to demand their appraisal rights. After the merger, shares of Allstate common stock will represent the combined assets and business of Allstate and Harbourton. Harbourton shareholders will receive newly issued Allstate shares equal to 49.5% of the Allstate common stock to be outstanding upon completion of the merger, plus at least $1,900,000 in cash. See "The Merger - Merger Consideration"

Q:       IS THE MERGER TAXABLE?

A: Allstate and Harbourton each expect the merger to be tax-free. Allstate's legal counsel will opine that neither Allstate, Harbourton nor their shareholders should recognize any gain or loss for U.S. federal income tax purposes in the merger, except that (1) Harbourton shareholders will recognize gain (but not loss) up to the amount of cash received, (2) Harbourton shareholders will recognize gain or loss upon the receipt of cash instead of fractional shares, and (3) Allstate stockholders who perfect their appraisal rights will recognize gain or loss on the cash received. In addition, no gain or loss should be recognized by Allstate shareholders who retain their Allstate common stock as a result of the merger.

Q:       WHY ISN'T A MEETING OF SHAREHOLDERS BEING HELD?

     A: Delaware law allows shareholders to act by written consent instead of holding a meeting of shareholders, unless prohibited by the Certificate of Incorporation. Allstate's Certificate of Incorporation does not prohibit shareholder action by written consent. See "The Merger - Shareholder Action."

Q:       IS MY VOTE REQUIRED TO APPROVE THE MERGER?

     A: No. The affirmative vote by the holders of a majority of the outstanding shares as of the Record Date is required to approve and adopt the merger agreement. The Allstate directors, together with certain affiliated entities (including Value Partners, Ltd.), hold an aggregate of approximately 78.1% of the outstanding Allstate common stock and have agreed to approve the merger by written consent. APPROVAL AND ADOPTION OF THE MERGER AGREEMENT IS ASSURED WITHOUT THE VOTE OF ANY OTHER ALLSTATE SHAREHOLDER. See "The Merger - Shareholder Action."

Q:       AM I ENTITLED TO APPRAISAL RIGHTS?

     A: Yes. Both Allstate and Harbourton shareholders are entitled to appraisal rights in connection with the merger. See "The Merger - Appraisal Rights" and Appendix B hereto.

Q:       WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

     A: We expect to complete the merger on November 30, 2000 following the receipt of written consents from Value Partners and the directors of both companies.

Q:       DO I NEED TO EXCHANGE MY STOCK CERTIFICATES?

A:       No.

Q:       WHO DO I CALL IF I HAVE QUESTIONS ABOUT THE THE MERGER?

A:       Allstate shareholders may call (703) 883-9757.

                               SUMMARY TERM SHEET

         This section highlights selected information in this document and may not contain all of the information important to you. We urge you to read carefully the entire document, including the Appendices, to fully understand the merger.

ALLSTATE AND HARBOURTON ARE BOTH CONTROLLED BY VALUE PARTNERS.


     Value Partners, Ltd. owns 95.7% of the common stock of Harbourton and 74.0% of the common stock of Allstate. The general partner of Value Partners is controlled by Timothy G. Ewing, who is a director of both Allstate and Harbourton. If the merger is completed, Value Partners will own approximately 84.8% of the common stock of Allstate (see pages 7,8).


HARBOURTON SHAREHOLDERS WILL RECEIVE ALLSTATE COMMON STOCK AND CASH


         Allstate will issue approximately 7,516,164 new shares of Allstate common stock to the three shareholders of Harbourton, which equals 49.5% of the total 15,184,170 shares expected to be outstanding when the merger is completed. For purposes of the merger agreement, we assigned a value of $0.95 per share to these new shares, which exceeds recent market prices. Allstate will also pay to the Harbourton shareholders an amount of cash equal to the difference between Harbourton's total stockholders' equity as of the month end preceding the closing of the merger and the assigned value of the Allstate common stock issued in the merger. We estimate the total cash amount will be at least $1,900,000 (see page 9).


OUR REASONS FOR THE MERGER.

o Harbourton is profitable,while Allstate has lost money see pages 22,23).

o        Even   after   subtracting   the  cash  to  be  paid  to   Harbourton's
         shareholders, Harbourton's total assets and total stockholders' equity are greater than Allstate's (see page 22).

o The current shareholders of Allstate will hold 50.5% of the common stock of the combined company, even though Allstate has less assets, less equity and no income (see page 9).

o Allstate will be able to use its net operating loss carryforwards to offset Harbourton's post-merger taxable income .

o The merger will strengthen our competitive and capital position and will enable us to grow in the future (see page 11).

WE DID NOT RECEIVE ANY INDEPENDENT FAIRNESS OPINION.

         The Board of Directors of Allstate negotiated the terms of the merger agreement with Harbourton and Value Partners. While the Board believes that these negotiations were conducted at arm's length, you should note that Value Partners controls both Allstate and Harbourton and has the power to elect all the directors at both companies. The Board of Directors of Allstate believes that the terms of the merger and the merger agreement are fair, from a financial point of view, to Allstate's shareholders, and the Board unanimously approved the merger agreement. However, because of the costs involved, the Board neither sought nor obtained a fairness opinion from an independent third party (see pages 13).

ALLSTATE SHAREHOLDERS WILL RETAIN THEIR CURRENT SHARES.

         Since Harbourton is merging into Allstate, the shareholders of Allstate will continue to hold the same number of shares of Allstate common stock, except for those Allstate shareholders who demand appraisal rights. You do not need to exchange your Allstate stock certificate for a new certificate. Current Allstate shareholders will hold a total of 50.5% of the common stock in the combined company.

WE ARE NOT ASKING ALLSTATE SHAREHOLDERS TO VOTE.

         Because Value Partners holds more than 50% of the outstanding Allstate common stock and has agreed to approve the merger by written consent, approval and adoption of the merger agreement is assured. Each of the directors of Allstate have also agreed to approve the merger by written consent (see page
13).

THE MERGER WILL NOT BE TAXABLE TO ALLSTATE'S SHAREHOLDERS.

         Allstate shareholders who do not demand appraisal rights will retain their current shares and will not recognize any gain or loss for tax purposes. Allstate shareholders who demand and perfect their appraisal rights will receive cash equal to the fair value of their shares and will recognized gain or loss on the cash they receive (see page 14).

YOU HAVE APPRAISAL RIGHTS.

         Under Delaware law, you have dissenters' appraisal rights with respect to your Allstate shares. If you do not wish to retain your shares, you can dissent from the merger and instead choose to have the fair value of your shares paid to you in cash. In order to exercise your rights, you must follow specific procedures. You should carefully read Section 262 of the Delaware General Corporation Law which is included as Appendix B. See also page 18.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER.

o Harbourton can designate up to three directors of the combined company, and Allstate will designate a number of directors equal to the number designated by Harbourton plus one additional director (see page 16).

o The President and the Senior Vice President of Harbourton will have the same positions in Allstate. Allstate will honor their existing employment agreements with Harbourton. (see page 16).

o The directors, officers and employees of both companies will be indemnified to the fullest extent permitted under Delaware law (see page 15).

WE INTEND TO COMPLETE THE MERGER ON NOVEMBER 30, 2000.

         The following events need to occur before the merger can be completed on November 30, 2000:

o the receipt of written consents from Value Partners, which has already agreed to consent to the merger as a majority shareholder of both Allstate and Harbourton (see page 13);

o the written consents of Harbourton's senior lender and certain third party participants in Harbourton's loans (see page 16);

o the receipt of tax opinions relating to the merger and Allstate's net operating loss carryforwards (see pages 15); and

o the exchange of customary certificates and other documents at closing (see pages 15).

MARKET VALUE INFORMATION

         The following table sets forth the average of the closing high bid and low asked prices per share of Allstate common stock and the equivalent per share price for Harbourton common stock giving effect to the merger on (1) October 24, 2000, the last trading day before public announcement of the signing of the merger agreement; and (2) November __, 2000, the latest available date prior to the mailing of this document. The equivalent price per Harbourton share at each specified date in the following table represents the average of the closing high bid and low asked prices of a share of Allstate common stock on that date multiplied by an exchange ratio of 9.54 Allstate shares for each Harbourton share, which assumes that no holders of Allstate common stock demand appraisal rights.

                  Allstate           Harbourton            Equivalent Price per
                 Common Stock       Common Stock             Harbourton Share


                ----------------  ---------------           -------------------
                                                                $3.91
October 24, 2000   $0.41                (1)

November __, 2000  $                    (1)                     $

(1)      There is no market for the Harbourton common stock.
        As of June 30, 2000, Harbourton had stockholders' equity of $11.30 per share compared to $0.16 per share for Allstate.


         As of the November 6, 2000 record dates for written consents by Allstate's shareholders and for voting at the Harbourton special meeting,
15,184,170 outstanding shares of Allstate common stock were held by approximately _____ record owners and 787,612 outstanding shares of Harbourton common stock were held by three record owners.

         The market price of Allstate common stock may fluctuate between the date of this document and completion of the merger. We cannot give you any assurance about the market price of Allstate common stock before or after the merger. Changes in the market price of the Allstate common stock will not affect the number of shares to be issued to the shareholders of Harbourton in the merger.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

SELECTED HISTORICAL FINANCIAL DATA OF ALLSTATE

         The following tables set forth selected historical financial and other data of Allstate as of the dates and for the periods shown. The historical consolidated financial data at June 30, 2000 and for the six months ended June 30, 2000 and 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation at such date and for such periods have been made. Operating results for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for any interim period or the entire year ended December 31, 2000. The financial information of Allstate at December 31, 1999 and 1998 and for the two years ended December 31, 1999 is based on, and qualified in its entirety by, the audited consolidated financial statements of Allstate, including the notes thereto, which are included elsewhere in this information statement, and should be read in conjunction therewith.




                                                                                           At June 30,  At December 31,
                                                                                               2000      1999      1998


                                                                           (In thousands)
                                                                                                      -------   -------
-----------------------------------------------------------------------------------------   -------   -------   -------
SELECTED FINANCIAL CONDITION DATA:
-----------------------------------------------------------------------------------------   -------   -------   -------
-----------------------------------------------------------------------------------------   -------   -------   -------
   Total assets .........................................................................   $ 6,106   $ 7,672   $43,188
-----------------------------------------------------------------------------------------   -------   -------   -------
-----------------------------------------------------------------------------------------   -------   -------   -------
   Cash .................................................................................     1,076       354     2,421
-----------------------------------------------------------------------------------------   -------   -------   -------
-----------------------------------------------------------------------------------------   -------   -------   -------
   Total receivables, net ...............................................................     4,491     7,123    35,155
-----------------------------------------------------------------------------------------   -------   -------   -------
-----------------------------------------------------------------------------------------   -------   -------   -------
   Securities held for sale .............................................................       380      --        --
-----------------------------------------------------------------------------------------   -------   -------   -------
-----------------------------------------------------------------------------------------   -------   -------   -------
   Convertible subordinated notes .......................................................     4,954     4,954     4,958
-----------------------------------------------------------------------------------------   -------   -------   -------
-----------------------------------------------------------------------------------------   -------   -------   -------
   Notes payable ........................................................................      --       1,366    15,015
-----------------------------------------------------------------------------------------   -------   -------   -------
-----------------------------------------------------------------------------------------   -------   -------   -------
   Total stockholders' equity ...........................................................       412       342    17,574
-----------------------------------------------------------------------------------------   -------   -------   -------
-----------------------------------------------------------------------------------------   -------   -------   -------






                                               For the Six Months Ended June 30,                       For the Year Ended December
                                                                                                          31,
                                                         2000                  1999                  1999                   1998(1)
                                            ------------------ --------------------- --------------------- -------------------------
                                                                     (In thousands, except per share data)
                                                                                                                             >

SELECTED OPERATING DATA:
   Total revenue.......................                 $407                 $2,537                $3,621                   $10,301
   Total expense.......................                  809                 12,105                16,870                    19,913
                                                         ---                 ------                ------                    ------
   Loss before income tax expense......                (402)                (9,568)              (13,248)                   (9,612)
   Income tax expense (benefit)........                   --                  4,021                 4,003                   (3,556)
                                                          --                  -----                 -----                   -------
   Net loss............................               $(402)              $(13,590)             $(17,251)                  $(6,056)
                                                       =====               ========              ========                   =======

PER SHARE DATA:
   Basic and diluted loss per share....              $(0.17)                $(5.85)               $(7.42)                   $(2.61)
   Cash dividends per share............                   --                     --                    --                        --
   Stockholders' equity per share......                 0.16                   1.72                  0.15                      7.56


SELECTED HISTORICAL FINANCIAL DATA OF HARBOURTON

         The following tables set forth selected historical financial and other data of Harbourton as of the dates and for the periods shown. The historical consolidated financial data at June 30, 2000 and for the six months ended June 30, 2000 and 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation at such date and for such periods have been made. Operating results for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for any interim period or the entire year ended December 31, 2000. The financial information of Harbourton at December 31, 1999 and 1998 and for the two years ended December 31, 1999 is based on, and qualified in its entirety by, the consolidated financial statements of Harbourton, including the notes thereto, which are included elsewhere in this information statement, and should be read in conjunction therewith.




                                          For the Six Months Ended June 30,     For the Year Ended December 31,


                                                               2000     1999     1999        1998(1)
-------------------------------------------------------------   ------   ------   ------      ------

                                                   (In thousands, except per share data)

-------------------------------------------------------------   ------   ------   ------      ------
SELECTED OPERATING DATA:
-------------------------------------------------------------   ------   ------   ------      ------
-------------------------------------------------------------   ------   ------   ------      ------
   Loan income ..............................................   $1,093   $  588   $1,332      $  464
-------------------------------------------------------------   ------   ------   ------      ------
-------------------------------------------------------------   ------   ------   ------      ------
   Other income .............................................       26       30       85          12
-------------------------------------------------------------   ------   ------   ------      ------
-------------------------------------------------------------   ------   ------   ------      ------
   Total expenses ...........................................      703      304      764         246
-------------------------------------------------------------   ------   ------   ------      ------
-------------------------------------------------------------   ------   ------   ------      ------
   Income before provision for income
       taxes ................................................      416      314      654         230
-------------------------------------------------------------   ------   ------   ------      ------
-------------------------------------------------------------   ------   ------   ------      ------
   Provision for income taxes ...............................      159      119      252          78
-------------------------------------------------------------   ------   ------   ------      ------
-------------------------------------------------------------   ------   ------   ------      ------
   Net income ...............................................      257      195      402         152
-------------------------------------------------------------   ------   ------   ------      ------
-------------------------------------------------------------   ------   ------   ------      ------

----------------------------------------------------------------------   ------   ------      ------
-------------------------------------------------------------   ------   ------   ------      ------
PER SHARE DATA:
-------------------------------------------------------------   ------   ------   ------      ------
-------------------------------------------------------------   ------   ------   ------      ------
   Basic and diluted earnings per share .....................   $ 0.33   $ .043   $ 0.76      $ 0.55
-------------------------------------------------------------   ------   ------   ------      ------
--------------------------------------------------------------  ------   ------   ------      ------
   Cash dividends per share ...................................     --       --       --          --
--------------------------------------------------------------  ------   ------   ------      ------
--------------------------------------------------------------  ------   ------   ------      ------
   Stockholders' equity per share .............................  11.38    11.86    11.05       10.23
--------------------------------------------------------------- ------   ------   ------      ------



(1)      For the period since inception on August 28, 1998 to December 31, 1998.





UNAUDITED HISTORICAL AND PRO FORMA PER SHARE DATA

         Set forth below are the book value and the basic and diluted earnings per common share data for each of Allstate and Harbourton on an historical basis, for Allstate on a pro forma combined basis and on a pro forma combined basis per Harbourton equivalent share. The pro forma per Harbourton equivalent share shows the effect of the merger from the perspective of an owner of Harbourton common stock. The information was computed by multiplying the combined pro forma amounts for the merger by an exchange ratio of 9.54 Allstate shares for each Harbourton share, after taking into effect the shares issued in the Notes Conversion (as defined below), and assuming that none of the holders of the Allstate common stock demands appraisal rights. Neither Allstate nor Harbourton have paid dividends on their common stock in the last two years.


------------------------------------------- ---------------- --------------- --------------------------- ---------------------------
                                               Allstate        Harbourton        Combined Pro Forma       Pro Forma Per Harbourton
                                              as Reported     as Reported      Amounts for the Merger         Equivalent Share
------------------------------------------- ---------------- --------------- --------------------------- ---------------------------
------------------------------------------- ---------------- --------------- --------------------------- ---------------------------

Book value per share at June 30, 2000                 $0.16          $11.30                       $0.03                       $0.29
------------------------------------------- ---------------- --------------- --------------------------- ---------------------------
------------------------------------------- ---------------- --------------- --------------------------- ---------------------------
Basic  and  diluted  earnings  (loss)  per
share for the six  months  ended  June 30,          $(0.03)           $0.34                     $(2.22)                    ($21.18)
2000
------------------------------------------- ---------------- --------------- --------------------------- ---------------------------
------------------------------------------- ---------------- --------------- --------------------------- ---------------------------
Basic  and  diluted  earnings  (loss)  per
share for 1999                                      $(7.42)           $0.76                     $(1.18)                    ($11.25)
------------------------------------------- ---------------- --------------- --------------------------- ---------------------------


                               RECENT DEVELOPMENTS

ALLSTATE


         Subsequent to June 30, 2000, Allstate realized collections of $1.2 million on two non-accrual accounts and collected life insurance proceeds on two Lifetime Options insureds for a total of $266,000. In combination with cash on hand at June 30, 2000, Allstate believes it has the financial resources to complete the merger.

         In August 2000, Allstate entered into a settlement of the "A.G." ;itigationmatter (see notes to financial statements on page__). In exchange for a payment of $105,000, the successors to the party that filed the counterclaim agreed to drop their objection to the trustee's abandonment of the claim against Allstate.

         At the reconvened annual meeting of the shareholders of Allstate held on August 29, 2000, the Allstate shareholders approved the reincorporation of Allstate as a Delaware corporation, including several provisions in Allstate's Delaware certificate of incorporation and bylaws. The reincorporation into Delaware was completed on September 1, 2000.

         On October 5, 2000, Allstate filed a plan of arrangement with the Delaware Court of Chancery, setting forth the proposed conversion of Allstate's 10% Convertible Subordinated Notes due September 30, 2003 ("Allstate Notes"), together with accrued but unpaid interest, into common stock of Allstate at a price of $0.95 per share of common stock (the "Notes Conversion"). The Delaware court approved the Notes Conversion on October 6, 2000, and minor changes were made to the approval order on October 11, 2000.


         On October 26, 2000, Allstate Notes with an aggregate principal amount of $ $ 4,331,000 , together with $ 578,970 of accrued but unpaid interest at a negotiated default rate of 12.5% simple interest, were converted into 5,168,390 shares of newly issued Allstate common stock. The remaining $ $ 266,000 of Allstate Notes were brought current. Value Partners held Allstate Notes with a principal balance of $4,197,000 and received 5,008,481 shares of Allstate common stock as a result of the Notes Conversion. Following the Notes Conversion, Value Partners held a total of 5,676,849 shares of Allstate common stock, representing 74.03% of the currently outstanding shares. Value Partners is now deemed to be in control of Allstate.

         Effective September 18, 2000 and September 25, 2000, respectively, Charles G. Johnson resigned as the President and as a director of Allstate for personal reasons. David W. Campbell, Allstate's Chairman of the Board, was appointed interim President. In addition Timothy G. Ewing, who controls the general partner of Value Partners, was appointed a director of Allstate effective September 18, 2000.


         On October 2, 2000 Allstate paid the Convertible Subordinated Notes Due September 30, 2000 in full.

         On October 25, 2000 Allstate and Harbourton entered into the merger agreement.

Although the results for the September 30, 2000 quarter have not yet been reported, Allstate was profitable in the three months ended September 30, 2000 due primarily to recoveries of amounts previously charged-off.


HARBOURTON


         Harbourton had approximately $10.6 million of total assets and $9.1 million of total stockholders' equity at August 31, 2000. Harbourton is expected to continue to be profitable until completion of the merger.


                DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

         This document contains forward-looking statements about Allstate, Harbourton and the combined company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information in this document regarding the financial condition, results of operations and business of Allstate following the consummation of the merger. They also include statements relating to the benefits expected to be realized from the merger and the expected impact of the merger on Allstate's financial performance and earnings estimates for the combined company. Forward-looking statements are also identified by words such as "believe," "anticipate," "estimate," "expect," "intend," "plan" or similar expressions. Forward-looking statements involve certain risks and uncertainties. You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which are incorporated into this document by reference, could affect the future results of Allstate and Harbourton, and of Allstate after the merger and could cause those results to differ materially from those expressed in our forward-looking statements:

o                 revenues  following the merger may be lower than expected,  or
                  operating  costs,   customer  loss  and  business   disruption
                  following the merger may be greater than expected;

o costs or difficulties related to the integration of the businesses of Allstate and Harbourton may be greater than expected;

o changes in the interest rate environment may reduce margins more than expected;

o general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in the credit quality of our loans; and

o competitive pressure in the financial services industry, and in particular our regional market, may increase.




                        BENEFICIAL OWNERSHIP INFORMATION

ALLSTATE COMMON STOCK

         The following table sets forth, as of November 6, 2000, the amount of Allstate common stock beneficially owned by: (1) each person known to Allstate to be the beneficial owner of more than 5% of the outstanding Allstate common stock, (2) each director and executive office of Allstate, and (3) all directors and executive officers of Allstate as a group. The table also shows the pro forma beneficial ownership of the above persons and entities upon completion of the merger.



                                        Shares Beneficially                  Shares Expected to
                                        Owned at                             be Held Upon
                                        November 6, 2000(1)(2)   Percent      Completion of the     Percent of
Name                                                              of Class        Merger(3)          Class(3

-------------------------------------- ------------------------- ----------- -------------------- ---------------
Timothy G. Ewing (4)                                  5,676,849       74.0%           12,868,266           84.8%

-------------------------------------- ------------------------- ----------- -------------------- ---------------
-------------------------------------- ------------------------- ----------- -------------------- ---------------
Ewing & Partners
-------------------------------------- ------------------------- ----------- -------------------- ---------------
-------------------------------------- ------------------------- ----------- -------------------- ---------------
Value Partners, Ltd.
-------------------------------------- ------------------------- ----------- -------------------- ---------------
-------------------------------------- ------------------------- ----------- -------------------- ---------------
4514 Cole Avenue, Suite 808
-------------------------------------- ------------------------- ----------- -------------------- ---------------
-------------------------------------- ------------------------- ----------- -------------------- ---------------
Dallas, Texas 75201
-------------------------------------- ------------------------- ----------- -------------------- ---------------
-------------------------------------- ------------------------- ----------- -------------------- ---------------

-------------------------------------- ------------------------- ----------- -------------------- ---------------
-------------------------------------- ------------------------- ----------- -------------------- ---------------
Other directors:
-------------------------------------- ------------------------- ----------- -------------------- ---------------
-------------------------------------- ------------------------- ----------- -------------------- ---------------

     David W. Campbell                                   59,000         .8%               59,000             .4%

-------------------------------------- ------------------------- ----------- -------------------- ---------------
-------------------------------------- ------------------------- ----------- -------------------- ---------------

     Steven W. Lefkowitz                                 38,000         .5%               38,000             .2%

-------------------------------------- ------------------------- ----------- -------------------- ---------------
-------------------------------------- ------------------------- ----------- -------------------- ---------------

     Edward A. McNally                                   39,000         .5%               39,000             .3%

-------------------------------------- ------------------------- ----------- -------------------- ---------------
-------------------------------------- ------------------------- ----------- -------------------- ---------------

     William H. Savage (5)                               74,385        1.0%               74,385             .5%

-------------------------------------- ------------------------- ----------- -------------------- ---------------
-------------------------------------- ------------------------- ----------- -------------------- ---------------

     Lindsay B. Trittipoe                               160,289        2.1%              160,289            1.1%

-------------------------------------- ------------------------- ----------- -------------------- ---------------
-------------------------------------- ------------------------- ----------- -------------------- ---------------
Executive officer who is not
a            director:
-------------------------------------- ------------------------- ----------- -------------------- ---------------
-------------------------------------- ------------------------- ----------- -------------------- ---------------

     C. Fred Jackson                                     40,000         .5%               40,000             .3%

-------------------------------------- ------------------------- ----------- -------------------- ---------------
-------------------------------------- ------------------------- ----------- -------------------- ---------------
All directors and

executive              officers as a                  5,990,138       78.1%           13,278,940           86.5%
group (7 persons)




(1) The amounts in the table are based on filings or other information furnished by the respective individuals or entities. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares. Under applicable regulations, a person is deemed to have beneficial ownership of any shares of common stock which may be acquired within 60 days of November 6, 2000 pursuant to the exercise of outstanding stock options or convertible notes. Shares of common stock owned by such person or group are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group, but are not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.

(2) The amounts set forth in the table above include shares which may be received upon the exercise of stock options within 60 days of November 6, 2000 as follows: Mr. Lefkowitz, 13,000 shares; Mr. McNally, 13,000 shares; Mr. Savage, 13,000 shares; Mr. Trittipoe, 13,000 shares; Mr. Jackson, 30,000 shares; and all directors and executive officers as a group, 82,000 shares.


(3) Assumes that 7,516,164 shares of Allstate common stock are issued in the merger.


     (4) Mr. Ewing is a director of Allstate and is the general partner and the Managing Partner of Ewing & Partners, a Texas general partnership which is the general partner of Value Partners. Value Partners is a Texas limited partnership. In addition, Ewing Asset Management, L.L.P., a Texas limited liability company ("AM"), holds a 1% general partnership interest in Ewing & Partners. Mr. Ewing is the Manager and 100% owner of AM. The principal place of business for Ewing & Partners, AM and Mr. Ewing is the same as for Value Partners.

     (5) Mr. Savage owns $100,000 of Allstate's Notes, which are currently convertible into 15,385 shares of Allstate common stock. These shares are included in the table.



HARBOURTON COMMON STOCK

     Value Partners, Ltd. owns 95.7% of the outstanding Harbourton common stock, and J. Kenneth McLendon and James Cluett, the executive officers of Harbourton, own the remaining 4.3%.


                                   THE MERGER

         This summary of the terms of the merger may not contain all the information that is important to you. You should read the full text of the merger agreement which is attached as Appendix A. This summary is qualified in its entirety by reference to the merger agreement.

THE PARTIES

         The parties to the merger agreement are Allstate and Harbourton. Both companies share office space and are located at 8180 Greensboro Drive, Suite 525, McLean, Virginia 22102. The phone number for Allstate is (703) 883-9759, and the phone number for Harbourton is (703) 821-1601. Both companies are currently controlled by Value Partners.

         Allstate is a commercial finance institution which provides financing to small businesses through loans secured by accounts receivable, inventory, machinery and equipment, and real estate. Allstate does not have any outside sources of liquidity to fund new business, and it is relying on collections of existing accounts and impaired assets to fund its current clients. No new clients are being accepted. At June 30, 2000, Allstate had $6.1 million of total assets and $412,000 of total stockholders' equity. Allstate has incurred losses since 1998 and, as of December 31, 1999, had $18.8 million of net operating loss carryforwards which begin to expire in 2018.

         Harbourton provides loans to builders and developers for residential land development and for the construction of single-family homes, attached residences, townhouses and condominiums and for the conversion of residential rental properties to units for sale. In many cases , Harbourton sells a participation interest in the loans. The participation interest is typically 20% to 85% of the loan. At June 30, 2000, Harbourton had $10.4 million of total assets and $8.9 million of total stockholders' equity. Harbourton has been profitable since its inception on August 28, 1998.

OVERVIEW OF THE MERGER

         Harbourton will be merged into Allstate. Allstate will be the surviving entity of the merger. Each outstanding share of Harbourton common stock will be converted into the right to receive 9.54 shares of Allstate common stock plus an amount of cash based on Harbourton's book value as of the end of the month immediately preceding completion of the merger. After the merger, current Allstate shareholders will own approximately 50.5% of the combined company and current Harbourton shareholders will own the remainder. After the merger, Value Partners will hold approximately 12,868,266 shares or 84.8% of the pro forma outstanding common stock of Allstate.

MERGER CONSIDERATION

         Each outstanding share of Harbourton common stock will be converted into the right to receive a combination of Allstate common stock and cash. The merger agreement provides that the aggregate number of shares of Allstate common stock to be issued in the merger will equal 49.5% of the Allstate common stock to be issued and outstanding immediately following completion of the merger. As of the Record Date, Allstate has 7,668,006 shares of common stock outstanding. Based on this amount, the three Harbourton shareholders would receive an aggregate of 7,516,164 shares of Allstate common stock, which represents 49.5% of the total 15,184,170 shares of Allstate common stock to be outstanding following completion of the merger.

         The merger agreement assigns a value of $0.95 per share to the Allstate common stock to be issued to the Harbourton shareholders. This value was determined by arm's-length negotiations and exceeds recent market prices of the Allstate common stock. See "Summary Term Sheet - Market Value Information" and "Stock Prices and Dividend Information". Assuming 7,516,164 shares of Allstate common stock are issued in the merger, these shares will have an aggregate value of $7,140,355 for purposes of the merger agreement. The aggregate value of the stock consideration will then be subtracted from Harbourton's total stockholders' equity as of the last day of the calendar month prior to completion of the merger to determine the aggregate amount of cash to be paid to Harbourton's shareholders. Based on Harbourton's total stockholders' equity of $9,091,592 at August 31, 2000, the aggregate cash consideration would equal $1,951,236.

         The number of shares of Allstate common stock to be issued to Harbourton's shareholders will only change proportionately if the number of outstanding shares of Allstate common stock changes prior to completion of the merger. The $0.95 per share value assigned to the Allstate common stock to be issued in the merger will not change based on changes in the market price of the Allstate common stock. The aggregate cash consideration to be paid to Harbourton's shareholders will change as Harbourton's total stockholders' equity changes from one month end to the next. The parties currently anticipate that Harbourton's total stockholders' equity will increase each month.

         The number of shares of Allstate common stock to be issued in the merger will be reduced by the number of currently outstanding shares of Allstate common stock as to which holders demand appraisal rights by November 30, 2000 and do not withdraw or otherwise lose those rights prior to completion of the merger. The purpose of this reduction is to ensure that the Allstate shares issued to the Harbourton shareholders do not exceed 49.5% of the total Allstate shares to be outstanding upon completion of the merger in order to preserve Allstate's net operating loss carryforwards. If the number of shares of Allstate common stock issued in the merger is reduced because of dissenting shares, then an additional cash payment will be paid to the Harbourton shareholders equal to
(a) the number of shares by which the aggregate stock consideration is reduced, multiplied by (b) $0.95. Unless otherwise specified, references in this document to the number of shares of Allstate common stock to be issued and the amount of cash to be paid in the merger, either in the aggregate or per share of Harbourton stock, assume that there are no dissenting shares of Allstate common stock.

         No fractional shares of Allstate common stock will be issued in the merger. Instead of a fractional share, Harbourton shareholders will receive the cash value (without interest) of the fractional share based on the average of the high bid and low asked prices of Allstate common stock on the last trading day before the merger.

         In the event that Allstate's participation interest in the Lakelands project loan originated by Harbourton is not repaid in full prior to the effective time of the merger, then Allstate may elect to reduce the cash consideration to be paid to Value Partners in the merger by the dollar amount of the participation interest and instead assign all of its rights in such participation interest to Value Partners. If the participation interest is assigned to Value Partners,Harbourton is required to pay to Allstate at the effective time of the merger any accrued butunpaid interest on the participation interest held by Allstate.

         On November __, 2000, Allstate common stock closed at $______ per share. Based on that price, the value of 7,516,164 shares of Allstate common stock would have been approximately $_____ and the aggregate market value of the stock consideration would have been approximately $_____ million. While these values may increase or decrease as a result of fluctuations in the market price of Allstate common stock, changes in the market price will not affect the number of shares of Allstate common stock to be issued in the merger.

BACKGROUND OF THE MERGER



         During 1998 and 1999, Allstate was impacted by the negative performance of its factoring and asset based lending portfolio. At December 31, 1999, Allstate had few earning assets and limited financial and human resources.
However, Allstate had a significant net operating loss carryforward ("NOL") of $18.8 million. In early 2000, the Board of Directors established three major goals for Allstate: (1) preserve Allstate as a public entity, (2) preserve the NOL, and (3) define strategies to develop a business plan to generate profitability, including the acquisition of other businesses to maximize the use of the NOL.

         The Board appointed a committee consisting of Messrs. Campbell, Lefkowitz and McNally to negotiate with Value Partners, the majority owner of the Allstate Notes and the largest holder of the Allstate common stock, regarding the feasibility of converting the Allstate Notes. The Board committee successfully negotiated in May 2000 an exchange of Value Partners' Allstate Notes into common stock at a price of $0.95 per share. The Board committee determined that it would be necessary to have the Notes Conversion approved by a court in order to preserve the NOL, which resulted in the proposed reincorporation into Delaware. The Board committee also determined that it was desirable to adopt a restriction on the transfer of Allstate common stock in order to preserve the NOL.

         In early June 2000, Allstate negotiated an agreement with Value Partners providing for the Notes Conversion. The agreement was approved and executed on June 13, 2000 and provided for the following:

o the conversion of Value Partners' Allstate Notes into common stock at a price of $0.95 per share in order to recapitalize Allstate and reduce its interest expense;

o the reincorporation of Allstate into Delaware in order to utilize a provision in Delaware law providing for court approval of the Notes Conversion that would enable the NOL to be preserved;

o an increase in the number of authorized shares of Allstate common stock so that sufficient shares would be available for the Notes Conversion and any future acquisitions; and

o a restriction on the transfer of Allstate common stock in order to preserve the NOL.

         On July 11, 2000, Allstate mailed proxy materials to its shareholders seeking shareholder approval of the above proposals. The ability to convert the Allstate Notes at the rate of $0.95 per share was also subsequently made available to each of the other noteholders. The proposals were approved by shareholders at the re-convened meeting held on August 29, 2000.

         During the discussion of the Notes Conversion, Allstate management approached Value Partners about the possibility of acquiring Harbourton. Value Partners was receptive to further discussions, and mutual confidentiality agreements were executed on July 18, 2000. Allstate and Harbourton exchanged confidential information, and Allstate's Board reviewed a presentation of Harbourton's financial position and its business plan. Allstate's management was then authorized to proceed with a full due diligence of Harbourton.

         In August 2000, Allstate utilized its external accountants to assist in the review of Harbourton's financial records, a law firm specializing in real estate to review documentation of the loan files, and an independent real estate consultant to review the valuation of Harbourton's loan portfolio. Allstate's Board reviewed the due diligence reports at its September 12, 2000 meeting and authorized management to submit a revised term sheet to Value Partners.

         On September 19, 2000, Harbourton and Allstate agreed to a revised term sheet, which was subject to the completion of the Notes Conversion and the execution of a definitive merger agreement. From late September to mid October 2000, Allstate and Harbourton negotiated the terms of the merger agreement. During this period, Allstate filed its recapitalization plan with the Delaware Court of Chancery and received approval by the court. The boards of both companies met on October 19, 2000 to approve the merger agreement. Harbourton's board approved the merger agreement and authorized the agreement to be executed. Allstate's board determined that further changes were appropriate and re-scheduled its meeting to October 24 in order to allow for sufficient time to review a revised draft. A revised draft was sent to the directors of Allstate on October 20, 2000.

         On October 24, 2000, the board of Allstate met to review the financial and legal arrangements of the definitive agreement. After careful consultation, Alllstate's board authorized the execution of the merger agreement. Following the conclusion of the board meetings, Allstate and Harbourton executed and delivered the merger agreement. Each director of both companies also executed a voting agreement obligating them to vote their shares for the adoption of the merger agreement. Allstate publicly announced the execution of the merger agreement prior to the opening of the market on October 25, 2000.

ALLSTATE'S REASONS FOR THE MERGER

        Allstate believes that the merger will:

o        return Allstate to profitability;

o        enable   Allstate's   net  operating  loss   carryforwards   to  offset
         Harbourton's post-merger taxable income, which will significantly enhance the combined company's future earnings per share growth rate;

o         strengthen  its  competitive  and capital  position  in the  financial
          services  industry,   which  is  rapidly  changing  and  growing  more
          competitive; and

o        provide an additional platform for further growth.

         The Allstate board has unanimously determined that the terms of the merger and the merger agreement and the payment of the merger consideration are advisable and fair to, and in the best interests of, Allstate and its shareholders. In reaching its determination, the Allstate board considered a number of factors, including that the merger should produce a well capitalized, profitable institution. The Allstate board did not assign any specific or relative weights to the factors considered, and individual directors may have given different weights to different factors. The material factors considered were as follows:

o Information concerning the businesses, earnings, operations, financial condition, prospects, capital levels and asset quality of Harbourton, individually and as combined with Allstate.

o The shares of Allstate common stock to be issued in the merger were assigned a value of $0.95 per share, which exceeds recent market prices. See "Stock Prices and Dividend Information."

o The total stock and cash consideration to be paid by Allstate does not exceed Harbourton's total stockholders' equity.

o Current Allstate shareholders will own 50.5% of the combined company, even though Harbourton's total assets and total stockholders' equity (even after subtracting the cash to be paid to Harbourton's shareholders) are greater than Allstate's.

o The ability to use Allstate's net operating loss carryforwards to offset Harbourton's post-merger taxable income.

o The terms of the merger agreement and the other documents executed in connection with the merger, including the employment agreements with Harbourton's President and Senior Vice President.

o The current and prospective economic and competitive environment facing each company and financial services companies generally.

o The results of the due diligence investigation conducted by the management of Allstate, including assessment of credit policies, asset quality, interest rate risk, litigation and adequacy of loan loss reserves.

o The expectation that the merger would be tax-free to Allstate and its shareholders for federal income tax purposes. See " - Federal Income Tax Consequences of the Merger."

HARBOURTON'S REASONS FOR THE MERGER

         The Harbourton board of directors believes that the merger presents a unique opportunity to combine these two companies to create a strong franchise with a commitment and the resources to significantly enhance shareholder value.

         In deciding to approve the merger agreement and the transactions contemplated by such agreements, the Harbourton board considered the following material factors:

o The Harbourton board's familiarity with and review of Harbourton's business, operations, earnings, prospects, financial condition, asset quality, and capital levels.

o The Harbourton board's review of the business, operations, losses, financial condition, asset quality and capital levels of Allstate on both an historical and a prospective basis. The Harbourton board considered the results of the due diligence investigation conducted by Harbourton's management, including, among other things, assessments of Allstate's credit policies, asset quality, interest rate risk and adequacy of loan loss reserves.

o The ability of the combined company to utilize Allstate's net operating loss carryforwards to offset the federal income tax liability that would otherwise be incurred on Harbourton's pre-tax income.

o The respective contributions of each party to the combined entity, including the 49.5% equity position that the Harbourton shareholders will have in the combined entity, and the cash to be paid to Harbourton's shareholders;

o The merger is expected to be tax-free for Harbourton for federal income tax purposes as well as to Harbourton shareholders with respect to the Allstate common stock that they receive. See " - Federal Income Tax Consequences of the Merger."

o The Harbourton board also considered the nature and scope of the conditions to the merger and the likelihood of these conditions being satisfied.

o The non-financial terms of the merger agreement, including that Harbourton will have significant representation on the board of directors of Allstate and that the President of Harbourton will be the President of the combined company.

o The current and prospective economic and competitive environment facing the financial services industry generally, and Harbourton in particular, including the continued rapid consolidation in the industry and the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term.

         The Harbourton board has determined that the terms of the merger and the merger agreement are fair to, and in the best interests of, Harbourton and its shareholders. In reaching its determination to approve and deem advisable the merger agreement, and the transactions contemplated therein, the Harbourton board did not assign any relative or specific weights to the various factors considered by it, and individual directors may have given differing weights to different factors.

NO OPINION OF INDEPENDENT FINANCIAL ADVISOR

         The Board of Directors of Allstate negotiated the terms of the merger agreement with Harbourton and Value Partners. The Board believes that the merger consideration to be paid to Harbourton's shareholders is fair, from a financial point of view, to Allstate and its shareholders. The Board considered the fact that Harbourton is controlled by Value Partners and that Value Partners was able to, and did, obtain control of Allstate upon completion of the Notes Conversion.

         In deciding not to obtain a fairness opinion from an independent banking firm, the Board considered the following factors:

o the total stock and cash consideration to be paid to Harbourton's shareholders will equal Harbourton's total stockholders' equity as of the end of the month preceding completion of the merger;

o the shares of Allstate common stock to be issued in the merger were assigned a value of $0.95 per share, which is the same price at which the Allstate Notes were converted into Allstate common stock;

o the assigned value of $0.95 per share of Allstate common stock exceeds recent market prices for the common stock (see "Stock Prices and Dividend Information");

o the need for Allstate to acquire a profitable business in order to utilize Allstate's net operating loss carryforwards;

o the limited opportunities currently available to Allstate in light of its recent losses, low equity and reduced business activities; and

o        the anticipated costs of obtaining an independent fairness opinion.

SHAREHOLDER ACTION

         Section 228 of the Delaware General Corporation Law permits shareholders to approve any action that would be taken at any annual or special meeting of shareholders without a meeting by written consent of the holders of the minimum number of votes that would be necessary to authorize the action at the meeting. The Delaware General Corporation Law requires that a majority of the outstanding shares of Allstate common stock entitled to vote must approve the proposed merger of Allstate and Harbourton. Because the directors of Allstate and certain affiliated entities (including Value Partners) owning an aggregate of 78.1% of the outstanding shares of Allstate common stock have already agreed to provide their written consent to the merger, no additional approval is required from any other Allstate shareholders.

         The outstanding common stock of Harbourton is owned by three shareholders (including Value Partners). Each of them has agreed to vote in favor of the merger of Harbourton with and into Allstate.

TAX TREATMENT

         This summary of the federal income tax consequences of the merger may not contain all the information that is important to you. It is not a complete analysis or listing of all potential tax effects of the merger agreement; it does not address tax consequences to persons subject to special treatment under tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons and shareholders who acquired their shares as compensation); and it does not address the tax laws of any state, local or foreign jurisdiction. It is based upon the Internal Revenue Code, treasury regulations and administrative rulings and court decisions as of the date of this document, all of which are subject to change. Shareholders should consult their tax advisors as to the particular effect of their own particular facts and circumstances on the federal income tax consequences of the merger to them, and also as to the effect of any state, local, foreign and other federal tax laws.

         Under current federal income tax law, based upon assumptions and representations to be made by Allstate and Harbourton, and assuming that the merger is consummated in the manner set forth in the merger agreement, it is anticipated that the following federal income tax consequences will result:

o the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code;

o no gain or loss will be recognized by Allstate or Harbourton as a result of the merger;

o Harbourton shareholders who receive shares of Allstate common stock and cash in exchange for their Harbourton shares in the merger will recognize gain, if any, up to the amount of cash received. If the exchange has the effect of a distribution of a dividend (determined with application of Section 318(a) of the Internal Revenue Code on a shareholder-by-shareholder basis), then the amount of gain recognized that is not in excess of such shareholder's ratable share of undistributed earnings and profits should be treated as a dividend. No loss should be recognized on the exchange;

o the basis of the Allstate common stock received by a Harbourton shareholder will be the same as the basis of the Harbourton common stock surrendered in the merger, decreased by the amount of cash received, and increased by the amount that is treated as a dividend (if any) and by the amount of gain recognized on the exchange (not including any portion of that gain that was treated as a dividend);

o the holding period of the shares of Allstate common stock received by a Harbourton shareholder will include the holding period of the Harbourton common stock surrendered in exchange, provided that the surrendered shares of Harbourton common stock were held as a capital asset at the time of the merger; and

o cash received by a Harbourton shareholder in the merger in lieu of a fractional share interest will be treated as having been received as a distribution in full payment in exchange for the fractional share interest, and will qualify as capital gain or loss (assuming the Harbourton common stock surrendered in exchange was held as a capital asset by the shareholder at the time of the merger).

         Completion of the merger is conditioned upon the receipt of an opinion from Allstate's tax counsel, Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., that the merger will have the anticipated tax consequences described above. The opinion will be based upon representations to be made by Allstate and Harbourton and upon the assumption that the merger will be consummated in accordance with the terms of the merger agreement. The opinion will also be based entirely upon the Internal Revenue Code, regulations then in effect or proposed under the Internal Revenue Code, then current administrative rulings and practice and judicial authority, all of which are subject to change, possibly with retroactive effect. A partner in Elias, Matz, Tiernan & Herrick was one of three directors of Harbourton until he resigned in October 2000.

         Completion of the merger is also conditioned upon the receipt of a tax opinion from PricewaterhouseCoopers LLP to the effect that for federal income tax purposes, the net operating loss carryforwards of Allstate will not be impaired for purposes of offsetting future operating income due to the completion of the Notes Conversion and the merger.

         You can find the details of the tax opinion requirements in Sections 7.1(e) and (f) of Appendix A. No ruling has been or will be requested from the IRS. Unlike a ruling from the IRS, the opinions of counsel and the accountants are not binding on the IRS. There can be no assurance that the IRS will not take a position contrary to the positions reflected in such opinions or that such opinions would be upheld by the courts if challenged.

ACCOUNTING TREATMENT

         Because Allstate and Harbourton are under common control, the merger will be treated as a combination of a pooling of interests and a purchase under generally accepted accounting principles, even though the cash consideration exceeds 10% of the total merger consideration. Under the "pooling of interests" method of accounting, which applies to the portion of Harbourton to be acquired from Value Partners, Ltd., the controlling shareholder of both Allstate and Harbourton, the recorded assets, liabilities, stockholders' equity, income and expense of Allstate and Harbourton are combined and recorded at their historical cost-based amounts. The interest which is being acquired from minority shareholders is being accounted for at fair value under the purchase method. Under the pooling of interests method of accounting, 95.7% of the historical cost basis of the assets and liabilities of Allstate and Harbourton will be combined upon completion of the merger and carried forward at their previously recorded amounts, and the stockholders' equity accounts of Allstate and Harbourton will also be combined. The 4.3% interest which is being acquired from minority shareholders will be accounted for at fair value, which is determined by reference to the market value of Allstate stock issued to the minority owners, under the purchase method. The consolidated income and other financial statements of Allstate issued after completion of the merger will be restated retroactively for the period beginning on the date that the companies came under the common control of Value Partners, October 26, 2000, to reflect the consolidated operations of Allstate and Harbourton as if the merger had taken place on that date. The accounting policies of Allstate and Harbourton are substantially comparable.


CORPORATE STRUCTURE AFTER THE MERGER

         The merger will combine Allstate and Harbourton into a single company under the name "Allstate Financial Corporation."

REGULATORY MATTERS

         Neither Allstate nor Harbourton need to obtain any approvals or consents from any federal or state governmental entities to complete the merger. No filings are required to be made under the federal anti-trust laws because of the size of the parties. In addition, the Allstate common stock to be issued in the merger will not be registered under any federal or state securities laws since Harbourton only has three shareholders. The Allstate common stock to be issued in the merger will be restricted as to transfer. See " - Resales of Allstate Common Stock by Affiliates of Harbourton."

OBLIGATIONS OF THE POST-MERGER CORPORATION

         If the merger is completed:

o The post-merger corporation must indemnify former officers, directors and employees of the parties and their subsidiaries.

o The post-merger corporation must provide employment benefits to persons who were employees of Allstate or Harbourton or their respective subsidiaries immediately prior to the merger.

         You can find the details of these obligations in Sections 6.9 and 6.10 of Appendix A. See also "The Merger - Interests of Directors and Officers in the Merger that are Different from Your Interests" on page 16.

WHAT WE MUST DO TO COMPLETE THE MERGER

         To complete the merger we must:

o Obtain approvals from the shareholders of both companies.

o Obtain tax opinions from legal counsel and from PricewaterhouseCoopers LLP.

o Obtain the written consents of Harbourton's senior lender and certain third party participants in Harbourton's loans.

o Avoid any material adverse effect on either of our companies.

o        Avoid any breach of our representations and warranties.

o        Fulfill our obligations under the merger agreement.

o        Exchange customary documents at closing.

         You can find details of the conditions to the merger in Article 7 of Appendix A. We cannot guarantee that all of these conditions will be satisfied or waived.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER
THAT ARE DIFFERENT FROM YOUR INTERESTS

         The merger agreement provides that the Board of Directors of Allstate following the merger shall consist of up to seven directors, with up to three of the members to be designated by Harbourton. Allstate will designate a number of directors equal to the number designated by Harbourton plus one additional director. The total number of directors and the designees of each party have not been determined yet, except that David W. Campbell will be designated by Allstate and J. Kenneth McLendon will be designated by Harbourton. All of the designated directors will serve until the next annual meeting of Allstate's shareholders.

     The executive officers of Allstate following the merger will consist of Messrs. Campbell and Jackson from Allstate and Messrs. McLendon and Cluett from Harbourton. Mr. Campbell will continue as Chairman of the Board, and Mr. Jackson will be Senior Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. McLendon will serve as President and Mr. Cluett will serve as Senior Vice President. Allstate has agreed to honor the existing employment agreements that
Harbourton has with Messrs. McLendon and Cluett upon completion of the merger.

         The merger agreement provides that Allstate will indemnify all current and former directors, officers and employees of Allstate, Harbourton and their respective subsidiaries to the fullest extent permitted by Delaware law.

OTHER PROVISIONS OF THE MERGER AGREEMENT

         Although the completion of the merger requires shareholder approval, many provisions of the merger agreement became effective immediately upon its signing. No shareholder action was required to make these provisions binding obligations of Allstate and Harbourton.

         REPRESENTATIONS AND WARRANTIES. Each party has made representations and warranties to the other party with respect to various matters, including its financial statements, capital structure, business, loans, investments and benefit plans. These representations and warranties must be true and correct upon both signing of the merger agreement and the completion of the merger. A party can terminate the merger agreement if the other party's representations and warranties are not true and correct, resulting in a material adverse effect on that other party. If the merger is completed, or if the merger agreement is terminated for some unrelated reason, the representations and warranties become void. You can find details of these obligations in Articles 3, 4 and 5 of Appendix A.

         COOPERATION AND CONDUCT OF BUSINESS. Each party has agreed to cooperate in completing the merger and to avoid extraordinary transactions between the signing of the merger agreement and the completion of the merger. These provisions become void if the merger is completed. These provisions also become void if the merger agreement is terminated, except for those related to confidentiality, joint press releases and shared expenses. You can find details of these obligations in Article 6 of Appendix A.

         WAIVER AND AMENDMENT. Section 8.4 of Appendix A allows either party to extend the time for the performance of any obligation by the other party, and to waive (to the extent permitted by law) any condition or obligation of the other party. Section 8.5 allows the boards of the parties to amend the merger agreement without shareholder approval so long as the merger consideration is not changed and the effect on the shareholders is not materially adverse.

     TERMINATION. The merger agreement may be terminated by mutual agreement of the parties (even after shareholder approval), or by a non-breaching party under any of the following circumstances:

o In response to a material breach which is not cured within 30 days after written notice.
o    If any required regulatory or shareholder approval is not obtained.

o    If the merger is not completed by February 28, 2001.

         You can find details of the termination  provisions in Sections 8.1 and
8.2 of Appendix A.

EXCHANGE OF CERTIFICATES

         Promptly after the merger is completed, we will send to each holder of Harbourton common stock a letter of transmittal for use in the exchange and instructions explaining how to surrender Harbourton certificates. Holders of Harbourton common stock that surrender their certificates, together with a properly completed letter of transmittal, will receive the appropriate merger consideration. Holders of unexchanged shares of Harbourton common stock will not be entitled to receive any dividends or other distributions payable by Allstate after the effective time until their certificates are surrendered. However, when those certificates are surrendered for shares of Allstate common stock, any unpaid dividends or distributions will be paid, without interest.

         Allstate stock certificates will not be exchanged as part of the merger. These certificates will continue to represent shares of Allstate common stock.

RESALES OF ALLSTATE COMMON STOCK BY AFFILIATES OF HARBOURTON

         The shares of Allstate common stock to be issued in the merger will not be registered under the Securities Act of 1933, as amended ("Securities Act") and will be restricted as to transfer. Affiliates of Harbourton may not sell their shares of Allstate common stock acquired in the merger except pursuant to an effective registration statement under the Securities Act covering those shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Each of the three shareholders of Harbourton are deemed to be affiliates of Harbourton.

         Each of the three shareholders of Harbourton has entered into an agreement with Allstate which acknowledges that the following legends will be placed on their certificates representing Allstate common stock issued in the merger:

         The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares of common stock evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities act, and may not be sold, pledged or otherwise transferred without registration under such acts or an opinion of counsel satisfactory to the Issuer that such registration is not required.



         THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO ARTICLE 9 OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION, A COPY OF WHICH IS AVAILABLE UPON REQUEST TO THE CORPORATION OR ITS TRANSFER AGENT. ARTICLE 9 PROHIBITS THE TRANSFER OF THE SECURITIES TO ANY PERSON, ENTITY OR GROUP ("TRANSFEREE") WHO DIRECTLY OR INDIRECTLY OWNS (OR WHO WOULD DIRECTLY OR INDIRECTLY OWN AFTER GIVING EFFECT TO THE PROPOSED TRANSFER) MORE THAN 4.9% OF ANY
         CLASS OF SECURITIES OF THE CORPORATION, OR THE TRANSFER BY ANY TRANSFEROR WHO DIRECTLY OR INDIRECTLY OWNS 5% OR MORE OF ANY CLASS OF SECURITIES OF THE CORPORATION, IN EACH CASE UNLESS APPROVED BY AT LEAST TWO-THIRDS OF THE BOARD OF DIRECTORS OF THE CORPORATION.

APPRAISAL RIGHTS

         The following summary of the provisions of Section 262 of the Delaware General Corporation Law is not intended to be a complete statement of the provisions and is qualified in its entirety by reference to the full text of
Section 262 of the Delaware General Corporation Law, a copy of which is attached to this document as Appendix B and is incorporated into this summary by reference.

         Under Delaware law, both Allstate and Harbourton shareholders are entitled to appraisal rights in connection with the merger. However, all three of Harbourton's shareholders have agreed to vote in favor of the merger and to not exercise their appraisal rights.

         If the merger is  completed,  each holder of Allstate  common stock who
(1) files written notice with Allstate of an intention to exercise rights to appraisal of his shares prior to November 30, 2000, (2) continues to hold his Allstate common stock until the merger is completed, and (3) follows the other procedures set forth in Section 262, will be entitled to be paid for his Allstate common stock by the surviving corporation the fair value in cash of his shares of Allstate common stock. The fair value of shares of Allstate common stock will be determined by the Delaware Court of Chancery, exclusive of any element of value arising from the merger. The shares of Allstate common stock with respect to which holders have perfected their appraisal rights in accordance with Section 262 and have not effectively withdrawn or lost their appraisal rights are referred to in this document as the "dissenting shares."

         Within ten days after the effective date of the merger, Allstate, as the surviving corporation in the merger, will mail a notice to all shareholders who have complied with (1), (2) and (3) above notifying such shareholders of the effective date of the merger. Within 120 days after the effective date, either Allstate or the holders of Allstate common stock may file a petition in the Delaware Court of Chancery for the appraisal of their shares, although holders of dissenting shares may, within 60 days of the effective date, withdraw their demand for appraisal. Allstate does not presently intend to file such a petition. Within 120 days of the effective date, the holders of dissenting shares may also, upon written request, receive from Allstate a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisals have been received.

         Appraisal rights are available only to the record holder of shares. If you wish to exercise appraisal rights but have a beneficial interest in shares which are held of record by or in the name of another person, such as a broker or nominee, you should act promptly to cause the record holder to follow the procedures set forth in Section 262 to perfect your appraisal rights.

         A demand for appraisal should be signed by or on behalf of the shareholder exactly as the shareholder's name appears on the shareholder's stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder; however, in the demand the agent must identify the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights for the shares held for one or more beneficial owners and not exercise rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which appraisal rights are being demanded. When no number of shares is stated, the demand will be presumed to cover all shares held of record by the broker or nominee.

         If any holder of Allstate common stock who demands appraisal of his shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, his shares will continue to represent shares of Allstate common stock. Dissenting shares lose their status as dissenting shares if:

o        the merger is abandoned;

o the dissenting shareholder fails to make a timely written demand for appraisal;

o the dissenting shares are covered by a written consent executed in favor of the merger;

o neither Allstate nor the shareholder files a complaint or intervenes in a pending action within 120 days after the effective date of the merger; or

o the shareholder delivers to Allstate, as the surviving corporation, within 60 days of the effective date of the merger, or thereafter with Allstate's approval, a written withdrawal of the shareholder's demand for appraisal of the dissenting shares, although no appraisal proceeding in the Delaware Court of Chancery may be dismissed as to any shareholder without the approval of the court.

         FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS, IN WHICH EVENT AN ALLSTATE SHAREHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION WITH RESPECT TO THE HOLDER'S DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE
PROVISIONS OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW, ALLSTATE SHAREHOLDERS WHO ARE CONSIDERING OBJECTING TO THE MERGER SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

                      STOCK PRICES AND DIVIDEND INFORMATION

         Allstate common stock is quoted on the OTC Bulletin Board under the symbol "ASFN". The following table sets forth the reported high and low bid prices of shares of Allstate common stock, as furnished by the National Association of Securities Dealers, Inc. These bids represent prices among dealers, do not include retail mark-ups, mark-downs or commissions, and may not represent actual transactions. There is a limited market for the Allstate common stock.

                                                   Allstate
                                                 Common Stock
                                           High               Low
           1998
                First Quarter             $9.00              $5.69
                Second Quarter             8.38               5.44
                Third Quarter              7.25               3.38
                Fourth Quarter             4.38               2.63

           1999
                First Quarter              4.50               3.50
                Second Quarter             7.09               2.03
                Third Quarter              2.13               0.47
                Fourth Quarter             0.56               0.36

           2000
                First Quarter
                Second Quarter
                Third Quarter
                Fourth Quarter   (through November __, 2000)


         Allstate has not paid any dividends on its common stock and does not anticipate paying cash dividends on the Allstate common stock in the foreseeable future. The Board of Directors currently intends to retain any future earnings to fund growth of the combined company.


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         The following unaudited pro forma condensed combined balance sheet as of June 30, 2000 combines the unaudited historical consolidated balance sheets of Allstate and Harbourton as if we had merged on June 30, 2000, after giving effect to certain pro forma adjustments described in the accompanying notes. The following unaudited pro forma combined statements of income for the six months periods ended June 30, 2000 and 1999 and for each of the years in the two-year period ended December 31, 1999 present the combined historical consolidated income statements of Allstate and Harbourton as if we had merged effective as of August 28, 1998 (the date of inception of Harbourton). Both Allstate's and Harbourton's fiscal years end December 31. Pro forma per share amounts are based on an exchange ratio of 9.42 shares of Allstate common stock (the exchange ratio which would have been in effect had both the Notes Conversion and the merger closed on June 30, 2000) for each share of Harbourton common stock. The merger is expected to close in the fourth quarter of 2000.

The unaudited pro forma combined balance sheet and related footnotes account for the merger using a combination of the "pooling-of-interests" and the "purchase" methods of accounting. Under the "pooling-of-interests" method of accounting, which applies to the portion of Harbourton to be acquired from Value Partners, Ltd., the controlling shareholder of both Allstate and Harbourton, the recorded assets, liabilities, stockholders' equity, income and expense of Allstate and Harbourton are combined and recorded at their historical cost-based amounts except as described below and in the footnotes. The interest which is being acquired from minority shareholders is being accounted for at fair value under the purchase method. The unaudited pro forma condensed combined income statements and related footnotes account for the merger using the "pooling-of-interests" method of accounting, as if the merger had taken place at the beginning of the income statement period. The accounting policies of Allstate and Harbourton are substantially comparable.

         The  unaudited  pro  forma  combined   financial   statements  are  for
illustrative purposes only. The companies may have performed differently had they been combined during the periods presented. The exchange ratio will be different for the actual merger than the one used in the pro forma. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that we would have had or the future results that we will experience after the merger. These unaudited pro forma combined financial statements should be read in conjunction with, and are qualified in their entirety by, the separate historical consolidated financial statements and notes thereto of Allstate and Harbourton included in this document.

PRO FORMA EFFECT OF THE NOTES EXCHANGE

     Allstate has 10% Convertible Subordinated Notes due September 30, 2003 ("Allstate Notes,") convertible into common stock of Allstate at $6.50 per share and bearing a fixed interest rate of 10%. The notes are unsecured and subordinated in payment to all other senior debt of Allstate. Allstate was in default on the interest payment due December 31, 1999 and all payments due thereafter on June 30, 2000, and on certain financial covenants as well. On October 5, 2000, Allstate filed a plan of arrangement with the Delaware Court of Chancery that proposed a conversion of $4.3 million of the $4.6 million of the Allstate Notes, together with accrued but unpaid interest, into common stock of Allstate at a price of $0.95 per share of common stock (the "Notes Conversion"). The Delaware court approved the Notes Conversion on October 6, 2000, and minor changes were made to the approval order on October 11, 2000. The conversion of the Allstate Notes (plus accrued and unpaid interest thereon at 12.5% through the date of the exchange) into common stock of Allstate at a price of $0.95 per share occurred on October 26, 2000. Of the $4.6 million of principal outstanding on the Allstate Notes, holders of $4.3 million elected the conversion. Holders of the remaining $266,000 of notes waived default interest and received interest at the 10% note rate on the same day. The remaining holders retained their right to convert their notes into Allstate common stock at $6.50 per share. In the pro forma statements, the Notes Conversion is illustrated for balance sheet purposes as if it had occurred on June 30, 2000, and for income statement purposes as if it had occurred prior to the respective period.







                     THIS SECTION INTENTIONALLY LEFT BLANK.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2000


                                         Pro Forma
                                         Adjustments                                            Pro Forma
                             Allstate     for Notes     Allstate    Harbourton                  Adjustments           Pro Forma
                           Historical  Conversion    as Adjusted    Historical    Combined       for Merger           Combined
                    (In thousands)

Cash and cash equivalents   $  1,076         (20)(a)   $  1,056    $    397    $  1,453      (1,894) (d) $            (442)
Total receivables, net ...     4,491                      4,491       9,512      14,003        (123) (e)             13,880
Securities held for sale ..      380                        380          --         380                                 380
Other assets .............       159                        159         506         665          (7) (f)                658
                             -------    --------       --------    --------    --------    --------   --------    ---------
Total assets .............  $  6,106                   $  6,086    $ 10,415    $ 16,501      (2,025)               $ 14,476
                            ========                  ========     ========     ========                           =========

Convertible subordinated
     notes ..............   $  4,954      (4,331)(b)   $    623    $   --      $    623        --                       623
Loan payable .............       --                           --       1,035       1,035        --           --       1,035
Other liabilities .........      740        (421)(b)        319         516         835          (7) (f)                828

Total liabilities .......      5,694                        942       1,551       2,493          (7)                  2,493
                            --------       --------     --------    --------    --------    --------   --------    ---------
Common stock, $.01
     par value ............       40          50(c)          92           8          99          65  (g)               165
Additional paid-in capital    18,963       4,596(c)      23,558       8,045      31,603      1,272)  (g)            30,331
Treasury stock ..........     (4,962)                    (4,962)         --      (4,962)                            (4,962)
Retained earnings (deficit)  (14,006)         86(c)     (13,920)        811     (13,109)      (811)   (g)          (13,920)
Unrealized gains on
     investment securities      376                        376          --         376                   --            376
                               ----        --------    --------    --------    --------     --------   --------    ---------
Total stockholders' equity      412                      5,144       8,864      14,007       (2,018)                 11,991
                              -----        --------    --------    --------    --------     --------    ---------
Total liabilities and
     stockholders' equity  $  6,106                   $  6,086    $ 10,415    $ 16,501       (2,025)                $ 14,476

Notes to unaudited pro forma condensed combined balance sheet as of June 30, 2000


(1)      Adjustments for the Notes Conversion consist of :

(a)      ($19,876) in interest paid to non-converting noteholders
(b)  ($4,331,000) in notes  and ($421,392) in interest, which equals the sum of:
o ($404,527) in interest to converting holders at a rate of 12.5% simple, at $0.95 per share o ($19,876) in cash interest paid to non converting holders o
$7,519 in loss on the conversion of accrued interest to converting holders o ($4,507) gain on interest foregone by settlement with non converting holders (c) $49,848 in par value and $4,596,217 in additional paid in capital, which equals the sum of : o $2,754,083 in additional paid in capital of common stock issued (at $.5625, the closing price on June 30, 2000)
o $1,924,077 in capital contributions from converting noteholders (notes surrendered less value of common stock received), net of ($7,519) in losses on conversion of accrued interest
o $4,507 in capital contributions of interest foregone by non-converting noteholders
o ($86,451) in direct expenses of the transaction, previously charged to expense in the three months ended June 30, 2000.


(2)      Adjustments for the merger consist of:

(d)      ($1,894,343) is the cash portion of the acquisition price
         ( Harbourton book value less 7,336,176 shares  times $0.95 per share)
        (e) ($122,826) is negative goodwill generated by the excess of the fair value of the net assets acquired over the cost of the portion (4.32%) of the common stock of Harbourton being acquired from minority shareholders. The acquisition of these shares is treated as a purchase. This amount is allocated to the non-current portion of notes receivable as a valuation allowance. The amount is equal to the book value, $8,863,710, less the book acquisition price, 7,336,176 shares times $.5625 market price per share (=$4,126,599) plus $1,894,343 cash, or $2,842,786, times the minority holders' portion of the shares being acquired. The pro forma market price is the closing trading price of Allstate on June 30, 2000. The average market price used to account for the merger will be obtained by averaging the closing market price of Allstate common stock before, after and including the date of the announcement.
(f)       $7,362 represents an Allstate rent security deposit held by Harbourton
(g)      Stock issuance adjustments include:
o $73,362 in new par value of shares issued, less $7,786 in Harbourton par value cancelled.
o $6,896,005 in additional paid in capital of new shares issued, less $8,045,214 in additional paid in capital of Harbourton shares cancelled, less ($122,826) in excess of the fair value of the net assets acquired over the cost of minority interest shares, and ($810,710) in Harbourton retained earnings acquired.
>

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT FOR THE
SIX MONTHS ENDED JUNE 30, 2000



                                                                                             Pro Forma
                                                              Allstate        Harbourton      Merger          Pro Forma
                                                             Historical       Historical    Adjustments       Combined
                                                          ---------------------------------------------------------------
                                                          (In thousands, except per share data)


Total revenue                                                         $ 407          $1,119         (15)  (a)     $1,511
                                                                       ----           -----               ---     ------
Expenses:
     Compensation and fringe benefits                                   285             321                          606
     General and administrative                                         543             424                          967
     Interest expense                                                   347              --        (289)  (b)         58
     Provision for credit losses (recovery)                           (366)              --                        (366)
     Direct organizational costs                                         --            (49)                         (49)
     Depreciation and amortization                                       --               6                            6
     Total expenses                                                     809             703                        1,222
                                                                        ---             ---                        -----
Income (loss) before income tax expense                               (402)             416                          288
Income tax expense                                                       --             159        (159)(c)           --

Net income (loss)                                                     $(402)           $257                         $288
                                                                        ===             ===

Net income (loss) per share:
     Basic and diluted                                              $(0.17)           $0.34                     $0.03(d)

Notes to unaudited pro forma condensed combined income statement for the six months ended June 30, 2000.

(a)      Harbourton income from participation sold to Allstate
(b) Interest recorded on converted Allstate Notes, which are shown as if converted prior to the beginning of the period (c) Allstate net operating tax loss carryforward applied to reduce income tax expense (d) Pro forma basic and diluted earnings per share is calculated utilizing Allstate's weighted-average shares outstanding for the six months ended June 30, 2000 of 2,354,862 combined with Harbourton's weighted-average shares outstanding for the six months ended June 30, 2000, 764,778 , times the exchange rate used in the June 30, 2000 pro forma balance sheet (9.42), for a total proforma weighted average of 9,559,071.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT FOR 1999

                                                                                             Pro Forma
                                                              Allstate        Harbourton      Merger            Pro Forma
                                                             Historical       Historical     Adjustments        Combined
                                                          ---------------------------------------------------------------------
                                                                         (In thousands, except per share data)

Total revenue                                                        $3,621          $1,417                             $5,038
                                                                      -----           -----                             ------
Expenses:
     Compensation and fringe benefits                                 2,059             453                              2,512
     General and administrative                                       3,001             298                              3,299
     Interest expense                                                 1,293              --        (408)(a)                885
     Provision for credit losses                                     10,178              --                             10,178
     Other expense                                                      339              13                                352
                                                                        ---           ------           --                  ---
     Total expenses                                                  16,869             764                             17,226
                                                                     ------             ---
Income (loss) before income tax expense                            (13,248)             654                           (12,188)
Income tax expense                                                    4,003             252        (252)(b)              4,003
                                                                      -----             ---                              -----
Net income (loss)                                                 $(17,251)            $402                          ($16,191)
                                                                    ======              ===                          =========

Net income (loss) per share:
     Basic and diluted                                              $(7.42)           $0.76                         ($2.22)(c)

Notes to unaudited pro forma condensed combined income statement for 1999
(a) Interest recorded on converted Allstate Notes, which are shown as if converted prior to the beginning of the period.
(b) No income tax charge is shown for current period, but the provision taken by Allstate to establish a valuation allowance for the deferred tax asset is not adjusted
 (c) Pro forma basic and diluted earnings per share is calculated utilizing Allstate's weighted-average shares outstanding for the year ended December 31,1999 of 2,324,616 combined with Harbourton's weighted-average shares outstanding for the year ended December 31,1999, 527,096 , times the exchange rate used in the June 30, 2000 pro forma balance sheet (9.42), for a total proforma weighted average of 7,289,860.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT FOR 1998

                                                                                             Pro Forma
                                                              Allstate        Harbourton      Merger            Pro Forma
                                                             Historical     Historical (a)  Adjustments         Combined

                                                          ---------------------------------------------------------------------
                                            (In thousands, except per share data)

Total revenue                                                       $10,301           $ 476                            $10,777
                                                                     ------            ----                            -------
Expenses:
     Compensation and fringe benefits                                 3,448             118                              3,566
     General and administrative                                       4,964             123                              5,087
     Interest expense                                                 1,903              --        (228)(b)              1,675
     Provision for credit losses (recovery)                           9,599              --                              9,599
     Depreciation and amortization                                       --               5                                  5
                                                                   --------          ------           -                    --
     Total expenses                                                  19,913             246                             19,932
                                                                     ------             ---                             ------
Income (loss) before income tax expense (benefit)                   (9,612)             230                            (9,155)
Income tax expense (benefit)                                        (3,556)              78         (91)(c)            (3,387)
                                                                     -----               --                            -------
Net income (loss)                                                  $(6,056)            $152                           $(5,768)
                                                                     =====              ===                           =======

Net income (loss) per share:
     Basic and diluted                                              $(2.61)           $0.55                         ($1.18)(d)


Notes to unaudited pro forma condensed combined income statement for 1998 (a) For the period since inception on August 28, 1998 to December 31, 1998
(b) Interest recorded on converted Allstate Notes, which are shown as if converted prior to the beginning of the period (c) Income tax benefit is calculated at 37% rate on pro forma (loss) amount. (d) Pro forma basic and diluted earnings per share is calculated utilizing Allstate's weighted-average shares outstanding for the year ended December 31,1998 of 2,322,222 combined with Harbourton's weighted-average shares outstanding for the year ended December 31,1998, 274,526, times the exchange rate used in the June 30, 2000 pro forma balance sheet (9.42), for a total pro forma weighted average of 4,908,257.


                              BUSINESS OF ALLSTATE

     Allstate was incorporated in 1982 in the Commonwealth of Virginia, and reincorporated in Delaware in 2000. Unless the context requires or otherwise permits, all references to "Allstate" include Allstate Financial Corporation and its wholly-owned subsidiaries. Allstate is a commercial finance institution that provided financing to small and middle-market businesses through loans secured by accounts receivable, inventory, machinery and equipment, and real estate. In October 1999, Allstate sold the factoring business, the portion of the business that purchased discounted invoices with recourse. Allstate will continue to receive revenue from this sale for the foreseeable future. In 1997, Allstate began a program of purchasing invoices without recourse, assuming the risk that an account debtor may become insolvent. This activity ceased during 1998.
Allstate's subsidiary Lifetime Options, Inc. manages a portfolio of life insurance policies it purchased from individuals facing life-threatening illnesses. During 1997, Lifetime Options ceased purchasing policies, and it is now engaged solely in managing its existing portfolio.

Allstate incurred net losses of $17.3 million in 1999 and $6.1 million in 1998. As a result, Allstate was not in compliance with the covenants in its revolving bank line of credit. Pursuant to a forbearance agreement with its senior lenders, Allstate sold a majority of its performing assets in order to repay its bank line of credit. Allstate does not have current sources of capital, outside of collections of existing receivables, to fund new advances to clients. Allstate has indicated the merged companies would pursue principally the existing business plan developed by Harbourton to provide residential real estate financing and mezzanine investments.

     Allstate's independent auditors issued an unqualified audit opinion and stated that the recurring losses from operations and the March 31, 2000 expiration of the working capital loan raise substantial doubt about Allstate's ability to continue as a going concern. Allstate developed a strategic turnaround plan which consisted of the following elements:

o The conversion of the Allstate Notes (plus accrued and unpaid interest thereon at 12.5% through the date of the exchange) into common stock of the Allstate at a price of $.95 per share. Of the $4.6 million of principal outstanding on the Allstate Notes, $4.3 million elected the conversion, and on October 26, 2000, the new shares were issued. Holders of the remaining $266 thousand of notes waived default interest and received interest at the 10% note rate on the same day.
o The re-incorporation of Allstate under Delaware law to take advantage of provisions favorable to the recapitalization Plan.
o A limitation on transfers of common stock by existing or potential holders of over 4.9% of outstanding shares, thereby helping to preserve Allstate's net operating loss carryforwards ("NOL's") for future use.
o An increase in the number of authorized shares from 10,000,000 to 20,000,000 to facilitate the conversion and enable Allstate to consider possible acquisitions of, or business combinations with, firms in financial services, involving the issuance of new shares.
o The negotiation of the merger agreement with Harbourton.

      The conversion of the Allstate Notes to equity will reduce Allstate's interest costs and position it to more effectively obtain new senior funding to expand its loan portfolio or to make acquisitions of other financial services businesses.

     Allstate's corporate offices in McLean, Virginia house all of its credit and client administration activities.

PRINCIPAL PRODUCTS
     Allstate's principal products are financing for small and medium-sized businesses, usually those with annual sales of $1 million to $10 million dollars per year. Through its offering of advances secured by accounts receivable, inventory, machinery and equipment, and real estate ("Asset-Based Lending" or "ABL"), Allstate provides its clients with the ability to expand their working capital and acquire productive business assets.

     During October 1999, Allstate sold its factoring portfolio. Allstate will receive a premium over time based on the performance of the Purchased Receivables sold. Allstate does not intend to re-enter the factoring business.

         Allstate and Harbourton intend to principally pursue the business plan developed by Harbourton to provide residential real estate financing and mezzanine investments.

DISTRIBUTION METHODS

     The ABL product was marketed through referrals from business consultants, lawyers, accountants, commercial and investment bankers. Allstate required extensive financial information and reporting from clients who seek to qualify for its ABL product, and believed that these kinds of referral sources will be more likely to provide prospects that will qualify for such financing.


COMPETITION

     In its ABL business, Allstate faced competition from other asset-based lenders, and commercial banks that offer secured financing. Due to the size of facilities that it offered, Allstate competed with both regional sources of financing and large national organizations. Many of these competitors have significant financial, marketing and operational resources, and may have access to capital at lower costs than Allstate can obtain.


SOURCES OF CAPITAL

     Allstate's requirement for capital is a function of the level of its investment in receivables. Allstate funds this investment through its equity, convertible subordinated notes, and internally generated funds. It does not have access to a line of credit from an outside source. Allstate is not generally funding new advances to clients.

     Allstate also had two issues of convertible subordinated notes. The notes due September 30, 2000 were convertible into common stock of Allstate at $7.50 per share and required interest payments based on a spread over the prime rate. These notes, of which $357 thousand were outstanding at June 30, 2000, were paid in full on October 2, 2000. The 10% Convertible Subordinated Notes due September 30, 2003 are convertible into common stock of Allstate at $6.50 per share and bear a fixed interest rate of 10%. The notes are unsecured and subordinated in payment to all other senior debt of Allstate. Allstate was in default on the interest payment due December 31, 1999 and all scheduled interest payments due through September 30, 2000, and on certain financial covenants relating to the subordinated debt due September 30, 2003. On October 5, 2000, Allstate filed a plan of arrangement with the Delaware Court of Chancery that proposed a conversion of $4.3 million of the $4.6 million of the Notes, together with accrued but unpaid interest at 12.5%, into common stock of Allstate at a price of $0.95 per share of common stock (the "Notes Conversion"). The Delaware court approved the Notes Conversion on October 6, 2000, and minor changes were made to the approval order on October 11, 2000. The conversion of the Allstate Notes (plus accrued and unpaid interest thereon at 12.5% through the date of the exchange) into common stock of Allstate at a price of $.95 per share occurred on October 26,2000. Of the $4.6 million of principal outstanding on the Allstate Notes, holders of $4.3 million elected the conversion. Holders of the remaining $266 thousand of notes waived default interest and received interest at the 10% note rate on the same day. The remaining holders retained their right to convert their notes into Allstate common stock at $6.50 per share.

     Allstate believes funds from the collection of impaired assets will be sufficient to complete the Merger transaction and to finance Allstate's funding requirements for the remainder of the fiscal year. Allstate was profitable in the three months ended September 30, 2000 due primarily to recoveries of amounts previously charged-off.

CLIENT BASE

         Allstate's clients are small- to medium-sized growth and turnaround companies with annual revenues typically between $1 million and $10 million. Allstate's clients have not typically qualified for traditional bank financing because they are either too new, too small, undercapitalized (over-leveraged), unprofitable or otherwise unable to satisfy the requirements of a bank lender. Accordingly, there is a significant risk of default and client failure inherent in Allstate's business.

     The following table indicates the composition of the Company's receivables by type of client business as of December 31, 1999 and 1998.

----------------------------------------------------------------------------------------------------------------------
                                                                                                    December 31,
----------------------------------------------------------------------------------------------------------------------
                                                                       1999                          1998
                                                                       ----                          ----
----------------------------------------------------------- ---------------------------- -----------------------------
Business of Client                                            Receivables      Percent      Receivables     Percent
------------------                                            -----------      -------      -----------     -------
-----------------------------------------------------------

                                                             In Thousands                  In Thousands

-----------------------------------------------------------
  Importer and distributor of:
-----------------------------------------------------------
    Jewelry and jewelry boxes                                        $4,847        39.7%           $8,797       20.6%
-----------------------------------------------------------
    Videotapes                                                          610          5.0            1,401         3.3
-----------------------------------------------------------
    Computer components and software1                                   923          7.5            1,414         3.3
-----------------------------------------------------------
    Plastic bags                                                         --           --           12,452        29.2
-----------------------------------------------------------
  Importer, manufacturer and distributor of                             147          1.3
     apparel wear, accessories and other
     durable goods                                                                                  3,423         8.0
-----------------------------------------------------------
  Life insurance contracts                                            1,890         15.5            2,629         6.2
-----------------------------------------------------------
  Provider of trucking and air freight                                1,590         13.0            2,668         6.3
-----------------------------------------------------------
  Provider of publishing, direct mail and
    advertising                                                       1,333         10.9            3,206         7.5
-----------------------------------------------------------
  Contracts for construction and construction
    Supply                                                              438          3.6            2,228         5.2
-----------------------------------------------------------
  Legal claims receivable                                               221          1.9              371         0.9
-----------------------------------------------------------
  Food industry                                                          61          0.5            1,036         2.4
-----------------------------------------------------------
  Provider of computer training                                          --           --            1,350         3.2
-----------------------------------------------------------
  Provider of engineer and health temps                                  --           --              334         0.8
-----------------------------------------------------------
  Provider of uniform sales & rentals                                    --           --              125         0.3
-----------------------------------------------------------
  Other                                                                 138          1.1            1,215         2.8
                                                                    -------          ---            -------        ---
-----------------------------------------------------------
         Total                                                      $12,198       100.0%          $42,649      100.0%
                                                                    =======       ======          =======      ======




     The following table indicates the composition of the Company's receivables by state of client location as of December 31, 1999 and 1998.


------------------------------------------- --------------------------------- ----------------------------------
                                                                        1999                1998
------------------------------------------- --------------------------------- ----------------------------------
Client State                                    Receivables        Percent       Receivables        Percent
------------------------------------------- --------------------- ----------- ------------------ ---------------
                            In Thousands In Thousands

------------------------------------------- --------------------- ----------- ------------------ ---------------

New York                                                  $5,779       47.4%            $25,963           60.9%
-------------------------------------------
New Jersey                                                 2,396        19.6              5,375            12.6
-------------------------------------------
Virginia                                                   2,111        17.3              3,000             7.0
-------------------------------------------
California1                                                1,573        12.9              2,731             6.4
-------------------------------------------
Pennsylvania                                                 147         1.2                707             1.7
-------------------------------------------
Wisconsin                                                    124         1.0                125             0.3
-------------------------------------------
Delaware                                                      68         0.6                404             0.9
-------------------------------------------
Florida                                                       --          --              1,979             4.6
-------------------------------------------
North Carolina                                                --          --                727             1.7
-------------------------------------------
Connecticut                                                   --          --                423             1.0
-------------------------------------------
Minnesota                                                     --          --                330             0.8
-------------------------------------------
District of Columbia                                          --          --                213             0.5
-------------------------------------------
Maryland                                                      --          --                208             0.5
-------------------------------------------
Rhode Island                                                  --          --                204             0.5
-------------------------------------------
New Mexico                                                    --          --                160             0.4
-------------------------------------------
Illinois                                                      --          --                 50             0.1
-------------------------------------------
                                                         $12,198        100.0%            $42,649         100.0%




     The tables above reflect the composition of the Company's receivables by client industry and state of client location at the dates indicated. Tables for the 1998 year include purchased invoices of the Company's factoring activities. Because the Company's major clients tend to change significantly over time, these tables are not likely to reflect the composition of the Company's receivables by client industry or state of location at future points in time.


     From time to time, a single client or single industry may account for a significant portion of Allstate's receivables. Allstate has adopted a policy to generally restrict the size of any one new client to a maximum of $500 thousand, and has reduced the size of the existing clients who were over that limit. Allstate has entered into two participations in the amounts of $850 thousand and $1.2 million which are managed by Harbourton. These facilities are expected to be outstanding for a limited term. Although Allstate carefully monitors client and industry concentration, there can be no assurance that the risks associated with client or industry concentration could not have a material adverse effect on Allstate.


     Historically, Allstate has not expected to maintain a funding relationship with a client for more than two years. Allstate expected that its clients would qualify for more competitively priced bank or asset-based financing within that time period, or would be liquidated. Therefore, Allstate's major clients have tended to change significantly over time. Although Allstate has historically been successful in replacing major clients, the loss of one or more major clients and an inability to replace those clients could have and has had a material adverse effect on Allstate.

OBLIGOR (ACCOUNT DEBTOR) INFORMATION

     The Company sold its factoring portfolio in October 1999 and does not intend to re-enter the factoring business. The quality of the purchased invoices was the Company's primary security against credit losses from its factoring activities. The Company generally did not purchase accounts receivable that had aged significantly.

     As of December 31, 1999 and 1998, the Company's receivables included zero ($0) and $23.7 million of purchased invoices on which approximately zero (0) and 4,200 entities, respectively, were obligated. If the Company had not received payment on a Factored account receivable within 90 days after its acquisition or if at any time prior to 90 days the Company determines that it is unlikely to receive payment, the Company required the client to repay the amount the Company advanced on the receivable plus the amount of discount earned. If, after 90 days, follow up calls to account debtors led the Company to believe that an invoice is collectable within a reasonable period of time, the Company may have allowed the advance to remain outstanding in return for an additional discount from the client. In that event, the earned discount owed on the original period of the advance was collected from the client at the end of 90 days and earned discounts thereafter accrued as if the account receivable were a new purchase.

     From time to time, a single account debtor or several account debtors may have been obligated on a significant portion of the Company's gross factored accounts receivable. As of December 31, 1999 and 1998, the largest single account debtor accounted for approximately zero (0%) and 2%, respectively, of the Company's gross purchased invoices.


GOVERNMENT REGULATION
     State usury laws generally limit the amount of interest that a creditor may contract for, charge or receive in connection with the lending of money. In the Commonwealth of Virginia, which is where Allstate's operating offices are located, there are no restrictions on the rates of interest and fees, which may be charged to commercial borrowers.


EMPLOYEES
     Allstate currently has three full-time employees. None of Allstate's employees is a party to any collective bargaining agreement, and management considers its relations with employees to be satisfactory.


 DESCRIPTION OF PROPERTY
         Allstate sublets approximately 1,500 square feet of office space in a commercial building located in McLean, Virginia. The cost of renting the new location will be approximately $30,000 during 2000. Allstate subleases from, and shares certain of the expenses of occupancy with, Harbourton.

     Prior to March 2000, Allstate's principal offices occupied approximately 8,000 square feet of space in an office building in Arlington, Virginia. Allstate's lease on this property expires in December 2001. The cost of renting this office space was approximately $178 thousand in 1999 compared to $184 thousand in 1998. In July, 2000, Allstate was released from its obligations under the lease, in exchange for payment of all rent arrearage.

     Commencing November 1997, Allstate also occupied approximately 2,500 square feet of space in an office building in New York City. The costs of renting this facility were $81 thousand in 1998 and $14 thousand in 1997. Allstate elected to terminate the lease in February 1999 for a one-time fee of $35 thousand. At the same time Allstate leased an executive suite facility in New York City for a term ending July 1999. The annual rent on the new facility was approximately $26 thousand. The lease was terminated in July 1999.



           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF ALLSTATE


YEAR ENDED DECEMBER 31, 1999 VS. YEAR ENDED DECEMBER 31, 1998

     During 1999, Allstate suffered a high level of credit losses. Due to these losses, Allstate was not in compliance with the covenants in its revolving bank line of credit. Allstate negotiated an agreement with the bank group which called for the bank group to forebear from exercising its rights to demand payment (that agreement, and successor agreements, are hereinafter called the "Forebearance Agreement(s)") while Allstate attempted to obtain sufficient liquidity to repay the bank group. With no other immediate source of financing, Allstate, with the concurrence of the bank group, elected to find buyers for the majority of its performing assets. On October 29, 1999 Allstate sold the Purchased Receivables and the Advances Receivable related to its factoring business to Metro Factors, Inc. ("Metro"), for $6 million, a price that approximated the carrying value of the assets involved. Simultaneous with the sale, Allstate purchased a participation in certain of the Advances Receivable associated with the factoring clients for $1.5 million. Metro acts as the servicer with regard to these participations. Allstate will receive a premium over time based on the performance of the Purchased Receivables sold to Metro. Allstate did not record any gain or loss on this transaction. At the time of the sale, Allstate took a restructuring charge to downsize the operations. In addition, in December 1999, Allstate sold the Advances Receivable of one of its ABL relationships. The proceeds of both asset sales were applied to the revolving bank line of credit.

     In its factoring product line, Allstate purchased invoices at their face amount, and made an advance payment to its client against the collection of the invoices. The amount (less negotiated discounts) of the advance payment was based upon the size, age and type of accounts being purchased, the quality of client documentation and Allstate's judgment as to the payment history and creditworthiness of the obligors. Allstate generated revenue through purchase discounts, which were negotiated on a client-by-client basis.

     Allstate's ABL product line provided asset-based loans to Allstate's clients, primarily working capital and equipment loans, at negotiated spreads over the prime rate. In its ABL activities, Allstate typically analyzed the accounts receivable collateral, obtains appraisals, based on liquidation value, of the other collateral offered and extends credit based upon a negotiated percentage of the appraised collateral values. Under investment policies in place prior to entering into the Forebearance Agreement, Allstate targeted ABL relationships in the $1 million to $3 million range. At December 31, 1999, Allstate had performing ABL Advances Receivables of $3.9 million, including the $1.5 million in participations acquired as part of the sale of the factoring portfolio. During January 2000, a second ABL was paid off, with the proceeds paying the revolving bank line of credit in full. Allstate has one remaining larger ($1.5 million) ABL. Due to Allstate's reduced level of liquidity, this client was informed that its line of credit would not be renewed at its March 31, 2000 maturity date. Due to its lack of liquidity and reduced equity position, Allstate has revised its lending policies and is targeting borrowing relationships in the $250 thousand range. Allstate will continue to service its current accounts, and plans to reinvest the proceeds of collections of performing and nonperforming accounts in such new investments.

     At December 31, 1999 and 1998, Allstate had zero ($0) and $832 thousand in income taxes receivable, and zero ($0) and $4.0 million in deferred income taxes, respectively. Income taxes receivable represent the amounts of taxes refundable for the years then ended. The deferred income taxes represent projected decreases in taxes payable in future years as a result of carryforwards at the end of each year. During 1999, Allstate took an allowance of $4.0 million against deferred income taxes since it had become unlikely that Allstate would realize these tax savings in the near future.

     Other assets decreased 93.3%, to $44 thousand from $654 thousand at December 31, 1999 and 1998, respectively. This decrease was the result of a decrease in land and buildings held for resale.

     The following  table breaks down total revenue by type of  transaction  for
the  periods  indicated  and  the  percentage   relationship  of  each  type  of
transaction to total revenue.

                                                                         For the Years Ended December 31,
                                                     1999                               1998
          ------------------------------- ----------------------- ------------ ----- --------------------- ------------ ---
                 Type of Revenue              Earned Revenue        Percent             Earned Revenue       Percent
          ------------------------------- ----------------------- ------------ ----- --------------------- ------------ ---

          Discount on purchased                       $1,555,359         43.0     %            $4,229,332         41.1   %
          invoices
          -------------------------------

          -------------------------------
          Earnings on advances                         1,659,871         45.8                   3,719,873         36.1
          receivable
          -------------------------------

          -------------------------------
          Earnings on purchased life
            insurance policies                                --           --                      15,000          0.1
          -------------------------------

          -------------------------------
          Fees and other income                          406,106         11.2                   2,337,013         22.7
                                                         -------  --     ----                   ---------         ----
          -------------------------------

          -------------------------------
          Total revenue                               $3,621,336        100.0     %           $10,301,218        100.0   %
                                                      ==========        =====                 ===========        =====



     Total revenue decreased by 65% in 1999 versus 1998, to $3.6 million from $10.3 million. Within total revenue, discounts on purchased invoices decreased 63% in 1999 as compared to 1998. Allstate sold its factoring portfolio in October 1999.

     Earnings on advances receivable decreased by 55% in 1999 versus 1998. This was attributable to a significant reduction in performing loan balances. Fees and other income decreased 83% in 1999 as compared to 1998, to $406 thousand from $2.3 million, respectively. The decrease was because of the decrease in volume and the sale of the factoring portfolio.

   The following table sets forth certain items of expense for the periods indicated and the percentage relationship of each item to total expenses in the period.

                                                                          For the Years Ended December 31,
                                                                                      1999 1998
          ------------------------------------------- --------------------- ------------- ---- ---------------- ----------- ----
                       Type of Expense                       Amount           Percent              Amount        Percent
          ------------------------------------------- --------------------- ------------- ---- ---------------- ----------- ----

          Compensation and fringe benefits                      $2,058,877          12.2    %       $3,447,656        17.3    %
          -------------------------------------------

          -------------------------------------------
          General and administrative                             3,000,755          17.8             4,963,636        24.9
          -------------------------------------------

          -------------------------------------------
          Interest expense                                       1,293,217           7.7             1,903,336         9.6
          -------------------------------------------

          -------------------------------------------
          Provision for credit losses                           10,177,825          60.3             9,598,503        48.2
          -------------------------------------------

          -------------------------------------------
          Expenses from discontinued
            Operations                                              79,619           0.5                    --          --
          -------------------------------------------

          -------------------------------------------
          Restructuring charge                                     259,221           1.5

                                                                                                            --          --
          -------------------------------------------

          -------------------------------------------
          Total expenses                                       $16,869,514         100.0    %      $19,913,131       100.0    %
                                                               ===========         =====           ===========       =====
          ------------------------------------------- --------------------- ------------- ---- ---------------- ----------- ----

     Compensation and fringe benefits decreased $1.4 million, or 40%, due to sale of the factoring portfolio and general downsizing of the business, offset by severance paid to several officers, which was not part of the restructuring.

     General and administrative expense, in total, decreased $2.0 million, or 40%. The amounts in 1998 included approximately $1.0 million in proxy related professional fees and expenses. The remainder of the decrease was due to the downsizing of Allstate.

     Interest expense decreased $610 thousand, or 32%, due to decreases in the average amount outstanding under Allstate's bank line of credit, partially offset by increases in interest rates under the forbearance agreement.

     The provision for credit losses represented the largest category of expense as a component of revenue in 1999 and 1998. In 1999, Allstate provisioned for losses on two large ABL's in the amount of approximately $9.2 million. Allstate also provisioned an increase to the valuation allowance on the remaining life insurance policies by $710 thousand, and took a provision of $200 thousand against a client that filed bankruptcy in 1998.

     During 1998, Allstate had charge-offs of $9.6 million, while recovering or reclassifying $59 thousand. Of the charge-offs, approximately $5.3 million were related to accounts placed on non-performing status prior to 1998 and which continued to deteriorate in 1998, including $908 thousand related to the 1998 disposition at a loss of real estate collateral securing an advance and the deterioration of collections on health club notes, $1.3 million due to the bankruptcy of a major obligor during 1998, $890 thousand due to a decision rendered in 1998 adverse to Allstate in a lawsuit, and $857 thousand due to the failure of a client during 1998. Of the $4.1 million of charge-offs related to loans placed on non-accrual status in 1998, $3.4 million related to a single client who filed for bankruptcy in 1998. Net charge-offs for 1998 of $9.5 million and the provision of $9.6 million resulted in an allowance for credit losses of $2.8 million, or 7.93% of receivables (net of earned income), exclusive of life insurance policies, outstanding as of December 31, 1998. None of the allowance at December 31, 1998 was allocated to non-performing accounts, which were carried at net realizable value of $3.0 million. Allstate determines overall reserve levels based on an analysis which takes into account a number of factors including a determination of the risk involved with each individual client, plus additional considerations based on concentration and asset class.

     In 1999 Allstate charged-off $9.2 million, while recovering $536 thousand. The recoveries related primarily to clients that filed bankruptcy in 1998. At December 31, 1999, the allowance for losses, net of amounts allocated to impaired assets, was $329 thousand. This represents 8.31% of the performing ABL portfolio at December 31, 1999. As a percentage of the ABL loans Allstate expects to continue to hold, the reserve was 46.27% at December 31, 1999. Allstate believes that the allowance for credit losses is adequate in light of the risks inherent in the portfolio at year-end 1999.

         Allstate incurred a restructuring charge during the third quarter of 1999. The restructuring charge relates to the sale of the factoring portfolio and is comprised of employee severance pay, write-down or write-off of assets, and lease termination payments. As of December 31, 1999, Allstate has not expended and continues to accrue $34 thousand related to lease termination payments.

         Allstate was operating under a Forbearance Agreement negotiated with its bank lenders. As of December 24, 1999, the Forbearance Agreement expired. The line of credit availability at December 31, 1999 was zero ($0). Under the Forebearance Agreement, the interest rate on the line of credit was equal to the agent lender's base rate plus 2.25%. After the expiration the rate charged was the agent lender's base rate plus 4.75%. The loan was repaid in full in January 2000.

         To augment its working capital during the forebearance period Allstate, obtained a $1,000,000 working capital loan from Value Partners. The working capital loan bears a 10% rate of interest, which is payable quarterly, and repayment terms of 25% of collections of certain assets. The outstanding balance of the loan is due March 31, 2000. Allstate may seek to extend the due date of the outstanding balance of the loan. As of December 31, 1999, Allstate owed $799,772 on the working capital loan. It was paid in full in April 2000.

         As of December 31, 1997, Allstate had convertible subordinated notes (collectively the "Old Notes") outstanding with an aggregate principal of $5.0 million. The Old Notes were issued in exchange for 785,475 shares of Allstate's common stock (currently held by Allstate as treasury stock). The Old Notes (i) matured on September 30, 2000, (ii) bear interest at the prime rate plus 1.25% per annum (9.75% per annum at December 31, 1999), (iii) were convertible into common stock of the Allstate at $7.50 per share, were (iv) were subordinated in right of payment to Allstate's secured revolving credit facility.

     The Old Notes had a provision that upon the occurrence of certain "fundamental changes", the holders had the right to have these notes redeemed at par. The election of the new Board of Directors at the May 1998 shareholder meeting was deemed to have constituted a fundamental change under that provision. As a result, Allstate:

o        Advised all noteholders of their right to redeem the notes at par;
o Issued new convertible subordinated notes to Value Partners to provide Allstate with a funding source to repurchase all notes tendered under the fundamental change provision;
o        Repurchased the tendered notes; and
o Offered all remaining noteholders, that were accredited investors, the opportunity to exchange their Old Notes for newly issued convertible subordinated notes.

     The old noteholders tendered $2.9 million of Old Notes for repurchase at par. Additionally, Old Notes with a par of $1.7 million were exchanged for Allstate Notes during 1998.

     As of December 31, 1999, Allstate had convertible subordinated notes (Old and New Notes) outstanding of $5.0 million. Allstate was in default of the interest payment on the Allstate Notes as of December 31, 1999.

     Allstate expended $181 thousand and $52 thousand on premises and equipment in 1999 and 1998, respectively, principally in connection with upgrades to computer equipment, office furniture and equipment. Allstate funded such expenditures from internally generated funds or borrowings under the line of credit. Allstate does not plan to continue to significantly enhance its management information systems.







                       THIS SPACE INTENTIONALLY LEFT BLANK

THREE AND SIX MONTHS ENDED JUNE 30, 2000 VS.
 THREE AND SIX MONTHS ENDED JUNE 30, 1999

  RESULTS OF  OPERATIONS.  The following  table sets
                          forth certain items of revenue and expense
                           for the periods indicated and indicates the percentage relationships of each item to total revenue.

       -------------------------------------------------------------------------------------------------------------------
                                        Three Months ended June 30,                   Six Months ended June 30,
       -------------------------------------------------------------------------------------------------------------------
                                          2000                  1999                 2000                   1999
                                          ----                  ----                 ----                   ----
       -------------------------------------------------------------------------------------------------------------------
                                           % of                   % of                  % of                     % of
                                           -----                  -----                 -----                    -----

       REVENUE                    ($000)    Revenue     ($000)     Revenue     ($000)    Revenue     ($000)     Revenue
                                  ------    -------     ------     -------     ------    -------     ------     -------
       Earned discounts and            $85       41.7        $598       80.7       $217       53.2     $2,213        87.2
       interest
       Fees and other revenue         119        58.3        143        19.3       190        46.8       324         12.8
                                      ----       ----        ----       ----       ----       ----       ----        ----
       TOTAL REVENUE                  204       100.0        741       100.0       407       100.0     2,537        100.0
                                      ----      -----        ----      -----       ----      -----     ------       -----

       EXPENSES
       Compensation & fringe           116       57.0         654       88.2        285       70.0      1,264        49.8
       benefits
       General and                     325      159.4       1,349      182.0        543      133.2      1,755        69.2
       administrative
       Interest expense                205      100.7         335       45.3        347       85.1        711        28.0
       Provision for credit          (366)    (179.3)      8,376     1,130.2      (366)     (89.7)     8,376        330.1
                                     -----    -------      ------    -------      -----     ------     ------       -----
       losses
       TOTAL EXPENSES                 281       137.9     10,714     1,445.7       809       198.6    12,105        477.1
                                      ----      -----     -------    ------- ---   ----      -----    -------       -----
       LOSS BEFORE INCOME TAX

       EXPENSE                        (77)     (37.9)     (9,973)  (1,345.7)      (402)     (98.6)    (9,568)     (377.1)
                                      ----     ------     -------  ---------      -----     ------    -------     -------

       INCOME TAX EXPENSE              --        0.00      3,872       522.4        --        0.00     4,021        158.5
                                      ----        ---       ----      ------      -----      -----      ---          ----
       NET LOSS                      $(77)    (137.9)   $(13,845)    (823.3)     $(402)     (98.6)  $(13,590)     (535.6)


     TOTAL REVENUE. Total revenue consists of (i) interest earnings on ABL advances receivable and, in previous periods, discounts on purchased invoices earned in Allstate's factoring business from the purchase of accounts receivable and (ii) fees and other revenue, which consists primarily of the premium which the Allstate receives over time based on the performance of the Purchased Receivables sold during 1999, along with application fees, commitment or facility fees and other transaction related financing fees.

The following tables break down total revenue by type of transaction for the periods indicated and the percentage relationship of each type of transaction to total revenue.





       --------------------------------------- ------------------------------------------------------------------------------------
                                                                       For the Three Months Ended June 30,
       --------------------------------------- ------------------------------------------------------------------------------------
                                                                2000                                       1999
       --------------------------------------- ---------------------------------------- -------------------------------------------

       Type of Revenue                          Earned Revenue                Percent              Earned Revenue         Percent
       --------------------------------------- ----------------- ---------------------- --------------------------- ---------------
       Discount on purchased invoices                     $   -                     --                    $312,582            42.2
       ---------------------------------------
       Earnings on advances receivable                   85,038                   41.7                     285,680            38.5
       ---------------------------------------
       Fees and other revenue                           118,783                   58.3                    142,872            19.3
                                                        -------                   ----                    -------            ----
       ---------------------------------------
       Total revenue                                   $203,821                  100.0                    $741,134           100.0
                                                       ========                  =====                    ========           =====
       --------------------------------------- ----------------- ---------------------- --------------------------- ---------------

       --------------------------------------- ------------------------------------------------------------------------------------
                                                                        For the Six Months Ended June 30,
       --------------------------------------- ------------------------------------------------------------------------------------
                                                                2000                                       1999
       --------------------------------------- ---------------------------------------- -------------------------------------------

       Type of Revenue                         Earned Revenue                Percent              Earned Revenue         Percent
       --------------------------------------- ----------------- ---------------------- --------------------------- ---------------
       Discount on purchased invoices                    $   --                     --                    $693,273            27.3
       ---------------------------------------
       Earnings on advances receivable                  216,928                    53.2                  1,519,460            59.9
       ---------------------------------------
       Fees and other revenue                           190,546                   46.8                     324,446            12.8
                                                        -------                   ----                     -------            ----
       ---------------------------------------
       Total revenue                                   $407,474                  100.0                  $2,537,179           100.0
                                                       ========                  =====                  ==========           =====


     Total revenue decreased by $537 thousand and $2.1 million, or 72.5% and 83.9%, in the three and six month periods ended June 30, 2000 versus the same periods in 1999. Within total revenue, Allstate had no discounts on purchased invoices in 2000 due to the sale of the factoring business. Earnings on advances receivable decreased by $200 thousand and $1.3 million, or 70.2% and 85.7% in the three and six months ending June 30, 2000 versus the same periods in 1999. The decrease in earnings on advances was attributable to the decrease in the outstanding balances of advances receivable. Allstate added two new clients during the quarter ending June 30, 2000, but the new advances were offset by pay-downs by existing clients.

     Fees and other revenue decreased $24 thousand and $134 thousand, or 16.9% and 41.3%, in the three and six months ended June 30,2000 as compared to the same periods in 1999. Fee income related to the factoring business and to new facilities or renewals and increases to existing accounts decreased due to the lower level of direct business, while the premium Allstate expects to collect over time based on the performance of the Purchased Receivables sold in 1999 increased.

     COMPENSATION AND FRINGE BENEFITS. Comparing the three and six month periods ending June 30, 2000 and 1999, compensation and fringe benefits fell by $538 thousand and $979 thousand, respectively, or 82.2% and 77.4%. The differences in each period were due to primarily to a decreased number of employees.

     GENERAL AND ADMINISTRATIVE EXPENSE. Total general and administrative expenses during the three and six month periods ended June 30, 2000 fell by $1 million and $1.2 million, or 75.9% and 69.1%, compared with the corresponding periods in 1999, respectively. All categories of expense were lower due to Allstate's greatly reduced operation.

     INTEREST EXPENSE. Interest expense fell by $130 thousand, or 38.8%, for the three months ending June 30, 2000 compared with the corresponding period in 1999. For the six months ending June 30, 2000,` interest was $364 thousand lower, or 51.2%. The decrease in interest expense is primarily attributable to a decrease in the average amount of debt outstanding, due to the payoff of the bank revolving credit and the supplemental working capital loan. The savings on interest due to the decrease in the amount of debt outstanding was partially offset in the three and six month periods ending June 30, 2000 because Allstate is subject to the penalty rate of 14% per annum on the New Notes.

     PROVISION FOR CREDIT LOSSES. During the three and six months ended June 30, 2000, Allstate had charge-offs of $3.6 and $3.6 million, while recovering $7 thousand and $23 thousand. During the three and six months ending June 30, 1999, Allstate had charge-offs of $8 thousand and $78 thousand, while recovering $178 thousand and $355 thousand. During the three months ending June 30, 2000, Allstate also collected $272 thousand in excess of the allocated reserve on an impaired asset. To account for that collection, and to adjust the amount of unallocated reserves in light of the decrease in the amount of receivables at June 30, 2000, Allstate took a negative provision of ($365) thousand for the three months and six months ended June 30, 2000. At $438 thousand, the allowance was 14.0% of total receivables (net of participations and unearned income), exclusive of life insurance policies, outstanding as of June 30, 2000. At June 30, 2000, $172 thousand of the allowance was allocated to non-performing accounts. At March 31,2000 the comparable figures were $4.3 million, or 50.4%, with $4 million allocated to non-performing accounts.

     Allstate determines overall reserve levels based on an analysis which takes into account a number of factors including a determination of the risk involved with each individual client. Based on this analysis, Allstate believes the allowance for credit losses is adequate in light of the risks inherent in the portfolio at June 30, 2000. Allstate carefully monitors the portfolio, but a deterioration in one or more clients could have a material adverse effect on Allstate.




     RECEIVABLES. Receivables consist of the following, at the dates indicated.

      -------------------------------------------- --------------------- -----------------------------------
                                                      June 30, 2000                        December 31,1999
      -------------------------------------------- --------------------- -----------------------------------
      Invoices and insurance claims                            $209,631                            $234,445
      --------------------------------------------
        Less: unearned discount                                (13,953)                            (13,953)
      --------------------------------------------
      Life insurance policies (net)                           1,789,962                           1,889,962
                                                              ---------                           ---------
      --------------------------------------------
      Total purchased receivables                            $1,985,640                          $2,110,454
                                                             ==========                          ==========
      --------------------------------------------

      --------------------------------------------
      Advances receivable                                    $3,688,143                         $10,073,989
      --------------------------------------------
        Less: participation                                   (744,623)                           (744,623)
                                                              ---------                           ---------
      --------------------------------------------
      Total advances receivable                              $2,943,520                          $9,329,366
                                                             ==========                          ==========


     Non-performing receivables included within the above totals were $983 thousand at June 30, 2000 and $5.4 million at December 31, 1999.

     On April 5, 2000, Allstate and a client entered into a settlement agreement, in which Allstate agreed to accept $1.2 million in cash in settlement of a balance on an impaired loan of $4.8 million. As a result, Allstate charged off $3.6 million of the balance against a previously established reserve. Simultaneously, Allstate also exercised, for a total consideration of $4 thousand, a warrant to purchase four million shares of common stock in the client's parent corporation, with a market value on June 30, 2000 of $380 thousand. The common stock is subject to restrictions on sale or transfer according to Rule 144 of the Securities Act of 1933.

     UNCERTAINTIES AND SUBSEQUENT EVENTS. Allstate continued to incur net losses in the quarter ended June 30, 2000, although it has made further cuts in expenses and overhead. Through the collection of impaired assets, Allstate repaid the Value Partners supplemental working capital loan, and believes it now has sufficient cash to support its operations for the remainder of the fiscal year. Allstate continued to be in default on the Allstate Notes until the completion of the Notes Conversion.


     IMPACT OF INFLATION. Management believes that inflation has not had a material effect on Allstate's income, expenses or liquidity during the during the past two years or the six month periods ending June 30, 2000 and 1999. Allstate's advances receivable bear interest primarily at fixed rates, and the majority of its notes payable are at fixed rates. Since the majority of the notes have converted to equity, an environment of rising or falling interest rates would have little adverse affect on Allstate's net interest spread.



                             BUSINESS OF HARBOURTON

GENERAL

         Harbourton Financial Corporation was incorporated under Delaware law in August 1998 for the purpose of acquiring substantially all of the assets and liabilities of Harbourton Residential Capital Corporation for $1.8 million, net of cash received from Harbourton Residential Capital. Harbourton's sole stockholders are Value Partners, which owns 95.7% of Harbourton's outstanding shares of common stock, and J. Kenneth McLendon, Harbourton's President, and James M. Cluett, Harbourton's Senior Vice President, who own the remaining 4.3% of Harbourton's common stock. Mr. McLendon previously served as the President of Harbourton's predecessor corporation, Harbourton Residential Capital Corporation. Harbourton has offices located at 8180 Greensboro Drive, Suite 525, McLean, Virginia and 7250 Hanover Drive, Hanover, Maryland. Harbourton shares office space with Allstate at the Virginia office.

         Harbourton's business is to provide development and construction financing to builders and developers in several markets in the eastern United States, primarily the mid-Atlantic states and Florida. In many cases, Harbourton will sell a participation interest in the loans it originates to another investor or financial institution. In such instances, the participant is responsible for funding a percentage of the loan amount, ranging from 20% to 85%, in return for a portion of the interest income received from the borrowers. Harbourton originates and closes the loans, retains a participation interest and retains the servicing rights for which it receives additional fees plus a higher proportion of the interest income. As of June 30, 2000, Harbourton had $31.9 million of gross loans receivable of which it had sold participation interests of $21.7 million in the aggregate. Harbourton's loan activities are not subject to government regulation.

LENDING ACTIVITIES

         Harbourton provides loans to builders and developers for residential land development and for the construction of single-family homes, attached residences, townhouses and condominiums and for the conversion of residential rental properties to units for sale. Harbourton's loans typically are for the development of raw land into finished building lots for sale to homebuilders, including planned unit developments and for the construction of residential housing units. Harbourton will consider loans ranging in size from $500,000 to $20 million. Harbourton typically limits the term of its loans to a period of 18 to 48 months, with an average term being 30 months.

         Harbourton's loans generally have a floating rate of interest based on the prime rate, as published in the Wall Street Journal, plus a premium. In addition, Harbourton receives loan closing and administration fees. On some loans, Harbourton also receives a participation in the profits when the house is sold by the builder to a customer.

         While Harbourton approaches and underwrites its lending activities much in the same way as a traditional bank, its small size, non-regulated status and the expertise of its personnel permit it to review, underwrite and fund loans within a relatively quick time-frame, generally within three to four weeks after the receipt of documentation. Harbourton also generally will provide a greater amount of project financing than a traditional bank. Harbourton generally makes its determination to fund a project based upon the expected costs of construction, financial strength and expertise of the borrowers and the appraised value of the project. Rather than relying solely on the discounted appraised value, Harbourton attempts to minimize risk by, among other factors, requiring its borrowers to maintain a significant equity interest in the project, relative to the costs to complete the construction. Harbourton's borrowers typically will provide a 10% to 15% interest in the cost of the project, in addition to providing personal and/ or corporate guarantees from the principals.

         Harbourton's loans generally are secured by a first or second mortgage on the properties being developed. Where the developer/builder does not have sufficient equity after first mortgage financing has been provided by a traditional banking institution, Harbourton will provide mezzanine or "gap" financing secured by a subordinate or second mortgage. This product frees developers from the need to seek equity from additional investors as is typically the case. In either event, Harbourton attempts to obtain loan yields which are substantially higher than those received by traditional banking sources.

                As of June 30, 2000, Harbourton has 12 loans outstanding. The loans are summarized in the following table.




                                                                                                             PARTICIPATION
 LOAN INTEREST                                                                                                           RETAINED
                                                                                     TERM     MAXIMUM            SOLD   LOAN  AMOUNT
 DESSCRIPTION ..............   TYPE                       SECURITY                    MOS.     LOAN

------------------------------------------------------------------------------------------------------------------   ---------------

116 stacked town homes on   Acq., Dev., & Const.       1st Deed Trust                  36   $ 5,900,000            85%   $   795,360
6.09 acres located in ...   Revolving Loan
Herndon, Fairfax County,
Virginia

6 luxury homes located in  Acq., Dev., & Const.       1st Deed Trust                  18   $ 3,580,000            85%   $   242,000
Alexandria, Virginia ..... Revolving Loan


67 single homes located in Acq., Dev., & Const.       1st Deed Trust                  30   $ 4,426,000            85%   $   291,195
Glenndale, Prince George's Revolving Loan
County, Virginia

4 luxury homes located in .Acq., Dev., & Const.       1st Deed Trust                  30   $ 3,000,000            85%   $   210,900
McLean, Fairfax County, ...Revolving Loan
Virginia

337 lot planned community .Mezzanine Loan             2nd Deed Trust                  36   $ 1,734,522          None    $ 1,566,602
located in Fuquay-Varina,  Assgmt LLC Int.
Wake County, Raleigh Area,
North Carolina

54 condominium units ..... Acq., Dev., & Const.       1st Deed Trust                  30   $ 4,150,000            85%   $   308,804
located in the City of ... Revolving Loan
Raleigh, North Carolina

320 mixed lot planned ...   Mezzanine Loan             2nd Deed Trust                  36   $ 3,000,000            50%   $ 1,400,578
community located in .....  Assgmt LLC Int.
Chapel Hill, North Carolina


56 town house development ..Mezzanine Loan             2nd Deed Trust                  12   $ 5,200,000          None    $   600,000
in Morrisville, Wake ...... Assgmt LLC Int.
County, North Carolina

78 town house development .Acq., Dev., & Const.       1st Deed Trust                  30   $ 3,400,000            85%   $   430,172
in Boynton Beach, Palm ... Revolving Loan
Beach County, Florida

82 town homes on the .... Acq., Dev., &Const.        1st Deed Trust                  36   $10,500,000              85%   $ 1,161,000
intracostal waterway, ... Revolving Loan
Delray Beach, Palm Beach
County, Florida


82 luxury condominiums ..Mezzanine Loan             2nd Deed Trust                  24   $ 4,750,000            20.48%   $ 3,300,000
homes and marina on the .Assgmt LLC Int.
Atlantic Ocean &
Intracostal waterway,
Broward County, Florida



         Harbourton's loans generally are made on units on a pre-sold or inventory basis. However, Harbourton limits the number of unsold units under construction to its builders, with the actual limit based on Harbourton's assessment of the anticipated and actual project absorption, the builder's present outstanding obligations, the location of the property and prior sales in the subject development and the surrounding area. In making its underwriting determination to fund a loan, Harbourton primarily relies upon its assessment of market information for the project under consideration, including information relative to pricing, competition, absorption and profit margins. Development costs are reviewed by a third party engineer to ensure adequacy of development budgets. Harbourton also considers the experience and reputation of the developer and its financial condition, cash flow projections and appraised values of the property.

         Harbourton's first mortgage construction and development loans are generally structured as revolving lines of credit. However, disbursements or "draws" are made only upon an inspection by Harbourton personnel or a qualified engineer which verifies that the project is proceeding in accordance with a pre-determined schedule and is within approved budget allowances. Harbourton requires monthly payments of interest during the term of the loan and principal curtailments are made as individual units or lots are released.

         Construction and development lending is considered to involve certain risks including: 1)the relatively large amounts advanced to individual borrowers, 2) the complexity of estimating costs to complete construction , 3) sales demand for the units under construction, 4) the variables in estimating the future value of the collateral securing loans.

         Harbourton attempts to minimize its lending risks by, among other things, periodically inspecting properties under construction and reviewing construction progress before additional draws are disbursed, ensuring funds are available to complete scheduled work. Harbourton finances builders with whom it has established relationships or ones who enjoy strong reputations in the industry. In addition, Harbourton's practice of selling participation interests in its loans reduces its exposure to risk.

PARTICIPATION INTERESTS

         Harbourton often sells participation interests in its loans to specialty finance companies and banking institutions. In one instance, Allstate purchased a 20.5% participation interest in one of Harbourton's loans. A participant is responsible for funding its share of the loan in return for a proportionate share of interest payments received on the loan less an amount retained by Harbourton for its underwriting and servicing, which amount generally is equal to 100 to 150 basis points (with 100 basis points being equal to 1%). However, in the event the borrower defaults on the loan, Harbourton will subordinate to the participant the right to receive future loan payments until the default is cured.

         Each participation sold is treated as an individual transaction, with no cross-collateralization, and exposure limited to the extent of the Harbourton investment. Harbourton is responsible for loan origination, structure, underwriting and conformance of the loan to the participant's underwriting standards. Harbourton also is responsible for loan document preparation, settlement coordination and, with the assistance of local counsel, legal compliance. Harbourton services and monitors all loans and any participants which includes responding to funding requests, verification of work in progress, repayments, releases of collateral, placement of insurance, reviewing borrower financial reports and preparing reports for participants. Each participant underwrites, reviews and approves the individual loan transaction prior to closing and funding of their participation.

         Harbourton has entered into a master loan participation agreement with Residential Funding Corporation, a subsidiary of General Motors Acceptance Corporation. Pursuant to this facility, Residential Funding has agreed to buy participation interests on loans originated by Harbourton on a revolving basis up to a maximum of $55.0 million. As of June 30, 2000, Residential Funding had acquired participation interests in five of the ten participations sold by Harbourton for an aggregate of $31.0 million.

LOAN PARTICIPATION AND ADMINISTRATION

         Harbourton services and administers all of the loans it originates, including those in which it has sold participation interests. Harbourton has acquired proprietary computer software which tracks its construction loan portfolio including inspection data, loan advances, monthly billing and payment data, receipt and monitoring of borrower financial statements and other matters. Harbourton provides reports to participants on regular intervals (at least monthly) and includes sales/settlements, loan payoffs, loan balances outstanding by individual units, if applicable, interest payments received to date, loan payoffs to date, etc. Custom reporting to meet an individual participant's requirements is available to each participant.

         Harbourton funds requests to borrowers one to two times per month after field inspections have confirmed work in place and all costs are verified through invoices. Lien waivers and releases are obtained where necessary. All development fundings are verified including an updated cost-to-complete by a reputable engineer working on contract for Harbourton.

LOAN FEES

         In addition to current interest earned on loans, Harbourton receives loan fees or "points" for many of the loans it originates. Loan points are a percentage of the principal amount of the loan and are charged to the borrower in connection with the origination of the loan.

         In accordance with SFAS No. 91, which addresses the accounting for non-refundable fees and costs associated with originating or acquiring loans, Harbourton's loan origination fees and certain related direct loan origination costs are offset, and the resulting net amount is deferred and amortized as interest income over the contractual life, adjusted for prepayments, of the related loans as an adjustment to the yield of such loans. At June 30, 2000 Harbourton had $353,922 of such deferred loan fees.

DEFERRED INTEREST INCOME

         On some loans, Harbourton receives deferred interest payments at a negotiated rate as well as a current interest payment. The deferred portion is typically received when settlements to third party purchasers occur. For financial reporting purposes, the interest which is deferred is not recognized into current income but is recognized proportionately as settlements occur in the project.

MARKET AREA AND COMPETITION

         Harbourton currently is concentrating its lending efforts in three primary market areas - the Washington, D.C. metropolitan area including the Maryland and Northern Virginia suburbs; Palm Beach and Broward counties, Florida; and the Raleigh, North Carolina metropolitan area. Harbourton faces significant competition from banks and savings associations, speciality finance companies and mortgage banking companies. Many of these competitors have significantly greater resources than Harbourton.

SOURCES OF FUNDS

         Harbourton relies upon a number of sources for funds for its lending operations, including , sales of participation interests in individual loans, Harbourton's stockholders' equity, which amounted to $8.9 million at June 30, 2000, cash flows from outstanding loans, and availability of a $2 million bank line of credit. At June 30, 2000, Harbourton had drawn $1.0 million on its existing bank line of credit.

LEGAL PROCEEDINGS
         Harbourton is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by Harbourton's management to be immaterial to its financial condition and results of operations.

EMPLOYEES

         Harbourton had five full-time employees and one part-time employee at June 30, 2000. None of these employees is represented by a collective bargaining agent, and Harbourton believes that it enjoys good relations with its personnel.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS OF HARBOURTON



FORMATION IN AUGUST 1998

         Harbourton incorporated and began operations on August 28, 1998. Harbourton issued 400,000 shares of common stock in 1998 at $10.00 per share, for total gross proceeds of $4.0 million.

         The proceeds of the stock issuance were used to acquire all of the assets and liabilities of Harbourton Residential Capital Corporation ("HRCC") on August 28, 1998. The acquisition was accounted for using the purchase method. The total purchase price of $2.5 million approximated the fair value the net assets acquired. The net assets of HRCC included $700,000 of cash, with the remainder primarily consisting of net loans held for investment.

GENERAL

         Harbourton originates acquisition, development and residential construction loans primarily in its market area of the mid-Atlantic and Southeastern states, including Maryland, Virginia, District of Columbia, Delaware, Pennsylvania, North Carolina and Florida. Harbourton also sells participation interests in certain of its loans. Pursuant to the current participation agreements, Harbourton passes through interest to the participants based on their participation interest amounts, and earns a fee for servicing the loans.

FINANCIAL CONDITION

         Harbourton is a well-capitalized company, with total stockholders' equity of $8.9 million at June 30, 2000 representing 85.1% of total assets at such date. In addition to the $4.0 million stock issuance in 1998, Harbourton issued $3.7 million of stock in 1999 and $370,000 of stock in the first half of 2000. Since inception through June 30, 2000, Harbourton has earned cumulative net income of $811,000.

         In accordance with Harbourton's business plan cash and equivalents have y declined from $1.9 million at December 31, 1998 to $396,000 at June 30, 2000, as Harbourton has used its excess liquidity to fund increases in net loans held for investment.

         Total loans receivable amounted to $31.9 million at June 30, 2000 compared to $19.6 million at December 31, 1999 and $14.9 million at December 31, 1998. Harbourton generally sells participation interests in the loans that it originates, with the participation interests typically amounting to 20% to 85% of the loan. The participant is required to fund advances on the loans based upon their participation interest, and Harbourton funds the remainder. Total participation interests amounted to $21.7 million at June 30, 2000, compared to $11.9 million at December 31, 1999 and $12.4 million at December 31, 1998. The increase in the participation interests between December 31, 1999 and June 30, 2000 reflect the significant volume of new loans originated. The slight decrease in the participation interest between December 31, 1998 to December 31, 1999 was due to a substantial loan payoff with a participation interest of 85%.in mid-1998.

         Loan fees and certain direct loan origination costs related to retained interests are deferred and recognized over the life of the loan on a straight-line basis. Deferred loan fees amounted to $354,000 at June 30, 2000, $326,000 at December 31, 1999 and $292,000 at December 31, 1998.

         On certain loans, Harbourton is entitled to a deferred interest based on the outstanding amount of the investment in the loan times the rate of preferred return. Harbourton may also be entitled to a percentage share of the underlying project's profit in addition to loan fees and interest. The deferred interest and any profit percentage are recognized pro rata in income as the borrower conveys title to third-party purchasers. Deferred interest income amounted to $331,000 at June 30, 2000, $222,000 at December 31, 1999 and $0 at
December 31, 1998.

         Net loans held for investment increased by $2.5 million or 34.8% in the first half of 2000 and by $4.7 million or 219.3% in 1999. The increase in the first half of 2000 was primarily funded with the proceeds of a new $1.0 million senior bank line available to Harbourton during the period $582,000 of cash and equivalents. The increase in 1999 was primarily funded by the $3.7 million stock issuance in 1999.

         At June 30, 2000, Harbourton had no allowance for loan losses and had incurred no loan charge-offs. In light of the absence of losses in its loan portfolio since inception on August 28, 1998, current positive market conditions and other factors deemed relevant, management of Harbourton has determined that the absence of any allowance for loan losses is appropriate at this time. In the event loans become impaired, or there are adverse changes with respect to a borrower, a particular project or the economy in general, provisions for loan losses would be incurred in the future. Any such provisions could materially adversely affect net income.

         In May 2000, Harbourton obtained a senior credit facility from a local FDIC insured financial institution to provide funding for additional investments and working capital, in the amount of $2,000,000. The loan is a revolving line of credit, carries an interest rate at the Prime Rate plus a premium, and has a term of one year. The loan contains certain financial covenants generally found in this type of transaction.


RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999

         REVENUES. Loan income increased by $504,028 or 85.6% in the first half of 2000 over the comparable 1999 period. The increase was primarily due to the substantial increase in net loans held for investment. In addition, Harbourton recognized $100,000 of revenue derived from its share of additional profit in selected projects_ in the six months ended June 30, 2000, compared to no such profit income in the first half of 1999. Harbourton receives two forms of interest income on its loans. The current portion is accrued into income monthly based on the outstanding amount of the investment in the loan at a market rate of interest, which during the above periods was generally between 10% and 12%. The deferred interest which Harbourton is entitled to recognize on certain loans as the borrower conveys title to third-party purchasers typically ranges from 3% to 13%.

         EXPENSES. The following table indicates Harbourton's expenses both on a dollar basis and as a percentage of total revenues for the periods shown.

                                                                             Six Months Ended June 30,
                                        ----------------------------------------------------------------------------
                                                      2000                                           1999


                                                                   % of                                   % of
                                                   $              Revenues                 $              Revenues


Salaries and benefits Net                         $271,963            24.3             $162,506                26.3
General and administrative                         424,468            37.9              134,697                21.8
Depreciation and amortization                        6,496             0.6                6,997                 1.1
                                                  --------          ---                -----                 ---
     Total                                        $702,927            62.8             $304,200                49.2
                                                   =======            ====             ========                ====

         Salaries and benefits increased by $109,457 or 66.3% in the first half of 2000 over the comparable 1999 period. Salaries and benefits expense increased due to growth in loans resulting in an increase in employees and salary increases.

         General and administrative expense includes professional fees, lease rental costs, office expenses, and other miscellaneous expenses. General and administrative expense increased by $289,771 or 215.3% in the first half of 2000 over the comparable 1999 period, primarily due to increased legal expense incurred due to litigation expense. This expense related to a case initiated by Harbourton as the plaintiff to recover fees related to a loan commitment.

         Harbourton records its furniture, fixtures and equipment at cost and depreciates the property using the straight-line method over estimated useful lives ranging from three to five years. Depreciation and amortization expense decreased by $501 or 7.16% in the first half of 2000 from the first half of 1999.

         INCOME TAXES. Income tax expense increased by $40,154 or 33.7% in the first half of 2000 over the comparable 1999 period primarily due to a 32% increase in pre-tax income. In addition, the effective tax rate was 38.3% in the 2000 period compared to 38.5% in the 1999 period.

         NET INCOME. Net income increased by $62,010 or 31.8% in the first half of 2000 over the comparable 1999 period. The increase reflects the growing portfolio of loans held for investment, and the additional deferred interest recognized as the portfolio matures.

RESULTS OF OPERATIONS FOR 1999 AND 1998 (FROM INCEPTION ON AUGUST 28, 1998)

         Harbourton was in existence for approximately four months in 1998, which accounts for each category of revenues and expenses being substantially higher in 1999.

         REVENUES. Total revenues were $1.4 million in 1999 and $476,000 for the short 1998 year. On an annualized basis, total revenues in 1998 approximated total revenues in 1999.

         EXPENSES.  The following  table shows  Harbourton's  expenses both on a dollar basis and as a percentage of total revenues for the periods shown.
                                                                              Year Ended December 31,
                                        ----------------------------------------------------------------------------
                                                       1999                                            1998

                                        ----------------------------------------------------------------------------

                                                 Revenues            % of              Revenues               % of
                                                                    Revenues                                 Revenues
Salaries and benefits                             $452,648            31.9             $117,781                24.8
General and administrative                         297,765            21.0              122,778                25.8
Depreciation and amortization                       13,330             0.9                5,345                 1.1
                                                   -------            -------            -------               ---
     Total                                        $763,743            53.9             $245,904                51.7
                                                   =======            ====              =======                ====

         Salaries and benefits increased in 1999 both proportionately from the short 1998 year and as a percentage of total revenues. The increase in salaries and benefits expense increased due to the addition of employees and salary increases.

         General and administrative expense decreased in 1999 both proportionately from the short 1998 year and as a percentage of total revenues. The decrease in general and administrative expense is due to the reduction in rent expense and other office related expenses.

         INCOME TAXES. Income tax expense amounted to 38.5% of pre-tax income in 1999 and 33.8% of pre-tax income in 1998. The higher tax rate is due to the increase in taxable income resulting in a higher tax bracket.

         NET INCOME. Net income increased by $250,000 or 164.4% in 1999 over the short 1998 year. If net income for 1998 were annualized, net income would have decreased in 1999.


LIQUIDITY AND CAPITAL RESOURCES

         Harbourton's requirement for capital is a function of the level of its investment in net loans held for investment. Harbourton has funded this investment primarily through stock issuance aggregating $8.1 million. Harbourton expects to fund future growth through internally generated funds and, as needed, borrowings. The amount of the participation interests sold in a particular loan partially depends upon the amount of funds then available to Harbourton, as well as adherence to Harbourton's policy of limiting its exposure to risk in any particular project.

         Harbourton has used a substantial portion of its $1.9 million of cash and cash equivalents at December 31, 1998, as cash and cash equivalents have declined to $396,000 at June 30, 2000. In the first half of 2000, Harbourton borrowed $1.0 million to help finance its increase in net loans held for investment, which represented its first borrowing since inception.

         Harbourton is required to fund advances under its loan agreements. At June 30, 2000, Harbourton is committed to fund advances up to a maximum amount of $52.5 million under all loan agreements for the life of the agreements, of which $20.6 million remains unfunded at that date. Participation interests in these commitments totaled $36.4 million at June 30, 2000, of which $14.7 million remains unfunded at that date by the loan participants.

         Harbourton believes that it has sufficient sources of funds to meet its current commitments. To continue growing its loan portfolio, however, Harbourton may need to obtain additional equity financing or incur additional borrowings.

IMPACT OF INFLATION

         The financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles, which generally require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation. Unlike most industrial companies, virtually all of Harbourton's assets and liabilities are monetary in nature. As a result, interest rates generally have a more significant impact on Harbourton's performance than does the effect of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services, since such prices are affected by inflation to a larger extent than interest rates.


                          FUTURE SHAREHOLDER PROPOSALS

         Any proposal which a shareholder wishes to have included in the proxy materials of Allstate relating to the next annual meeting of shareholders of Allstate, which is scheduled to be held in May 2001, must be received at the principal executive offices of Allstate, 8180 Greensboro Drive, Suite 525, McLean, Virginia 22206, Attention: Corporate Secretary, no later than December 15, 2000. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. Allstate urges shareholders to send any such proposals by certified mail, return receipt requested.

                       WHERE YOU CAN FIND MORE INFORMATION

         Allstate files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy such information at the following public reference rooms of the SEC:


450 Fifth Street, N.W.                    7 World Trade Center
Room 1024                                 Suite 1300
Washington, D.C. 20549                    New York, NY 10048


                       Citicorp Center
                       500 West Madison Street
                       Suite 1400
                       Chicago, IL 60661-2511




         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the world wide web site maintained by the SEC at "http://www.sec.gov." You may also obtain copies of such information by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         Allstate  supplied all information  contained in this document relating
to  Allstate,   and  Harbourton  supplied  all  such  information   relating  to
Harbourton.

         You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different from what is contained in this document. You should not assume that the information contained in this document is accurate as of any date other than the date of this document, and neither the mailing of this document to shareholders nor the issuance of Allstate common stock in the merger shall create any implication to the contrary.

         INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



ALLSTATE

 Financial Statements for the years ended December 31, 1998 and 1999:      Page

         Independent Auditors' Reports on Consolidated Financial
         Statements and Schedule                                           F1-F2

         Consolidated Balance Sheets as of December 31, 1999 and 1998         F3

         Consolidated Statements of Operations for the  years
         ended December 31, 1999 and 1998                                     F4

         Consolidated Statements of Shareholders' Equity for the years
         ended December 31, 1999 and 1998                                     F5


         Consolidated Statements of Cash Flows for the years
         ended December31,1999 and  1998                                   F6-F7



         Notes to Consolidated  Financial Statements                          F8


Financial Statements for the six months ended June 30, 1999 and 2000         F25

         Consolidated Condensed Balance Sheets at June 30, 2000 (unaudited) and
              December 31, 1999                                              F26

         Consolidated Condensed Statements of Operations for the Three and Six
               Months Ended June 30, 2000 and 1999 (unaudited)               F27

         Consolidated Condensed Statements of Shareholders' Equity for the
               Year Ended December 31, 1999 and Six Months Ended June 30, 2000
               (unaudited)                                                   F28

         Consolidated  Condensed Statements of Cash Flows for the
         Six Months Ended June 30, 2000 and 1999 (unaudited)                 F29

         Notes to Consolidated Condensed Financial Statements (unaudited)    F30

HARBOURTON

Financial Statements for the years ended December 31, 1998 and 1999:        Page

         Independent Auditors' Reports on Consolidated Financial
         Statements and Schedule
F35

         Consolidated Balance Sheets as of December 31, 1999 and 1998        F37

         Consolidated Statements of Operations for the  years
         ended December 31, 1999 and 1998                                    F38

         Consolidated Statements of Shareholders' Equity for the years
         ended December 31,1999 and 1998                                     F39

         Consolidated Statements of Cash Flows for the years
         ended  December 31,1999 and 1998                                    F40

         Notes to Consolidated Financial Statements                          F41


Financial Statements for the six months ended June 30, 1999 and 2000         F45

         Consolidated Condensed Balance Sheets at June 30, 2000)
               and June 30, 1999(unaudited)                                  F46

         Consolidated Condensed Statements of Operations for the Six
               Months Ended June 30, 2000 and 1999 (unaudited)               F47

         Consolidated Condensed Statements of Shareholders' Equity for the
               Year  and Six Months Ended June 30, 2000 AND FOR August 28, 1998
              (Inception) to June 30,2000(unaudited)                         F48

         Consolidated  Condensed Statements of Cash Flows for the
                  Six Months Ended June 30, 2000 and 1999 (unaudited)    F49-F50

         Notes to Consolidated Condensed Financial Statements (unaudited)    F51

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Allstate Financial Corporation and subsidiaries
Arlington, Virginia

We have audited the accompanying consolidated balance sheet of Allstate Financial Corporation and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. Our audit also included the 1999 information on the financial statement schedule listed in the Index at Item 13(a)2. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1999 consolidated financial statements and financial statement schedule referred to above present fairly, in all material respects, the financial position of Allstate Financial Corporation and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year ended December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note M to the financial statements, the Company has suffered recurring losses from operations and its line of credit available for working capital expires March 31, 2000. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note M. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

McGladrey & Pullen, LLP
Raleigh, NC

March 17, 2000

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Allstate Financial Corporation and subsidiaries
Arlington, Virginia

We have audited the accompanying consolidated balance sheet of Allstate Financial Corporation and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. Our audit also included the financial statement schedule for the year ended December 31, 1998 listed in the Index at Item 13(a) 2. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Allstate Financial Corporation and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule for the year ended December 31, 1998, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

Deloitte & Touche,LLP

Washington,D.C.
February 4,1999
(March 30, 1999 as to the obtaining of debt waivers described in Note F)

                                      ALLSTATE FINANCIAL CORPORATION AND SUBSIDIARIES
                                            CONSOLIDATED BALANCE SHEETS

                                                                                                 December 31,

------------------------------------------------------------------------------- ------------------------ --------------------
                                                                                                   1999                  1998
------------------------------------------------------------------------------- ------------------------ --------------------
                                          ASSETS

-------------------------------------------------------------------------------
Cash                                                                                          $ 353,962             $2,420,644
                                                                                              ---------             ----------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Purchased receivables                                                                         2,110,454             22,302,284
-------------------------------------------------------------------------------
Advances receivable                                                                           9,329,366             15,652,457
                                                                                              ---------             ----------
-------------------------------------------------------------------------------
                                                                                             11,439,820             37,954,741
-------------------------------------------------------------------------------
Less: Allowance for credit losses                                                           (4,316,399)            (2,799,931)
                                                                                            -----------             ----------
-------------------------------------------------------------------------------
Total receivables - net                                                                       7,123,421             35,154,810
                                                                                              ---------             ----------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Income tax receivable                                                                                 -                831,656
-------------------------------------------------------------------------------
Deferred income taxes                                                                                 -              3,960,946
-------------------------------------------------------------------------------
Furniture, fixtures and equipment, net                                                          151,375                166,400
-------------------------------------------------------------------------------
Other assets                                                                                     43,643                653,957
                                                                                                 ------                -------
-------------------------------------------------------------------------------
TOTAL ASSETS                                                                                 $7,672,401            $43,188,413
                                                                                             ==========            ===========
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                           LIABILITIES AND SHAREHOLDERS' EQUITY
-------------------------------------------------------------------------------
Accounts payable and accrued expenses                                                        $1,009,921             $1,081,655
-------------------------------------------------------------------------------
Credit balances of factoring clients                                                                  -              4,559,570
-------------------------------------------------------------------------------
Notes payable                                                                                 1,366,051             15,014,717
-------------------------------------------------------------------------------
Convertible subordinated notes                                                                4,954,000              4,958,000
                                                                                              ---------              ---------
-------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                             7,329,972             25,613,942
                                                                                              ---------             ----------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY:
-------------------------------------------------------------------------------
  Preferred stock, authorized 2,000,000 shares with
-------------------------------------------------------------------------------
    no par value; no shares issued or outstanding                                                     -                      -
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  Common stock, authorized 10,000,000 shares with no par
-------------------------------------------------------------------------------
    value; 3,105,828 issued; 2,324,616 outstanding at December
-------------------------------------------------------------------------------
    31, 1999 and 2,324,083 outstanding at December 31, 1998,
-------------------------------------------------------------------------------
    Exclusive of shares held in treasury                                                         40,000                 40,000
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  Additional paid-in-capital                                                                 18,874,182             18,874,182
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  Treasury stock, 781,212 shares at December 31, 1999
-------------------------------------------------------------------------------
    and 781,745 shares at December 31, 1998                                                 (4,967,472)            (4,986,520)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  (Deficit) Retained earnings                                                              (13,604,281)              3,646,809
                                                                                           ------------              ---------
-------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                                                      342,429             17,574,471
                                                                                                -------             ----------
-------------------------------------------------------------------------------
                                                                                            $ 7,672,401            $43,188,413
                                                                                            ===========            ===========
------------------------------------------------------------------------------- ------------------------ --------------------

                 See Notes to Consolidated Financial Statements


                                      ALLSTATE FINANCIAL CORPORATION AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                           For the Years Ended December 31, 1999
-------------------------------------------------------------------------------- ------------------------ --------------------
                                                                                                 1999                  1998

-------------------------------------------------------------------------------- ------------------------ --------------------
REVENUE

--------------------------------------------------------------------------------
  Earned discounts and interest                                                                $ 3,215,230            $7,964,205
--------------------------------------------------------------------------------
  Fees and other revenue                                                                           340,536             2,337,013
--------------------------------------------------------------------------------
  Revenue from discontinued operations                                                              65,570                     -
                                                                                                    ------            ----------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    TOTAL REVENUE                                                                                3,621,336            10,301,218
                                                                                                 ---------            ----------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXPENSES

--------------------------------------------------------------------------------
  Compensation and fringe benefits                                                               2,058,877             3,447,656
--------------------------------------------------------------------------------
  General and administrative                                                                     3,000,755             4,963,636
--------------------------------------------------------------------------------
  Interest expense                                                                               1,293,217             1,903,336
--------------------------------------------------------------------------------
  Provision for credit losses                                                                   10,177,825             9,598,503
--------------------------------------------------------------------------------
  Expenses from discontinued operations                                                             79,619                     -
--------------------------------------------------------------------------------
  Restructuring Charge                                                                             259,221                     -
                                                                                                   -------              ---------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    TOTAL EXPENSES                                                                              16,869,514            19,913,131
                                                                                                ----------            ----------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
LOSS BEFORE INCOME TAX EXPENSE                                                                (13,248,178)           (9,611,913)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INCOME TAX EXPENSE (BENEFIT)                                                                     4,002,912           (3,556,400)
                                                                                                 ---------           -----------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NET LOSS                                                                                     $(17,251,090)          $(6,055,513)
                                                                                             =============          ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NET LOSS PER COMMON SHARE
--------------------------------------------------------------------------------
  Basic and  Diluted                                                                            $   (7.42)             $  (2.61)
                                                                                                ==========             =========
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF SHARES
    OUTSTANDING

--------------------------------------------------------------------------------
  Basic and  Diluted                                                                             2,324,616             2,322,222
                                                                                                 =========             =========

                 See Notes to Consolidated Financial Statements


                 ALLSTATE FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

------------------------------- --------------- -------------------- -------------------- ------------------- -------------------
                                   Additional

                                    Common            Paid in             Treasury             Retained
                                    Stock            Capital               Stock               Earnings              Total
------------------------------- --------------- -------------------- -------------------- ------------------- -------------------
Balance - January 1, 1998              $40,000          $18,852,312         $(5,030,594)          $9,702,322         $23,564,040
-------------------------------
Amortization of Treasury                                                          28,084                                  28,084
Stock Costs
-------------------------------
Conversion of Convertible                                                         15,990                                  15,990
Subordinated Notes to 2,132
shares of common stock
-------------------------------
3,500 Options exercised                                      21,870                                                       21,870
-------------------------------
Net Loss                                     -                                                   (6,055,513)         (6,055,513)
                                  ------------  -------------------- --------------------       -----------         -----------
                                                                  -                    -
-------------------------------

-------------------------------
Balance - December 31, 1998             40,000           18,874,182          (4,986,520)           3,646,809          17,574,471
-------------------------------
Amortization of Treasury                                                          15,050                                  15,050
Stock Costs
-------------------------------
Conversion of Convertible                                                          3,998                                   3,998
Subordinated Notes to 533
shares of common stock
-------------------------------
Net Loss                                     -                    -                             (17,251,090)        (17,251,090)
                                   -----------  -------------------  -------------------        ------------        ------------

-------------------------------
Balance - December 31, 1999            $40,000          $18,874,182         $(4,967,472)       $(13,604,281)           $ 342,429
                                       =======          ===========         ============       =============           =========

                 See notes to Consolidated Financial Statements

                 ALLSTATE FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                        For the Years Ended December 31,

----------------------------------------------------------------------------------------------------------------------------
                                                                                          1999                 1998
----------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net Loss                                                                           $(17,251,090)         $(6,055,513)
      Adjustments to reconcile net loss
           to cash provided (used) by operating activities:
           Depreciation - net                                                                   69,759              112,334
           Impairment of software                                                                    -              218,202
           Loss on disposition of furniture, equipment, and
               Automobiles                                                                     113,895               49,487
           Provision for credit losses                                                      10,177,825            9,598,503
           Changes in operating assets and liabilities:
               Other assets                                                                    610,314            1,748,150
               Accounts payable and accrued expenses                                          (71,734)              661,299
               Income taxes receivable                                                         831,656                    -
               Deferred income taxes                                                         3,960,946          (3,976,142)
                                                                                             ---------          -----------
NET CASH (USED) PROVIDED BY OPERATING ACTIVITIES                                           (1,558,429)            2,356,320
                                                                                           -----------            ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of receivables and advances                                               (117,988,306)        (202,674,562)
      Collection and sale of receivables, including life insurance
           contracts, and advances                                                         135,841,870          197,126,096
      (Decrease)/Increase in credit balances of factoring clients                          (4,559,570)              834,314
      Sale of furniture, fixtures, and equipment                                                12,765                    -
      Purchase of furniture, fixtures and equipment                                          (181,394)             (52,183)
                                                                                             ---------             --------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                                            13,125,365          (4,766,335)
                                                                                            ----------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from line of credit                                                          82,768,908          100,417,016
      Proceeds from subordinated debt                                                                -            4,597,000
      Proceeds from working capital loan                                                     1,000,000                    -
      Principal payments on line of credit                                                (97,217,346)         (99,820,361)
      Principal payments on subordinated debt                                                  (4,000)          (4,613,000)
      Principal payments on working capital loan                                             (200,228)                    -
      Treasury stock acquisition costs                                                          19,048               28,084
      Options exercised                                                                                              21,870
                                                                                             ---------               ------

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                          (13,633,618)              630,609
                                                                                          ------------              -------

NET DECREASE IN CASH                                                                       (2,066,682)          (1,779,406)

CASH, Beginning of period                                                                    2,420,644            4,200,050
                                                                                             ---------            ---------

                                                                                                                (Continued)


CASH, End of period                                                                          $ 353,962          $ 2,420,644
                                                                                             =========          ===========

      Interest paid                                                                         $1,295,214          $ 1,802,979
                                                                                            ==========          ===========
      Income taxes paid                                                                       $ 32,466            $ 419,742
                                                                                              ========            =========

SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES
      Conversion of Factoring Clients to ABL Loans                                          $9,309,511               $    -
                                                                                            ==========               ======
      Issuance of common stock in exchange
           for convertible subordinated notes                                                 $  3,998             $ 15,990
                                                                                                                (Concluded)


                See Notes to Consolidated Financial Statements


                     [THIS SECTION INTENTIONALLY LEFT BLANK]

                ALLSTATE FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Allstate Financial Corporation and its subsidiaries (collectively, the "Company") conform to generally accepted accounting principles and the general practices within the financial services industry. Those policies that materially affect the determination of financial position, results of operations, and cash flows are summarized below. In preparing its financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates shown in the consolidated balance sheets and the statements of income. Actual results could differ significantly from those estimates. In the normal course of business, the Company encounters economic risks. Economic risk is comprised of interest rate risk, credit risk, and market risk. Interest rate risk is the risk that unfavorable discrepancies will occur between the rates of interest earned by the Company on its receivables portfolio and its own costs of borrowing funds in the market. Credit risk is the risk of default on the Company's purchased receivable and advance portfolio that results from the borrowers' inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of collateral underlying purchased receivable and advance receivables and the valuation of the Company's owned real estate.

The determination of the allowance for credit losses is based on estimates that are susceptible to significant changes in the economic environment and market conditions. Management believes that, as of December 31, 1999, the allowance for credit losses is adequate based on the information currently available. A worsening in the state of the general economy or a protracted economic decline could increase the likelihood of losses due to credit and market risks and could create the need for substantial additions to the allowance for credit losses.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after elimination of all material inter-company transactions. During 1999 due to the Company shedding significant assets, the Lifetime Options Inc. A Viatical Settlement Company subsidiary now comprises a significant portion of total assets.

Purchased and Advance Receivables and Allowance for Credit Losses

Purchased receivables consist of invoices and insurance claims, which have been purchased with or without recourse to the seller, and life insurance policies. Invoices are stated at the face amount outstanding, net of unearned discounts and participations. Insurance claims are stated at the agreed amount of the settlement assigned to the Company, net of unearned discounts. Life insurance policies are stated at the purchase price paid for the policies plus accrued earnings, net of an allowance based on management's estimate of the discounted present value of the expected cash flows from the contracts. Because most of the purchased life insurance policies are underwritten by highly rated insurance companies (and, in many cases, backed by state guaranty funds), management believes that credit risk is not material.

Advances Receivable are interest-bearing loans collateralized by clients' pledged assets and general liens and are stated at the aggregate principal amount outstanding plus accrued earnings.

The allowance for credit losses represents the provision charged to operations, less purchased receivables or advances receivables charged off, net of recoveries. The allowance for credit losses is maintained at a level that, in management's judgment, is sufficient to absorb losses inherent in the receivable portfolio. The allowance for credit losses is based upon management's review and evaluation of the receivable portfolio. Factors considered in the establishment of the allowance for credit losses include management's evaluation of specific receivables, the adequacy of underlying collateral, historical loss experience, expectations of future economic conditions and their impact on particular industries and individual clients, and other discretionary factors. The allowance for credit losses is based on estimates of potential future losses, and ultimate losses may vary from the current estimates. These estimates are typically reviewed quarterly and as adjustments become necessary, the effects of the change in estimates are charged against the allowance for credit losses in the period in which they become known. When any receivable becomes doubtful as to collection of discount or interest income, the account is placed on non-performing status and, in accordance with The Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure, is considered by management to be "impaired". When a receivable becomes non-performing the Company discontinues the accrual of earnings for financial statement purposes. If the Company determines that it is not likely to recover, from any source, the amount of its initial advance and the earned but unpaid discount or interest thereon, then the Company increases the allowance for credit losses or reduces the carrying value of the non-performing, receivable to its estimated fair value and makes a charge to its allowance for credit losses in an amount equal to the difference between the Company's investment in the non-performing receivable and its estimated fair value.

Purchased and advance receivables are fully charged off against the allowance when the Company has exhausted its efforts against the client's customer, the client, guarantors, other third parties and any additional collateral retained by the Company.

Furniture, Fixtures and Equipment

Furniture, fixtures and equipment are recorded at cost. Depreciation is computed using straight line and accelerated methods over the estimated useful lives of the related assets.

Other Assets

At the date of acquisition, other assets are recorded at fair value less estimated selling costs. Write-downs, if any, to fair value at the date of acquisition are charged against the allowance for credit losses. Subsequent to acquisition, the asset is adjusted to the lower of cost or fair value less estimated costs to sell and adjustments, if any, are charged against the allowance for credit losses. Operating expenses pertaining to other assets are expensed in operations in the period in which they are incurred. Gains or losses on the disposition of other assets are first reflected in the allowance for credit losses. Any gain which exceeds the amount, if any, previously written-off is reflected in current income.

The amounts ultimately recovered by the Company from other assets could differ materially from the amounts used in arriving at the net carrying value of the assets because of future market factors beyond the Company's control, adversarial actions taken by the client or other owners of the foreclosed property or changes in the Company's strategy for recovering its investment.

Fair Value of Financial Instruments

In accordance with the requirements of SFAS No. 107, Disclosure About Fair Value of Financial Instruments, which requires the disclosure of fair value information about financial instruments when it is practicable to estimate that fair value and excessive costs would not be incurred, the following methods and assumptions were used in estimating the fair value of financial instruments:

     Cash  and  Cash  Equivalents--The   carrying  amounts  for  cash  and  cash
equivalents approximate fair value.

     Purchased, advance receivables and commitments - The carrying amount of receivables approximate fair value because of the short maturity of these instruments.

     Notes payable, consisting of adjustable and fixed rate notes, are recorded at book values, which approximate the respective fair values.

     Convertible subordinated notes payable are primarily fixed rate. The carrying amount of these notes approximates fair value because the interest rate, conversion price, and period to maturity have not significantly changed since the dates that the notes were issued.

Unearned and Earned Discounts on Purchased Receivables

At the time of purchase, the unearned discount is deducted from the face amount of the invoice and is recorded as a reduction to such invoice. Unearned discounts are recognized as income in accordance with the respective terms of the agreements between the Company and each of its clients. The Company recognizes discounts on the first day of each time interval. The Company's method of recognizing earned discounts does not differ materially from the interest method. At the time an invoice is purchased, a due date is set based on the client's sales terms. This due date is used to identify past due receivables. The accrual of earned discounts is discontinued when, in the opinion of management, the collection of additional earnings from the client's customer, the client, guarantors or collateral held, if any, is unlikely. Invoices which have been identified as past due may continue to accrue earnings if, in the opinion of management, collection of the earnings from one or more of the above sources is likely.

When invoices are placed on non-performing status, earned discounts theretofore accrued in the current year are charged against current year's earnings if, in the opinion of management, the collection of such earnings is unlikely. Earned discounts accrued in prior years are charged to the allowance for credit losses if, the opinion of management, the collection of such earnings is unlikely.

Interest and Discounts Earned on Advances Receivable

Interest and discounts earned on advances receivable accrue on the average monthly or semi-monthly outstanding amount or on the daily balance of the advance. Accrued earnings are typically required to be paid in full no less frequently than monthly in arrears.

Fees and Other Income

Fee income includes application fees, letter of credit and guaranty fees, and commitment or facility fees received from clients. Commitment and facility fees are deferred and recognized over the term of the commitment or facility on a straight-line basis. Application fees are paid by clients to the Company to cover the cost of performing credit investigations and field examinations and are recognized when received. Letter of credit and guaranty fees are usually for a sixty- to ninety-day period and are recognized when the letter of credit or letter of guaranty is issued.

Other income includes supplemental discounts (i.e., early termination fees), interest income and miscellaneous income.


Revenue from discontinued operations

Revenue from discontinued operations includes amounts received and accrued from the purchaser of the Company's previous factoring clients. The amounts are calculated by the purchaser as a percentage of net interest income and remitted monthly in arrears.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liablities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                     [THIS SECTION INTENTIONALLY LEFT BLANK]


B.       RECEIVABLES

Receivables consist of the following at December 31:
---------------------------------------------- ----------------------- ------------------------
                                                        1999                    1998
---------------------------------------------- ----------------------- ------------------------
Invoices and insurance claims                               $ 234,445              $23,731,826
----------------------------------------------
  Less: Unearned discount                                    (13,953)              (3,299,175)
----------------------------------------------
  Less: Participations                                              -                (759,424)
----------------------------------------------
Life Insurance policies                                     1,889,962                2,629,057
                                                            ---------                ---------
----------------------------------------------

----------------------------------------------
Total Purchased receivables - net                          $2,110,454              $22,302,284
                                                           ==========              ===========
----------------------------------------------

----------------------------------------------
Advances receivable                                       $10,073,989              $16,288,673
----------------------------------------------
  Less: Unearned discount                                           -                (636,216)
----------------------------------------------
  Less: Participations                                      (744,623)                        -
                                                            ---------           --------------
----------------------------------------------

----------------------------------------------
Total Advances receivable - net                            $9,329,366              $15,652,457
                                                           ==========              ===========
----------------------------------------------


Invoices purchased usually become due within a maximum of 90 days. After this time, the Company generally requires the client to repay the amount advanced on the receivable plus the earned discount under the full recourse provisions of its agreements. If at any time the Company determines that it is unlikely to receive payment on a purchased invoice, the Company retains the right to require its clients to repay the amount the Company has advanced on the receivable plus the amount of discount earned.

Advances receivable may be made on a revolving basis or require monthly amortization. Revolving advances receivable secured by current assets (e.g. accounts receivable or inventory) are subject to a daily or weekly borrowing base formula and come due in a single, lump sum payment at the maturity of the agreement between the Company and its client.

Changes in the allowance for credit losses were as follows:

-------------------------------------------------------------- ---------------------------

-------------------------------------------------------------- ---------------------------
BALANCE, January 1, 1998                                                        2,738,931
--------------------------------------------------------------
Provision for credit losses                                                     9,598,503
--------------------------------------------------------------
Receivables charged off                                                       (9,596,124)
--------------------------------------------------------------
Recoveries                                                                         58,621
                                                                                   ------
--------------------------------------------------------------

--------------------------------------------------------------
BALANCE, December 31, 1998                                                      2,799,931
--------------------------------------------------------------
Provision for credit losses                                                    10,177,825
--------------------------------------------------------------
Receivables charged off                                                       (9,197,053)
--------------------------------------------------------------
Recoveries                                                                        535,696
                                                                                  -------
--------------------------------------------------------------

--------------------------------------------------------------
BALANCE, December 31, 1999                                                     $4,316,399
                                                                               ==========

Impaired loans recognized in conformity with SFAS No. 114, Accounting by Creditors for Impairment of a Loan, which requires the Company to measure the value of each impaired loan based on the present value of its expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, the loan's observable market price or the fair value of the collateral if the loan is collateral dependent; as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures, which allows the Company to use existing methods for recognizing interest income on impaired loans, are as follows:

                                                                                  December 31,
------------------------------------------------------------------ ------------------ ------------------
                                                                          1999               1998
------------------------------------------------------------------ ------------------ ------------------
Total recorded investment in impaired loans                               $5,354,476         $2,633,856
------------------------------------------------------------------

------------------------------------------------------------------
Amount of recorded  investment in impaired  loans for which there
is no related allowance                                                     $367,455         $2,633,856
------------------------------------------------------------------

------------------------------------------------------------------
Amount of recorded  investment in impaired  loans for which there
is a related allowance                                                    $4,987,021                  -
------------------------------------------------------------------

------------------------------------------------------------------
Related allowance for impaired loans                                      $3,987,021                  -
------------------------------------------------------------------ ------------------ ------------------

The average recorded investment in impaired loans during 1999 and 1998 was $7,809,301 and $2,065,105, respectively.

See note J-Financial obligations with off-balance sheet risk and credit concentrations.


C. FURNITURE, FIXTURES AND EQUIPMENT

The Company's investment in furniture, fixtures, and equipment consists of the following:


                                                                                         December 31,
------------------------------------------------------------ -------------------- ----------------------
                                                                    1999                  1998
------------------------------------------------------------ -------------------- ----------------------

------------------------------------------------------------
Furniture, fixtures and equipment                                       $447,800              $ 634,296
------------------------------------------------------------
Automobiles                                                                    -                 21,290
------------------------------------------------------------
Less:  Accumulated depreciation                                        (296,425)              (489,186)
                                                             -         ---------              ---------
------------------------------------------------------------
                                                                        $151,375              $ 166,400
                                                                        ========              =========

Furniture, fixtures and equipment is pledged as collateral under a revolving line of credit (see Note F).

                     [THIS SECTION INTENTIONALLY LEFT BLANK]

D. OTHER ASSETS

     Other assets consist of:
                                                                           December 31,
------------------------------------------------- ------------------------------ ---------------------------
                                                              1999                          1998
------------------------------------------------- ------------------------------ ---------------------------
Land held for sale                                                        $   -                    $375,000
-------------------------------------------------
Condominium held for sale                                                     -                     172,575
-------------------------------------------------
Employee advance                                                              -                       6,000
-------------------------------------------------
Prepaid expenses                                                              -                      42,602
-------------------------------------------------
Miscellaneous receivables                                                43,643                      57,780
                                                                         ------                      ------
-------------------------------------------------
                                                                        $43,643                    $653,957
                                                                        =======                    ========
------------------------------------------------- ------------------------------ ---------------------------

E. CREDIT BALANCES DUE CLIENTS

At December 31, 1999 and 1998, credit balances of factoring clients consisted of: (i) a holdback reserve of zero ($0) and $3,139,873, respectively, which is payable to clients upon the collection of receivables, (ii) a factors reserve of zero ($0) and $7,250 in 1999 and 1998 (which represents amounts due to factoring clients subject to contractual limitation) and (iii) cash collateral of zero ($0) and $1,412,447, respectively.

F. NOTES PAYABLE AND CONVERTIBLE SUBORDINATED NOTES

Notes payable consist of:                                                        December 31,
-------------------------------------------------------------------- ----------------- --------------------
                                                                           1999               1998
-------------------------------------------------------------------- ----------------- --------------------
Notes payable; due on demand;
 interest payable at1/4% over prime;
 unsecured                                                                     $    -            $  14,717
--------------------------------------------------------------------
Revolving line of credit; due immediately, interest at prime plus
 4.75% and .5%,in 1999 and 1998, respectively
                                                                              566,279           15,000,000
--------------------------------------------------------------------
Note payable, due March 31, 2000, interest at 10%, unsecured
                                                                              799,772

                                                                                                         -
--------------------------------------------------------------------

--------------------------------------------------------------------
  Total notes payable                                                      $1,366,051          $15,014,717
                                                                           ==========          ===========
--------------------------------------------------------------------

--------------------------------------------------------------------
Convertible Subordinated Notes; due September 30,
  2000; interest payable at 1.25% over prime;
  unsecured                                                                  $357,000             $361,000
--------------------------------------------------------------------

--------------------------------------------------------------------
Convertible Subordinated Notes; due September 30,
  2003; interest payable at 10% fixed; unsecured                            4,597,000            4,597,000
                                                                            ---------            ---------
--------------------------------------------------------------------
  Total convertible subordinated notes                                     $4,954,000           $4,958,000
                                                                           ==========           ==========

At December 31, 1999 and 1998, the prime rate was 8.50% and 7.75%, respectively.

Aggregate annual principal payments on notes payable for the five years subsequent to December 31, 1999, are as follows:

-------------------------------------------------------------------- --------------------------------------
                     Years Ending December 31,                                      Amount

-------------------------------------------------------------------- --------------------------------------

--------------------------------------------------------------------
     2000                                                                                      $ 1,723,051
--------------------------------------------------------------------
     2001                                                                                                -
--------------------------------------------------------------------
     2002                                                                                                -
--------------------------------------------------------------------
     2003                                                                                        4,597,000
--------------------------------------------------------------------
     2004                                                                                                -
                                                                                                         -
--------------------------------------------------------------------
    Total                                                                                       $6,320,051
                                                                                                ==========
-------------------------------------------------------------------- --------------------------------------

As of December 31, 1998, the Company had $1,217,407 available under a $25,000,000 million secured revolving line of credit from a group of banks. The revolving line of credit contained various sub facilities that limited its use. The entire facility could be used for borrowing to finance the purchase of invoices or advances secured by accounts receivable. However, the Company could
(i) borrow only $5,000,000 collateralized by advances secured by machinery and equipment, (ii) borrow only $2,500,000 collateralized by advances secured by inventory, and (iii) issue only up to $5,000,000 of Letters of Credit. Borrowings under the credit facility bore interest at a spread over the bank's base rate or a spread over LIBOR, at the Company's election. The Company was subject to covenants that are typical in revolving credit facilities of this type. At December 31, 1998, the Company was in default of the covenants, which related to interest coverage and the maximum amount of funds which may be advanced to any one client. Waivers of the defaults were received from the members of the bank group.

As of December 31, 1999, the Company was operating under a forbearance agreement negotiated with its bank lenders. As of December 24, 1999, the forbearance agreement expired. The line of credit availability at December 31, 1999 was zero. The interest rate on the line of credit was equal to the agent lender's base rate plus 4.75%. The loan was repaid in full in January 2000. The Company may seek replacement financing.

To augment its working capital during the forebearance period the Company obtained a $1,000,000 working capital loan from Value Partners. The working capital loan bears a 10% rate of interest, which is payable quarterly, and repayment terms of 25% of collections of certain assets. The outstanding balance of the loan is due March 31, 2000. The Company may seek to extend the due date of the outstanding balance of the loan. As of December 31, 1999, the Company owed $799,772 on the working capital loan.

As of December 31, 1997, the Company had convertible subordinated notes (collectively the "Old Notes") outstanding with an aggregate principal of $4,974,000. The Old Notes were issued in exchange for 785,475 shares of the Company's common stock (currently held by the Company as treasury stock). The Old Notes (i) mature on September 30, 2000, (ii) bear interest at the prime rate plus 1.25% per annum, (iii) are convertible into common stock of the Company at $7.50 per share, and (iv) are subordinated in right of payment to the Company's secured revolving credit facility.

The Old Notes had a provision that upon the occurrence of certain "fundamental changes", the holders had the right to have these notes redeemed at par. The election of the new Board of Directors at the May 1998 shareholder meeting was deemed to have constituted a fundamental change under that provision. The
Company:

- Advised all noteholders of their right to redeem the notes at par.

- Issued new convertible subordinated notes to Value Partners to provide the Company with a funding source to repurchase all notes tendered under the fundamental change provision.

- Repurchased the tendered notes.
- Offered all remaining noteholders, that were accredited investors, the opportunity to exchange their Old Notes for newly issued convertible subordinated notes.

The old noteholders tendered $2,896,000 of Old Notes for repurchase at par. Additionally, Old Notes with a par of $1,701,000 were exchanged for the new issue of convertible subordinated notes.

During 1998, convertible subordinated notes were issued (collectively the "New Notes") that (i) have a maturity of September 30, 2003, (ii) bear interest at a fixed rate of 10% per annum, (iii) are not redeemable at the option of the Company, (iv) are convertible into the Company's common stock at $6.50 per share and (v) are subordinated in the right of payment to the Company's secured revolving credit facility. The New Notes have financial covenants that are similar to, but less restrictive than, the covenants in the Company's revolving line of credit. At December 31, 1999, the Company was in default of several of the covenants of the New Notes. The Company is negotiating with the debt holders to resolve these defaults. There can be no assurance that an agreement will be reached.

As of December 31, 1999 and 1998, the Company had convertible subordinated notes (Old and New Notes) outstanding of $4,954,000 and $4,958,000, respectively.

G. STOCK OPTION AND BENEFIT PLAN

Stock Option Plans

In October 1995, FASB issued SFAS No. 123, Accounting for Stock-Based Compensation. This Statement gives the Company the option of either:
1)continuing to account for stock options and other forms of stock compensation paid to employees under the current accounting rules (APB No. 25, Accounting for Stock Issued to Employees) while providing the disclosures required under SFAS No. 123, or 2) adopting SFAS No. 123. The Company continues to account for stock options under APB No. 25 and provides the additional disclosures as required by SFAS No. 123.

Qualified Plan

The Company has reserved 275,000 shares of common stock for issuance under its qualified stock option plan, which expires February 7, 2000. Options to purchase common stock are granted at a price equal to the fair market value of the stock at the date of grant or 110% of fair market value of the stock at the date of grant for stockholders owning 10% or more of the combined voting stock of the Company. The following table summarizes qualified stock option transactions for the years ended December 31, 1999 and 1998.

-------------------------------------------------- ------------------- --------------------------------------
                                                   Number of Options               Option Price
                                                                                     Per Share
-------------------------------------------------- ------------------- --------------------------------------
Outstanding, January 1, 1998                                  148,800                         $5.37 to $7.75
--------------------------------------------------
Granted                                                        30,200                         $5.00 to $7.75
--------------------------------------------------
Exercised                                                     (3,500)                         $5.62 to $6.50
--------------------------------------------------
Forfeited or expired                                         (57,900)                        $5.62 to $14.00
                                                             --------
--------------------------------------------------

--------------------------------------------------
Outstanding, December 31, 1998                                117,600                         $5.00 to $7.75
--------------------------------------------------
Granted                                                        95,000                         $4.00 to $6.54
--------------------------------------------------
Exercised                                                           -                                      -
--------------------------------------------------
Forfeited or expired                                        (112,000)                         $4.00 to $7.75
                                                            ---------
--------------------------------------------------

--------------------------------------------------
Outstanding, December 31, 1999                                100,600                         $4.00 to $6.50
                                                              =======
--------------------------------------------------
Exercisable, December 31, 1999                                 90,501
                                                               ======

Non-Qualified Plan

The Company has reserved 150,000 shares of common stock for issuance under its non-qualified stock option plan, which expires February 7, 2000. Options to purchase shares of common stock are granted at a price equal to the fair value of the stock at the date of grant except in the case of options granted to directors, in which case the minimum price is the greater of $7.00 and 110% of fair value at the time of grant. The following table summarizes non-qualified stock option transactions from 1998 through 1999:

-------------------------------------------------- ------------------- --------------------------------------
                                                   Number of Options               Option Price
                                                                                     Per Share

-------------------------------------------------- ------------------- --------------------------------------
Outstanding, January 1, 1998                                   69,000                        $7.00 to $14.00
--------------------------------------------------
Granted                                                        35,000                                  $7.00
--------------------------------------------------
Forfeited or expired                                          (2,000)                                 $14.00
                                                              -------
--------------------------------------------------

--------------------------------------------------
Outstanding, December 31, 1998                                102,000                                  $7.00
--------------------------------------------------
Granted                                                        30,000                                  $7.00
--------------------------------------------------
Forfeited or expired                                         (67,000)                                  $7.00
                                                             --------
--------------------------------------------------

--------------------------------------------------
Outstanding, December 31, 1999                                 65,000                                  $7.00
                                                               ======
--------------------------------------------------
Exercisable, December 31, 1999                                 65,000                                  $7.00
                                                               ======

Qualified and Non-Qualified Plans

The table below summarized the option activity for both plans for the years ended December 31:

------------------------------------------------------------- -------------------- -----------------
                                                                     1999                1998
------------------------------------------------------------- -------------------- -----------------

-------------------------------------------------------------
Outstanding at January 1                                                  219,600           217,800
-------------------------------------------------------------
Granted                                                                   125,000            65,200
-------------------------------------------------------------
Exercised                                                                       -           (3,500)
-------------------------------------------------------------
Forfeited or expired                                                    (179,000)          (59,900)
                                                                        ---------          --------
-------------------------------------------------------------
Outstanding at December 31                                                165,600           219,600
                                                                          =======           =======
-------------------------------------------------------------
Exercisable at December 31                                                155,501           151,201
                                                                          =======           =======

The weighted average fair value at date of grant for options granted during 1999 and 1998 was $1.85 and $0.98, respectively. The fair value of options at date of grant was estimated using the Black-Scholes model with an expected option life of 1.5-3.0 years and 2.5 years in 1999 and 1998, respectively, and the following weighted average assumptions, respectively, for 1999 and 1998: dividend yield - none either year; interest rate - 6.29% and 6.86%; volatility 65.00% and 38.00% for the respective year.

Weighted average option exercise price information (both plans) for years ended December 31:

------------------------------------------------------------ -------------------- -----------------
                                                                    1999                1998
------------------------------------------------------------ -------------------- -----------------
Per Share

Outstanding at January 1                                                   $6.37             $6.24
------------------------------------------------------------
  Granted                                                                   5.76              5.01
------------------------------------------------------------
  Exercised                                                                    -              6.25
------------------------------------------------------------
  Forfeited or Expired                                                      6.26              5.76
                                                             -              ----              ----
------------------------------------------------------------

------------------------------------------------------------
Outstanding at December 31                                                 $5.84             $6.37
                                                                           =====             =====
------------------------------------------------------------

------------------------------------------------------------
Exercisable at December 31                                                 $5.94             $6.49
                                                                           =====             =====

The Company's net loss would have increased by $166,614 or $0.07 per share basic and dilutive for 1999, in stock-based compensation cost for the Company's qualified and non-qualified stock option plans if the plan had been determined based on the fair value at the grant dates for awards under the plans. The Company's net loss would have been increased by $88,335 or $0.04 per share basic and dilutive for 1998.

Retirement Plan

Effective January 1, 1990, the Company adopted the Allstate Financial Corporation 401(k) Retirement Plan (the "Plan") for the benefit of the Company's employees. The Plan provides for the deferral of up to 15% of a participating employee's salary, subject to certain limitations, and a discretionary contribution by the Company. The Company's contribution is allocated to participating employees based on relative compensation. The Company's contribution for the years ended December 31, 1999 and 1998 was zero ($0) and $46,701, respectively. During 1999, the plan was terminated and all monies were distributed.

Effective April 1, 1999, the Company became a participant in a nationally managed 401(k) plan (1999 plan) for the benefit of the Company's employees. The 1999 plan provides for the deferral of up to 17% of a participant's salary, subject to certain annual limitations, and a matching contribution of up to 3% by the Company. The Company's contribution for the year ended December 31, 1999 was $18,233.

H. INCOME TAXES

Income tax expense (benefit) consists of:

                                                                   Years Ended December 31,
    ----------------------------------------------------- ------------------------- --------------------
                                                                     1999                  1998
    ----------------------------------------------------- ------------------------- --------------------
    Federal:
    -----------------------------------------------------
      Current                                                             $ 32,466            $  45,187
    -----------------------------------------------------
      Deferred                                                           3,683,680          (3,366,887)
                                                                         ---------          -----------
    -----------------------------------------------------
                                                                         3,716,146          (3,321,700)
                                                                         ---------          -----------
    -----------------------------------------------------

    -----------------------------------------------------
    State:
    -----------------------------------------------------
      Current                                                                9,500                    -
    -----------------------------------------------------
      Deferred                                                             277,266            (234,700)
                                                                           -------            ---------
    -----------------------------------------------------
                                                                           286,766            (234,700)
                                                                           -------            ---------
    -----------------------------------------------------

    -----------------------------------------------------
    Total income tax expense (benefit)                                  $4,002,912         $(3,556,400)
                                                                        ==========         ============
    -----------------------------------------------------

    -----------------------------------------------------
    Tax (benefit) expense at statutory rate                           $(4,504,040)         $(3,268,050)
    -----------------------------------------------------
    Change in (benefit) expense resulting from:
    State income taxes, net of Federal income
    tax effect                                                           (428,023)            (154,903)
    -----------------------------------------------------
    Valuation Allowance                                                  9,232,642
    -----------------------------------------------------
    Other                                                               (297,667)            (133,447)
                                                                         ---------            ---------
    -----------------------------------------------------
                                                                        $4,002,912         $(3,556,400)

    -----------------------------------------------------

    -----------------------------------------------------

    -----------------------------------------------------
    Effective tax rate                                                       37.0%                37.0%
                                                                            =====                 =====



                     [THIS SECTION INTENTIONALLY LEFT BLANK]


    The deferred tax asset consists of:

                                                                                 December 31,
    --------------------------------------------------------- --------------------- ----------------
                                                                       1999               1998
    ------------------------------------------------             ------------------ ----------------
    Deferred tax asset:
    ---------------------------------------------------------
    Operating Loss Carryforwards                                         7,506,082        2,750,273
    ---------------------------------------------------------
     Allowance for credit losses                                        $1,726,560       $1,124,030
    ---------------------------------------------------------
     Fixed assets                                                                            86,644
                                                                     -------------           ------
    ---------------------------------------------------------
                                                                         9,232,642        3,960,946
    ---------------------------------------------------------
    Valuation allowance                                                (9,232,642)
                                                                                                  -
    ---------------------------------------------------------
                                                                                                  -
                                                                           $     -       $3,960,946
                                                                           =======       ==========
    ---------------------------------------------------------
    Total

The Company has reduced all deferred tax assets to zero by utilizing a valuation allowance because the deferred tax assets more than likely will not be realized.

The Company's net operating loss ("NOL") at December 31, 1999, amounted to $18,765,205. The Company's use of the NOL's prior to the expirations of their carry-forward periods may be limited by the provisions of Section 382 of the Internal Revenue Code of 1986 ("the Code"), if it is determined that it has undergone a change of ownership, as defined by the section. The carry-forward period associated with the NOL expires according to the following schedule:

              ------------------------------ ---------------------------------
                    Year of expiration                     Amount

              ------------------------------ ---------------------------------
              ------------------------------ ---------------------------------
                        2018                                     $6,875,682
                        2019                                     11,889,523
                                           -                     ----------
                        Total                                   $18,765,205
                                                                ===========
              ------------------------------ ---------------------------------


I.       RELATED-PARTY TRANSACTIONS

In 1998 the "Allstate Financial Corporation Independent Shareholders/Directors Committee" (the "Committee"), which was composed of Value Partners, Ltd., a major shareholder; David W. Campbell, William H. Savage, Edward A. McNally, and Lindsay B. Trittipoe, independent directors of the Company; and C. Scott Bartlett, a former director of the Company, proposed the election of a slate of directors in opposition to the nominees proposed by the Company's management. In their proxy filing, the Committee advised shareholders that, if successful in the election, they would seek reimbursement for their expenses from the Company. The Company paid directly or reimbursed Value Partners, Ltd. for expenses incurred by the Committee in the amount of $397,318 in 1998. This reimbursement was recorded in the consolidated statement of operations as a general and administrative expense.

Value Partners, Ltd., was paid approximately $314,000 and $207,000 in 1999 and 1998, respectively, ininterest on convertible subordinated notes.Value Partners, Ltd. held convertible subordinated notes of $4,197,000 at December 31, 1999 and

1998. In addition, the Company owes Value Partners, Ltd., interest of $104,000 that was due December 31, 1999. As stated in Note F, the Company is working with the holders of the New Notes to resolve this default situation. There can be no assurance that an agreement will be reached.

In September 1999, Value Partners, Ltd. made a $1 million loan to the Company. The note bears interest at 10%, payable quarterly, and is due in full on March 31, 2000. Also, the Company is required to made principal payments on this debt as certain assets are received in cash. Value Partners, Ltd. received $12,161 in intereston this loan during 1999. As of December 31, 1999 the loan balance was $799,772.


 J. FINANCIAL OBLIGATIONS WITH OFF-BALANCE SHEET RISK AND CREDIT CONCENTRATIONS

The Company is a party to financial obligations with off-balance sheet risk in the normal course of business to meet the financing needs of its clients. These financial obligations include conditional commitments to purchase receivables, obligations under guaranties issued by the Company and reimbursement obligations under letters of credit issued for the Company's account. These obligations involve, to varying degrees, elements of credit risk in excess of the amount recognized on the balance sheet.

The Company's maximum exposure to credit loss under financial obligations with off-balance sheet risk is represented by the contractual or notional amount of these obligations. The Company uses the same credit policies in making conditional commitments and incurring contingent obligations as it does for on-balance sheet obligations. These commitments have fixed expiration dates or other termination clauses and usually require payment of a fee by the client. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company receives collateral to secure letters of credit and guarantees. The Company no longer engages in this line of business.

Financial obligations whose contract or notional amounts represent credit risk are as follows:

                                             December 31,

                                    1999                   1998
      --------------------- --------------------- ------------------------
Conditional Commitments
to purchase Receivables         $     -              $47,810,000
                                =======              ===========



For the year ended December 31, 1999, three clients accounted for 25.8% of the Company's total earned discounts and interest. Two of these clients were written-off during 1999 and the third client paid off all outstanding balances prior to the end of 1999. At December 31, 1999, two clients accounted for 51.53% of the Company's total receivables. One of these clients is classified as non-performing and the Company has allocated specific reserves for this client.

For the year ended December 31, 1998, three clients accounted for 46.4% of the Company's total earned discounts and interest. At December 31, 1998, three clients accounted for 48.7% of the Company's total receivables. Although the Company monitors account debtor concentration and regularly evaluates the credit worthiness of account debtors, there can be no assurances that account debtor concentration could not have a material adverse effect on the Company.

K.       NET INCOME PER SHARE

In March 1997, FASB issued SFAS No. 128, Earnings Per Share. SFAS No. 128 supersedes APB No. 15 to conform earnings per share to international standards as well as to simplify the complexity of the computation under APB No. 15. SFAS No. 128 requires dual presentation of basic and diluted earnings per share on the face of the income statement. Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. SFAS No. 128 is effective for both interim and annual periods ending after December 15, 1997. For the years ending December 31, 1999 and 1998, there is no difference between the basic and diluted earnings per share.

The following table details the calculation of the basic and diluted earnings per share.





-------------------------------------------- -------------------- ----------------------- ------------------
                                                Income (Loss)      Shares (Denominator)       Per-Share
                                                                          -------------
                                                 (Numerator)                                    Amount
-------------------------------------------- -------------------- ----------------------- ------------------

Year Ended December 31, 1998
--------------------------------------------
Basic EPS

 Net (loss)                                         $(6,055,513)               2,322,222            $(2.61)
--------------------------------------------
Effect of dilutive securities
 Stock options                                                 -                       -

                                                                                                          -
--------------------------------------------
Diluted EPS
 Net (loss) plus assumed
 Conversions                                       $(6,055,513)                2,322,222            $(2.61)
                                                   =============               =========            =======
--------------------------------------------

Year Ended December 31, 1999
--------------------------------------------
Basic EPS

 Net (loss)                                        $(17,251,090)               2,324,616            $(7.42)
--------------------------------------------
Effect of dilutive securities
 Stock options                                                 -                       -

--------------------------------------------
Diluted EPS
 Net (loss) plus assumed
 Conversions                                       $(17,251,090)               2,324,616            $(7.42)
                                                   =============               =========            =======


During 1999 and 1998, respectively, there were various options to purchase 165,600 and 103,700 shares of common stock which were not included in the computation of the diluted EPS because the options' exercise price was greater than the average market price of the common shares.

The Company incurred net losses for the years ended December 31, 1999 and 1998. Since the inclusion of stock options in the computation of diluted EPS would have had an antidilutive effect, the common shares associated with the options were excluded from the computation.

The convertible subordinated notes, which convert into the Company's common stock at $6.50 and $7.50 per share, were also excluded from the computation of the diluted EPS because the conversion price was greater than the market price at any given point during which they were outstanding for the two years ended December 31, 1999.

L. COMMITMENTS AND CONTINGENCIES

The Company leases office space under operating leases with Consumer Price Index escalations and rental escalations based on increases in base operating expenses as defined in the agreements. The Company's headquarters lease was renegotiated during 1995 and extended for six years to December 1, 2001 at a reduced rental. The Company also pays rent for storage space and office equipment. The Company is currently negotiating with the landlord to reduce or eliminate the space the Company is occupying. There can be no assurance that the situation will be resolved.

     Future minimum rental payments are as follows:

       ----------------------------------------- ------------------------
                        Years Ending December 31, Amount

       ----------------------------------------- ------------------------
                                  2000 $215,000
                    -----------------------------------------
                                  2001  189,000
                    -----------------------------------------
                                  2002        -
                    -----------------------------------------
                                  2003        -
                    -----------------------------------------
                                  2004        -
                                     ----------
                              total    $404,000
                                       ========
       ----------------------------------------- ------------------------

Rental expense for the years ended December 31, 1999 and 1998 was $184,768 and $330,226, respectively.

The Company is a counterclaim defendant in Allstate Financial Corporation v. A.G. Construction, Inc. (n/k/a A.G.Plumbing, Inc.), American General Construction Corp., Adam Guziczek and Cheryl Lee Guziczek (hereinafter collectively referred to as "AG") pending in the United States Bankruptcy Court for the Southern District of New York. In a 1993 action the Company undertook an attempt to recoveragainst AG. An answer and counterclaim was filed against the Company. The counterclaim asserted claims for usury, diversion of proceeds of public improvement contracts, and overpayments to the Company by AG in excess of $2,000,000 (hereinafter the "Counterclaims").No specific damage claims amount was set forth in the Counterclaims.

No action was ever taken by the trustee in the AG bankruptcy proceedings to pursue the Counterclaims. On June 2, 1997, the trustee for the AG bankruptcy estate filed a motion to abandon these claims against the Company. On October 7, 1997, New York Surety Company (hereinafter referred to as the "Surety"), which provided the payment and performance bond to AG in connection with the construction jobs performed for the City of New York, filed pleadings objecting to the abandonment of such claims against the Company, asserting that it was subrogated to AG's claims. The proposed complaint adopts the Counterclaims and seeks an accounting. The Surety asserts damages of approximately $4,000,000. On April 9, 1998, the bankruptcy court remanded the matter to state court.

On June 24, 1998, the Surety was formally declared insolvent by the Superintendent of Insurance of the State of New York (hereinafter referred to as the "Superintendent") and as such the Superintendent was judicially appointed as rehabilitator of the Surety to conduct its business. At this time, it is uncertain whether the Superintendent will continue to pursue the litigation against the Company.

The Company believes it has meritorious defenses to the Counterclaims and intends to vigorously defend all claims. However, the litigation is in the preliminary stage and the probability of a favorable or unfavorable outcome and the potential amount of loss, if any, cannot be determined or estimated at this time.

Except as described above, the Company is not party to any litigation other than routine proceedings incidental to its business, and the Company does not expect that these other proceedings will have a material adverse effect on the Company.

M.       UNCERTAINTIES

The Company has incurred net losses of $17 million and $6 million in the years ending December 31, 1999 and 1998, respectively. During the last four years, the Company has incurred severe loan losses that caused the Company's bank lenders to restrict the line of credit and request repayment. The Company was forced to sell assets to comply with the lenders' request. The need to use the proceeds of sales to repay the bank lenders made it impractical for the Company to solicit and make loans to new clients. The Company is also in default on its New Notes, and has outstanding litigation (see Note L) which presents additional contingent liabilities.

In response to this situation, the Company has taken several steps in an effort to return the Company to profitability. The Company has consummated the sale of the factoring portfolio and certain ABL loans, reduced staffing and other expenses, repaid the bank lenders, and moved to smaller office space.

The Company is also developing a strategic turnaround plan (the "Plan") that contemplates, among other things, a recapitalization of the Company in the form of the exchange of the New Notes for common stock. The board of directors has appointed a committee of outside directors to negotiate with the holders of the New Notes over the terms of the exchange.

Other major elements of the Plan include:

o A limitation on transfers of common stock by existing or potential holders of over 4.9% of outstanding shares, thereby helping to preserve the NOL's for future use.

o An increase in the number of authorized shares to facilitate the conversion and enable the Company to consider possible acquisitions of, or business combinations with, firms in financial services involving the issuance of new shares.

o The possible re-incorporation of the Company under Delaware law to take advantage of provisions favorable to the Plan.

The Company has held preliminary discussions with Value Partners, Ltd., a large shareholder of the Company and the holder of a majority of the New Notes, with respect to the Plan.Value Partners is supportive of the of the major elements of the Plan and has encouraged the company to finalize the details and present the Plan for approval by the Board and recommendation to the shareholders the annual meeting. The actual exchange rate at which the New Notes will be converted into common stock will be negotiated by the committee of the board of directors. In addition, the final terms of the Plan will depend in part upon an analysis of the effects of Section 382 of the Code and the preservation of the Company's NOL carry-forwards. See Note H - Income Taxes.

Certain elements of the plan will require shareholder approval and will be presented to the shareholders for a vote at the Company's annual meeting. The board of directors has postponed the date of the annual meeting in order to allow sufficient time for the Plan to be finalized. The Company believes that when the Plan is approved by the shareholders and implemented, the Company will be positioned for future growth. The Company believes the conversion of the New Notes to equity will reduce the Company's interest costs and position it to more effectively obtain new senior funding to expand its loan portfolio. The satisfactory completion of the Plan is essential, as the Company has insufficient cash flow to service the interest payments on the New Notes.

However, there can be no assurance that the Plan will be approved by the shareholders, that the final terms of the conversion can be agreed upon, that the Company will be successful in redeploying the amounts it currently has invested in nonperforming assets into new ABL relationships, or that new financing will be obtained.

If the plan can be accomplished, management believes that the Company will continue as a going concern.

                     [THIS SECTION INTENTIONALLY LEFT BLANK]


                                   SCHEDULE IV

                         INDEBTEDNESS TO RELATED PARTIES

------------------------------------------- ------------------- ------------------ --------------- -------------------
                                                Balance at                                            Balance at
                                              Beginning of                            Amounts            End of
Name of Creditor                                   Period          Additions              Paid           Period
------------------------------------------- ------------------- ------------------ --------------- -------------------
Year Ended December 31, 1999:
-------------------------------------------

-------------------------------------------
  All directors and officers as a
-------------------------------------------
    Group                                            $ 102,000             $    -          $    -           $ 102,000
-------------------------------------------
  Value Partners, Ltd.                               4,197,000          1,000,000         200,228           4,996,772
                                            -        ---------          ---------         -------           ---------
-------------------------------------------
                                                    $4,299,000         $1,000,000        $200,228          $5,098,772
                                                    ==========         ==========        ========          ==========
-------------------------------------------

-------------------------------------------
Year Ended December 31, 1998:
-------------------------------------------

-------------------------------------------
  All directors and officers as a
-------------------------------------------
    Group                                               $    -          $ 102,000            $  -           $ 102,000
-------------------------------------------
  Various other related parties                        156,216                            157,098                  --
                                                                              882

-------------------------------------------
  Value Partners, Ltd.                               1,301,000          2,896,000              --           4,197,000
                                                     ---------          ---------          ------           ---------
-------------------------------------------
                                                    $1,457,216         $2,998,882        $157,098          $4,299,000
                                                    ==========         ==========        ========          ==========

ALLSTATE FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS


                                                                                June 30, 2000         December 31,1999

                                                                                 (Unaudited)
ASSETS

Cash                                                                              $1,075,623                 $353,962

Purchased receivables                                                              1,985,640                2,110,454

Advances receivable                                                                2,943,520                9,329,366
                                                                                   ---------                ---------
                                                                                   4,929,160               11,439,820

Less: Allowance for credit losses                                                  (438,263)              (4,316,399)
                                                                                   ---------              -----------
Total receivables - net                                                            4,490,897                7,123,421
                                                                                   ---------                ---------
Securities Held for Sale                                                             380,000                        -

Furniture, fixtures and equipment, net                                               116,291                  151,375

Other assets                                                                          43,175                   43,643
                                                                                      ------                   ------
TOTAL ASSETS                                                                      $6,105,986               $7,672,401
                                                                                  ==========               ==========
LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and accrued expenses                                               $740,471               $1,009,921

Notes payable                                                                          -                    1,366,051

Convertible subordinated notes                                                     4,954,000                4,954,000
                                                                                   ---------                ---------

TOTAL LIABILITIES                                                                  5,694,471                7,329,972
                                                                                   ---------                ---------
SHAREHOLDERS' EQUITY:

Preferred stock, authorized 2,000,000 shares with
no par value; no shares issued or outstanding                                          -                        -

Common stock, authorized 10,000,000 shares with no par
value; issued 3,105,828; outstanding 2,324,616
at December 31,1999,  2,499,616 at  June 30,2000.
exclusive of shares held in treasury                                                  40,000                   40,000

Additional paid-in-capital                                                        18,963,432               18,874,182

Treasury stock, 781,212 shares                                                   (4,961,812)              (4,967,472)



Accumulated Deficit                                                              (14,006,105)             (13,604,281)
Accumulated other comprehensive income:
Unrealized gains on investment securities                                            376,000                    -
                                                                                    --------                 --------
TOTAL SHAREHOLDERS' EQUITY                                                           411,515                  342,429
                                                                                     -------                  -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                        $6,105,986               $7,672,401

                                                                                  ==========               ==========

See Notes to Consolidated Condensed Financial Statements



ALLSTATE FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)


                                    Three Months Ended June 30,       Six Months Ended June 30,

                                           2000            1999            2000            1999
                                   ------------    ------------    ------------    ------------
REVENUE

Earned discounts and interest ..   $     85,038    $    598,262    $    216,928    $  2,212,733

Fees and other revenue .........        118,783         142,872         190,546         324,446
                                   ------------    ------------    ------------    ------------
TOTAL REVENUE ..................        203,821         741,134         407,474       2,537,179
                                   ------------    ------------    ------------    ------------
EXPENSES

Compensation and fringe benefits        116,254         653,683         285,242       1,263,696

General and administrative .....        324,969       1,349,357         542,831       1,754,650

Interest expense ...............        205,369         335,390         346,714         710,964

Provision for credit losses (recovery) (365,489)      8,376,057       8,376,057        (365,489)
                                   ------------    ------------    ------------    ------------
TOTAL EXPENSES .................        281,103      10,714,487         809,298      12,105,367
                                   ------------    ------------    ------------    ------------
LOSS BEFORE INCOME TAX
EXPENSE ........................        (77,282)     (9,973,353)       (401,824)     (9,568,188)

INCOME TAX EXPENSE  ...                    --         3,871,938            --         4,021,849
--------------------------------   ------------    ------------    ------------    ------------

NET LOSS .......................   $    (77,282)   $(13,845,291)   $   (401,824)   $(13,590,037)
                                   ============    ============    ============    ============
NET LOSS PER COMMON SHARE

Basic and Diluted ..............   $(       .03)   $ (    5.96)    $(      .17)   $(       5.85)
                                   ============    ============    ============    ============
WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING
Basic and Diluted ..............      2,359,282       2,324,438       2,354,862       2,324,289

See Notes to Consolidated Condensed Financial Statements

ALLSTATE FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF SHAREHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 1999 AND THE SIX MONTHS ENDED JUNE 30, 2000

 -------------------------- ---------- --------------- ------------------ ---------------- ----------------- ---------------------
                               Common      Additional        Treasury         Accumulated  Retained Earnings      Total
                                Stock       Paid in            Stock             Other         (Deficit)
                                            Capital                          Comprehensive
                                                                                Income
 -------------------------- ---------- --------------- ------------------ ---------------- ----------------- ---------------------
   Balance - January 1,
   1999                        $40,000     $18,874,182         $4,986,520                        $3,646,809    $17,574,471

   Amortization of
   Treasury Stock Costs
                                                                   15,050                                           15,050
   Conversion of
   Convertible
   Subordinated Notes to
   533 shares of common
   stock
                                                                    3,998                                             3,998

   Net (Loss)                                                                                   (17,251,090)   (17,251,090)

   Balance - December 31,
   1999                        $40,000     $18,874,182       $(4,967,472)                      $(13,604,281)      $ 342,429
                               =======     ===========       ============                      =============      =========

   Amortization of
   treasury stock
   acquisition costs
   (unaudited)                                                      5,660                                             5,660

   Unrealized gains on
   Investment Securities
   (unaudited)                                                                     376,000                          376,000

   Issue of 175,000 Shares
   to Non-Employee
   Directors (unaudited)
                                                              89,250                                                 89,250
   Net (Loss) (unaudited)
                                                                                                    (401,824)      (401,824)

   Balance, June 30, 2000
   (unaudited)
                               $40,000     $18,963,432       $(4,961,812)          376,000       $(14,006,105)      $411,515
                               =======     ===========       ============          =======       =============      ========

See notes to consolidated condensed financial statements

ALLSTATE FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

                                                                                         Six Months Ended


                                                                                 June 30, 2000      June 30, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
          Net (Loss)                                                                $(401,824)      $(13,590,037)
          Adjustments to reconcile net (loss)
                 to cash provided (used) by operating activities:
                 Depreciation - net                                                     32,855             33,039
                 Provision for credit losses                                         (365,489)          8,376,057
                 Changes in operating assets and liabilities:
                       Other receivables                                                   468            595,281
                       Accounts payable and accrued expenses                         (269,450)          (419,244)
                       Income taxes receivable and deferred income taxes                     -          4,783,778

NET CASH  (USED) BY OPERATING ACTIVITIES                                           (1,003,440)          (221,126)

CASH FLOWS FROM INVESTING ACTIVITIES:
          Purchase of Receivables and  Advances                                      (886,000)       (88,329,796)
          Collection of purchased receivables
                 and advances receivable                                             3,959,994         97,773,630
          (Decrease) in credit balances of factoring clients                                 -        (3,814,377)
          Sale (Purchase) of furniture, fixtures and equipment                          11,498          (166,719)

NET CASH PROVIDED BY INVESTING ACTIVITIES                                            3,085,492          5,462,738

CASH FLOWS FROM FINANCING ACTIVITIES:
          Proceeds from lines of credit                                                      -         54,129,626
          Principal payments on lines of credit                                    (1,366,051)       (61,230,898)
          Treasury stock acquisition costs                                               5,660              8,147

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                   (1,360,391)        (7,093,125)


NET  INCREASE (DECREASE) IN CASH                                                       721,661        (1,851,513)

CASH, Beginning of period                                                              353,962          2,420,644


CASH, End of period                                                                 $1,075,623           $569,131


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
          Interest paid                                                                $67,250           $375,285


SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES
          Conversion of Factoring Clients to ABL Loans                                   $   -         $9,309,511

          Issuance of common stock in exchange
                  for convertible subordinated notes                                     $   -             $3,998


          Issuance of common stock as directors' fees                                  $89,250              $   -



See Notes to Consolidated Condensed Financial Statements

ALLSTATE FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. General. The consolidated financial statements of Allstate Financial Corporation and subsidiaries (the "Company") included herein are unaudited for the periods ended June 30, 2000 and 1999; however, they reflect all adjustments which, in the opinion of management, are necessary to present fairly the results for the periods presented. The December 31, 1999 balance sheet has been extracted from audited financial information. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Allstate Financial Corporation believes that the disclosures are adequate to make the information presented not misleading. The results of operations for the three and six months ended June 30, 2000 are not necessarily indicative of the results of operations to be expected for the remainder of the year. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in Allstate Financial Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1999.

2. Lines of Credit. In January 2000, the Company repaid its bank lenders in full. Previously the Company obtained a $1,000,000 supplemental working capital loan from Value Partners, a major shareholder. On April 5, 2000 the Company repaid the working capital loan in full. The Company does not have any outside source of liquidity to fund new business, and is relying on collections of existing accounts and impaired assets to fund its current clients.

3. Certain Contingencies. The Company is a counterclaim defendant in Allstate Financial Corporation v. A.G. Construction, Inc. (n/k/a A.G. Plumbing, Inc.), American General Construction Corp., Adam Guziczek and Cheryl Lee Guziczek ("AG") pending in the United States Bankruptcy Court for the Southern District of New York. In a 1993 action the Company undertook an attempt to recover against AG. An answer and counterclaim was filed against the Company. The counterclaim asserted claims for usury, diversion of proceeds of public improvement contracts, and overpayments to the Company by AG in excess of $2,000,000 (the "Counterclaims"). No specific damage claims amount was set forth in the Counterclaims. No action was ever taken by the trustee in the AG bankruptcy proceedings to pursue the Counterclaims. On June 2, 1997, the trustee for the AG bankruptcy estate filed a motion to abandon these claims against the Company. On October 7, 1997, New York Surety Company ( the "Surety"), which provided the payment and performance bond to AG in connection with the construction jobs performed for the City of New York, filed pleadings objecting to the abandonment of such claims against the Company, asserting that it was subrogated to AG's claims. The proposed complaint adopted the Counterclaims and sought an accounting. The Surety asserted damages of approximately $4,000,000. On April 9, 1998, the bankruptcy court remanded the matter to state court. On June 24, 1998, the Surety was formally declared insolvent by the Superintendent of Insurance of the State of New York (the "Superintendent") and as such the Superintendent was judicially appointed as rehabilitator of the Surety to conduct its business. At that time, it was uncertain whether the Superintendent would continue to pursue the litigation against the Company.

The Company believes it has meritorious defenses to the Counterclaims and intends to vigorously defend all claims. However, the litigation is in the preliminary stage and the probability of a favorable or unfavorable outcome and the potential amount of loss, if any, cannot be determined or estimated at this time.

Except as described above, the Company is not party to any litigation other than routine proceedings incidental to its business, and the Company does not expect that these other proceedings will have a material adverse effect on the Company.

The Company previously occupied approximately 8,000 square feet of space in an office building in Arlington, Virginia as its principal location. The Company's lease on this property would have expired in December 2001. The cost of renting this office space was approximately $178,000 in 1999. At the end of May, 2000 the Company was released from its obligations for the remainder of the lease term. The Company sublets approximately 1,500 square feet of office space in a commercial building located in McLean, Virginia. The cost of renting at the new location will be approximately $30,000 during 2000. The Company subleases from, and shares certain of the expenses of occupancy with, a separate financial services firm that is majority owned by Value Partners, the Company's majority shareholder.

4. Credit Concentrations. For the three months ended June 30, 2000, interest and fees from two clients each accounted for over 10% of the Company's total earned revenue, representing 30.6% of the Company's total revenue, as compared to 57.0% of revenue from the three largest clients, each of which accounted for over 10% of the total, in the three months ended March 31, 2000.

At June 30, 2000, one client accounted for more than 10% of the Company's total receivables. The loan, which represented 17.3% of total receivables, is a participation in a loan which was originated by and is serviced by a separate financial services firm that is majority owned by Value Partners, the Company's majority shareholder. At March 31, 2000, one client, not including non-performing clients whose allocated reserves reduced their net outstandings to under 10% of receivables, accounted for more than 10% of the Company's total receivables, with a total of 15.4%.

On April 5, 2000, the Company and a client entered into a settlement agreement, in which the Company agreed to accept $1,200,000 in cash in settlement of a balance on an impaired loan of $4,735,684. As a result, the Company charged off $3,535,684 of the balance against a previously established reserve. Simultaneously the Company also exercised, for a total consideration of $4,000, a warrant to purchase four million shares of common stock in the Client's parent corporation. These shares are held for sale with a market value on June 30, 2000 of $380,000. The common stock is subject to restrictions on sale or transfer according to Rule 144 of the Securities Act of 1933.

5. Stock Options. The Company maintains three stock option plans: (1) an Incentive Stock Option Plan ("Qualified Plan"), (2) a Non-Qualified Stock Option Plan ("Non-Qualified Plan"), and (3) its 2000 Stock Option Plan ("2000 Plan"), which allows for grants of both qualified and non-qualified options. No additional grants can be made under the Qualified or Non-Qualified Plans as of February 7, 2000. The 2000 Plan was approved by the board of directors of the Company on June 13, 2000, and is subject to the approval of the Company's shareholders. Subsequently, on August 8, 2000, the plan was approved by the shareholders. The Company continues to account for stock options under APB 25 and provides the additional disclosures as required by SFAS No. 123.

Qualified Plan - The Company had reserved 275,000 shares of common stock for issuance under its Qualified Plan. Options to purchase common stock were granted at a price equal to the fair market value of the stock on the date of grant or 110% of fair market value of the stock at the date of grant for stockholders owning 10% or more of the combined voting stock of the Company.

Non-Qualified Plan - The Company had reserved 150,000 shares of common stock for issuance under its Non-Qualified Plan. Options to purchase shares of common stock were granted at a price equal to the fair value of the stock at the date of grant, except in the case of options granted to directors, in which case the minimum price was the greater of $7.00 or 110% of fair value at the time of grant.

2000 Plan - The Company reserved the lesser of 450,000 or 8% of the then issued and outstanding shares of common stock for issuance under its 2000 Plan. As of June 30,2000 the amount of shares reserved was 199,969. No options have been granted under the 2000 Plan.

     The table below summarizes the option activity for all three plans for the three months ended June 30, 2000.


                                                              Three Months Ended
                                                                   June 30, 2000

                             Outstanding April 1                         155,400
                             Granted                                           -
                             Exercised                                         -
                             Forfeited or expired                              -
                             Outstanding                                 155,400
                                                                         =======

                             Exercisable                                 155,300
                                                                         =======



6. Restricted Stock Plan. The Company's board of directors approved the Company's 2000 Restricted Stock Plan for Non-Employee Directors on June 13, 2000. This plan reserved 175,000 shares of common stock for issuance to non-employee directors for past services. All of the shares were awarded on June 13, 2000, subject to the approval of the plan by the shareholders. The closing price of the Company's common stock as traded on the Nasdaq OTC Market on June 13 was $.51. Subsequently, on August 8, 2000, this plan was approved by the shareholders.

7. Income taxes. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company has reduced the deferred tax assets by utilizing a valuation allowance, because the deferred tax assets more than likely will not be realized. The remaining tax assets equal the deferred tax liabilities resulting from the unrealized gain on investment securities.


     8. Uncertainties and Subsequent Events. The Company has also continued to develop its strategic turnaround plan (the "Plan"). The committee of outside directors appointed by the board of directors has negotiated the conversion of the New Notes held by Value Partners, Ltd. (plus accrued and unpaid interest thereon at 12.5% through the date of the exchange) into common stock of the Company at a price of $.95 per share, which is an important element of the Plan. See Note 10.

     At the Company's annual meeting of shareholders on August 8, 2000, and the adjournment on August 29, 2000, the following were approved:

- The re-incorporation of the Company under Delaware law to take advantage of provisions favorable to the Plan.
- A limitation on transfers of common stock by existing or potential holders of over 4.9% of outstanding shares, thereby helping to preserve the Company's net operating loss carryforwards ("NOL's") for future use.
- An increase in the number of authorized shares from 10,000,000 to 20,000,000 to facilitate the conversion and enable the Company to consider possible acquisitions of, or business combinations with, firms in financial services, involving the issuance of new shares.

The conversion of the New Notes to equity will reduce the Company's interest costs and position it to more effectively obtain new senior funding to expand its loan portfolio or to make acquisitions of other financial services businesses.

However, there can be no assurance that the Company will be successful in implementing the Plan, identifying and closing possible acquisitions of, or business combinations with, firms in financial services, re-deploying the amounts it currently has invested in nonperforming assets into new ABL relationships, or in securing new financing.


9. Subsequent Events- Merger Agreement. On October 25, Allstate entered into a definitive merger agreement with Harbourton Financial Corporation, a company controlled by Allstate's majority shareholder. The agreement calls for Allstate to issue 7,516,164 shares of common stock, plus make a cash payment of approximately $1,900,000 to purchase all of the outstanding common stock of Harbourton. The transaction is expected to close in the fourth quarter of 2000.

     10. Subsequent Events-Notes Payable. The Convertible Subordinated Notes due September 30, 2000, of which $357 thousand were outstanding at June 30, 2000, were paid in full on October 2, 2000. The 10% Convertible Subordinated Notes due September 30, 2003 are convertible into common stock of Allstate at $6.50 per share and bear a fixed interest rate of 10%. The notes are unsecured and subordinated in payment to all other senior debt of Allstate. Allstate was in default on the interest payment due December 31, 1999 and all scheduled interest payments due through September 30, 2000, and on certain financial covenants relating to the subordinated debt due September 30, 2003. On October 5, 2000, Allstate filed a plan of arrangement with the Delaware Court of Chancery that proposed a conversion of $4.3 million of the $4.6 million of the Notes, together with accrued but unpaid interest at 12.5%, into common stock of Allstate at a price of $0.95 per share of common stock (the "Notes Conversion"). The Delaware court approved the Notes Conversion on October 6, 2000, and minor changes were made to the approval order on October 11, 2000. The conversion of the Allstate Notes (plus accrued and unpaid interest thereon at 12.5% through the date of the exchange) into common stock of Allstate at a price of $.95 per share occurred on October 26,2000. Of the $4.6 million of principal outstanding on the Allstate Notes, holders of $4.3 million elected the conversion. Holders of the remaining $266 thousand of notes waived default interest and received interest at the 10% note rate on the same day. The remaining holders retained their right to convert their notes into Allstate common stock at $6.50 per share.
11. Securities held for sale. The Company's investments in marketable equity securities are classified as available-for-sale. Investments classified as available-for-sale are measured at market value and net unrealized gains and losses are recorded as a component of stockholders' equity until realized.

12. Comprehensive Income. SFAS No.130, Reporting Comprehensive Income, establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. This statement requires that all items that are recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The following table discloses the components of the Company's comprehensive income:

                                   Three months ended  June 30,     Six months ended  June 30,

                                     2000            1999            2000            1999

Net (loss) ................... $    (77,282)   $(13,845,291)   $   (401,824)   $(13,590,037)

Other  comprehensive  income:
unrealized gains
on investment securities            376,000                         376,000

                                  ----------    ------------       --------    ------------
Comprehensive income ........  $    278,718    $(13,845,291)   $    (25,824)   $(13,590,037)



Report of Independent Public Accountants



To the Board of Directors of Harbourton Financial Corp.:

We have audited the accompanying statements of financial condition of Harbourton Financial Corp. (the "Company") as of December 31, 1999 and 1998, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1999, and for the period August 28, 1998 (Inception), to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, and for the period August 28, 1998 (Inception), to December 31, 1998, in conformity with accounting principles generally accepted in the United States.



/s/ Arthur Anderson LLC
-----------------------
Vienna, Virginia
February 15, 2000

                            Harbourton Financial Corp.


                        Statements of Financial Condition
                        As of December 31, 1999 and 1998





  Assets

                                                             1999         1998
Cash and cash equivalents ..........................   $  971,317   $1,871,130
Restricted cash ....................................       45,341       10,750
Loans held for investment, net of deferred income of
$548,530 and $292,099, respectively ................    7,183,291    2,249,969
Interest receivable ................................      118,261       37,177
Other receivables ..................................       76,298       99,125
Property and equipment, net of accumulated
depreciationof $18,661 and $32,060, respectively ...       19,243       19,784
Income taxes receivable ............................         32,267         --
Total assets .......................................   $8,446,018   $4,287,935

  Liabilities and Stockholders' Equity


Liabilities:
   Accrued liabilities and accounts payable ...........$  209,039            $
                                                                        58,157
   Income taxes payable ...............................      --         77,733
Total liabilities .....................................   209,039      135,890
Stockholders' equity:
   Preferred stock, $.01 par value, 500,000 shares
   authorized, no shares issued or outstanding ........       --           --
   Common stock, $.01 par value, 1,000,000 shares
   authorized, 745,428 and 405,762 shares issued and
   outstanding, respectively ..........................     7,454        4,057
   Additional paid-in capital ......................... 7,675,546    3,995,943
   Retained earnings ..................................   553,979      152,045
Total stockholders' equity ............................ 8,236,979    4,152,045
Total liabilities and stockholders' equity ............$8,446,018   $4,287,935

                           Harbourton Financial Corp.


                            Statements of Operations
                    For the Year Ended December 31, 1999, and
        For the Period August 28, 1998 (Inception), to December 31, 1998




                                                     1999         1998
Revenues:
   Loan income .............................   $1,331,992   $  463,711
   Other income ............................       85,358       11,971
Total revenues .............................    1,417,350      475,682
Expenses:
   Salaries and benefits ...................      452,648      117,781
   Depreciation and amortization ...........       13,330        5,345
   General and administrative ..............      297,765      122,778
Total expenses .............................      763,743      245,904
Net income before provision for income taxes      653,607      229,778
Provision for income taxes .................      251,673       77,733
Net income .................................   $  401,934   $  152,045

                           Harbourton Financial Corp.


                  Statements of Changes in Stockholders' Equity
                    For the Year Ended December 31, 1999, and
        For the Period August 28, 1998 (Inception), to December 31, 1998




                                          Additional       Retained
                            Common Stock  Paid-In Capital  Earnings   Total

Balance, August 28, 1998
(Inception) ..............      $    --    $      --    $     --    $       --

   Issuance of shares ....        4,057    3,995,943         --      4,000,000
   Net income ............         --           --        152,045      152,045
Balance, December 31, 1998        4,057    3,995,943      152,045    4,152,045
   Issuance of shares ....        3,397    3,679,603         --      3,683,000
   Net income ............         --           --        401,934      401,934
Balance, December 31, 1999   $    7,454   $7,675,546   $  553,979   $8,236,979

                           Harbourton Financial Corp.


                            Statements of Cash Flows
                    For the Year Ended December 31, 1999, and
        For the Period August 28, 1998 (Inception), to December 31, 1998




                                                           1999           1998
Cash flows from operating activities:
   Net income ...................................   $   401,934    $   152,045
   Adjustments to reconcile net income to net
   cash flows provided by operating activities
     Depreciation and amortization ..............        13,330          5,345
     Changes in operating assets and liabilities:
       Interest receivable ......................       (81,084)        (2,489)
       Other receivables ........................        22,827        (75,413)
       Accrued liabilities and accounts payable .       150,882         23,705
       Income taxes, net ........................      (110,000)        77,733
Net cash provided by operating activities .......       397,889        180,926
Cash flows from investing activities:
   Increase in loans held for investment, net ...    (4,933,322)      (485,267)
   Purchase of property and equipment, net ......       (12,789)       (11,201)
   Payment for purchase of assets of Harbourton
   Residential Capital Corporation,
    net of cash acquired ........................          --       (1,802,578)
Net cash used in investing activities ...........    (4,946,111)    (2,299,046)
Cash flows from financing activities:
   Proceeds from issuance of shares .............     3,683,000      4,000,000
Net cash provided by financing activities .......     3,683,000      4,000,000
Net (decrease) increase in cash and cash
equivalents .....................................      (865,222)     1,881,880
Cash and cash equivalents, beginning of period ..     1,881,880           --
Cash and cash equivalents, end of period ........   $ 1,016,658    $ 1,881,880
Supplemental disclosure of cash flow information:
   Cash paid during the year for income taxes ...   $   361,673    $      --

                           Harbourton Financial Corp.


                          Notes to Financial Statements
                    For the Year Ended December 31, 1999, and
        For the Period August 28, 1998 (Inception), to December 31, 1998




1. Summary of Significant Accounting Policies:

General

Harbourton Financial Corp. (the "Company") incorporated and began operations on August 28, 1998. The Company's operations began with the acquisition of the assets and liabilities of Harbourton Residential Capital Corporation ("HRCC") on August 28, 1998 (see Note 2).

The Company provides a broad range of services to the residential building community. Its primary business is providing development and construction financing to building companies in the Mid-Atlantic region in Maryland, Virginia, North Carolina and the Southeast region in Florida. The Company operates as a standalone entity with full capabilities of administering both debt and equity investments in real estate development and construction.

The accounting and reporting policies of the Company conform to generally accepted accounting principles ("GAAP") and prevailing practices within the mortgage banking industry.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loans Held for Investment

Loans held for investment consist of the retained interest in loans originated by the Company, net of deferred income.

Loan Income

Loan fees and certain direct loan origination costs related to retained interests are deferred and recognized over the life of the loan on a straight-line basis.

Loan fees received and certain direct loan origination costs allocated to the participation interest sold are recognized as advances are made and funded by the participants.

The Company receives two forms of interest income. The current portion is accrued into income monthly based on the outstanding amount of the investment in the loan at a market rate of interest. In addition, on certain loans, the Company is entitled to an additional preferred return based on the outstanding amount of the investment in the loan times the rate of preferred return. The preferred return is recognized in income as the borrower conveys title to third-party purchasers. At December 31, 1999, the Company had lending arrangements with the following returns:

                           Current portion 10% to 12%
                           Deferred portion 3% to 13%

In certain lending arrangements, the Company is entitled to a percentage share of underlying project profit in addition to loan fees and interest. The Company recognizes this income as the borrower conveys title to third-party purchasers.

Property and Equipment

Property and equipment includes furniture, fixtures, and equipment recorded at cost. Major additions are capitalized while routine replacements, maintenance and repairs are charged to expense. Depreciation is computed using the straight-line method over estimated useful lives ranging from 3 to 5 years. The cost and accumulated depreciation for property and equipment retired, sold, or otherwise disposed of are removed from the accounts, and any resulting gains or losses are reflected in income.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Statements of Cash Flow

For purposes of the Statement of Cash Flows, the Company considers cash and overnight investments with original maturities of 90 days or less as cash and cash equivalents.

Reclassification
Certain 1998 amounts have been reclassified to conform with the 1999 financial statement presentation.

2. Loans Held for Investment:

The Company's main line of business is originating acquisition, development and construction loans and, in certain instances, selling a participation interest (typically between 80 percent and 95 percent) in those loans. The participant is required to fund advances on these loans based upon their participation interest and the Company funds the remainder. The interest retained by the Company is subordinate to that of the participant such that the Company assumes the risk for any losses up to the amount of retained interest in the loan. Currently, the Company has participation agreements with three entities. Pursuant to the current participation arrangements, the Company passes through interest to the participants based on their participation interest amounts.

                    At December 31, 1999 and 1998, loans held
                     for investment, net is comprised of the
                                   following:

                                         1999            1998
Loans receivable - gross .....   $ 19,629,239    $ 14,892,879
Portion sold to participants .    (11,897,418)    (12,350,811)
Deferred loan fees ...........       (326,067)       (292,099)
Deferred interest income .....       (222,463)             --
Loans held for investment, net   $  7,183,291    $  2,249,969

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and
Extinguishments of Liabilities." The statement significantly changed the accounting treatment for transfers of financial assets requiring financial assets to be accounted for on a financial-component basis. After a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. The transferor has surrendered control over transferred assets if and only if the transferred assets have been isolated from the transferor, the transferee obtains the right to pledge or exchange the transferred assets, and the transferor does not maintain effective control over the transferred assets.

3. Commitments and Contingencies:
The Company leases office space and equipment under noncancelable operating leases. Future minimum rental commitments under existing operating leases having an initial or remaining noncancelable lease terms in excess of one year at December 31, 1999, are as follows:

Year Ended
December 31
2000                    $109,449
2001                     113,268
2002                     116,621
2003                      48,137
Total                   $387,475


Rent expense totaled $59,947 for 1999 and $12,914 for the period August 28, 1998 (Inception), to December 31, 1998.

The Company originates construction and land development loans primarily in its market area of the Mid-Atlantic and Southeastern states including Maryland, Virginia, District of Columbia, Delaware, Pennsylvania, North Carolina and Florida. These loans are collateralized by deeds of trust on the underlying real property. The Company uses standard underwriting practices, which are generally accepted in the mortgage banking industry. These underwriting practices are designed to meet the requirements of the various mortgage agencies and attract the best investment opportunities.

The Company also sells participation interests in certain of its loans as discussed in Note 2 above. The Company is exposed to credit risk under these participation agreements to the extent that the participant fails to perform under the participation agreement. Currently, the Company has three participants, all of which meet the credit requirements of the Company. Any future participants will be reviewed closely by the Company to ensure they meet credit requirements.

The Company is required to fund advances under its loan agreements. At December 31, 1999, the Company is committed to fund advances up to a maximum amount of $33,164,224 under all loan agreements for the life of the agreements. Participation interests in these commitments totaled $22,997,000 at December 31, 1999.

The aggregate balance of custodial escrow funds maintained in connection with the loans serviced as of December 31, 1999 and 1998, was $0 and $90,000, respectively. These balances are not included in the accompanying statement of financial condition. However, the Company receives income reflected as other income on the accompanying statement of operations.

4. Estimated Fair Value of Financial Instruments:

The following estimated fair values of the Company's financial instruments as of December 31, 1999 and 1998, are presented in accordance with generally accepted accounting principles, which define fair value as the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale. These estimated fair values, however, may not represent the liquidation value or the market value of the Company.
                          1999                          1998

                          Carrying       Fair         Carrying         Fair
                          Amount         Value          Amount         Value

Financial assets:
Cash and cash equivalents $1,016,658    $1,016,658      $1,881,880   $1,881,880
Loans held for investment,
net                        7,183,291     7,183,291       2,249,969    2,249,969


The following methods and assumptions were used to estimate the fair values at December 31, 1999 and 1998:

Cash and Cash Equivalents

Carrying amount approximates fair value.

Loans held for investment, net

Carrying amount approximates fair value as all loans are at rates that approximate current lending rates.

5. Income Taxes:

The provision for income taxes for the year ended December 31, 1999 and for the period August 28, 1998 (Inception), to December 31, 1998, is summarized as follows:

                          1999                                     1998
                Current      Deferred       Total        Current      Deferred
Federal   $149,669  $62,194   $211,863   $129,147     $(65,335)     $63,812
 State      28,835   10,975     39,810     25,451      (11,530)      13,921
 Total    $178,504  $73,169   $251,673   $154,598     $(76,865)     $77,733


A reconciliation of the statutory Federal income tax rate to the Company's effective income tax rate for the year ended December 31, 1999, and for the period August 28, 1998 (Inception), to December 31, 1998 is as follows:

                                                            1999            1998
Statutory Federal income tax rate                           32.4%          27.8%
State taxes, net of federal benefit                          5.2%           5.1%
Disallowed meal and entertainment expenses                    .9%            .9%
Effective income tax rate                                   38.5%          33.8%


Deferred income taxes result from temporary differences in the recognition of income and expense for tax versus financial reporting purposes. The sources of these temporary differences and the related tax effects at December 31, 1999 and 1998 are as follows:

                                                            1999            1998
     Deferred tax assets:
     Loan fees                                             $   --        $70,972
     Organizational costs                                    3,516         5,893
                                                           $3,516        $76,865






Harbourton Financial Corp.
Statements of Financial Condition
As of June 30, 2000 and 1999





Assets
                                                              2000          1999
Cash and cash equivalents ..........................   $   389,274   $   390,406
Restricted cash ....................................         7,320          --
Loans held for investment, net of deferred
income of $684,445 and $437,048, respectively ......       686,548     4,915,479
Interest receivable ................................       127,130        63,541
Other receivables ..................................       190,071         9,845
Property and equipment, net of accumulated
depreciation of $24,707 and $12,640, respectively ..        14,264        23,675
Income taxes receivable ............................          --          26,692
Total assets .......................................   $10,414,607   $ 5,429,638

Liabilities and Stockholders' Equity

Liabilities:
   Loan Payable ....................................   $ 1,035,000   $      --
   Accrued liabilities and accounts payable ........       468,742        92,873
   Income taxes payable ............................        47,156          --
Total liabilities ..................................     1,550,898        92,873
Stockholders' equity:
   Preferred stock, $.01 par value, 500,000 shares
   authorized, no shares issued or outstanding .....          --            --
   Common stock, $.01 par value, 1,000,000 shares
   authorized, 778,582 and 450,000 shares issued
   and outstanding, respectively ...................         7,785         4,000
   Additional paid-in capital ......................     8,045,214     4,986,000
   Retained earnings ...............................       810,710       346,765
Total stockholders' equity .........................     8,863,709     5,336,765
Total liabilities and stockholders' equity .........   $10,414,607   $ 5,429,638




Harbourton Financial Corp.
Statements of Operations
For the Periods ended June 30, 2000 and June 30, 1999





                                                             2000           1999
Revenues:
   Loan income ...................................     $1,092,514     $  588,486
   Other income ..................................         29,578
                                                                          26,441
Total revenues ...................................      1,118,955        618,064
Expenses:
   Salaries and benefits .........................        271,963        162,506
   Depreciation and amortization .................          6,997
                                                                           6,496
   General and administrative ....................        424,468        134,697
Total expenses ...................................        702,927        304,200
Net income before provision for income taxes .....        416,028        313,864
Provision for income taxes .......................        159,297        119,143
Net income .......................................     $  256,731     $  194,721









 Harbourton Financial Corp.

Statements of Changes in Stockholders' Equity
For the Period Ended June 30, 2000, and for August 28, 1998 (Inception), to June 30, 2000


                                                   Additional
                                       Common      Paid - In    Retained

                                        Stock       Capital     Earnings       Total
                                      ----------   ----------   ----------   ----------
Balance, August 28, 1998
(Inception ) .................        $     --     $     --     $     --     $       --

Issuance of Shares ...........             4,057    3,995,943         --      4,000,000
Net Income ...................              --        152,045      152,045
------------------------------        ----------   ----------   ----------   ----------

Balance, December 31, 1998
                                           4,057    3,995,943      152,045    4,152,045

Issuance of Shares ...........             3,396    3,679,603         --      3,682,999
Net Income ...................              --        401,934      401,934
------------------------------        ----------   ----------   ----------   ----------

Balance, December 31, 1999
                                           7,454    7,675,546      553,979    8,236,978

Issuance of Shares ...........               332      339,668         --        370,000
Net Income ...................              --        256,731      256,731
------------------------------        ----------   ----------   ----------   ----------

Balance, June 30,2000
                                      $    7,786   $8,045,214   $  810,000   $8,863,709



Harbourton Financial Corp.
Statement Of Cash Flows
For the Period ended June 30, 2000


Cash flows from operating activities: ................       6/30/00
                                                         -----------
 Net Income ..........................................   $   256,731

 Adjustments to reconcile net income to net cash flows
  Net cash flows-
     Provided by operating activities -
Provided by operating activities-
  Depreciation and Amortization ......................         6,496

  Changes in operating assets and liabilities
    Interest receivable ..............................        (8,869)
   Other receivables .................................      (113,773)

   Accrued liabilities and accounts payable ..........       259,703

   Income taxes, net .................................        79,422
                                                         -----------
Net cash provided by operating activities ............       479,710

Cash flows from investing activities:
   Increase in loans held for investment, net ........    (2,503,256)

   Purchase of property and equipment, net ...........        (1,517)
                                                         -----------
Net cash used in investing activities ................    (2,504,773)


Cash flows from financing activities:
   Proceeds from issuance of shares ..................       370,000

   Proceeds from bank loan ...........................     1,035,000
                                                         -----------
Net cash provided by financing activities ............     1,405,000

Net (decrease) increase in cash and cash equivalents .      (620,063)


Cash and cash equivalents, beginning of period .......     1,016,658

Cash and cash equivalents, end of period .............   $   396,595
                                                         ===========

Supplemental disclosure of cash flow information:
   Cash paid during the year for income taxes ........   $    79,875
                                                         ===========





Harbourton Financial
Statement Of Cash Flows
For the Period ended June 30, 1999


                                                             6/30/99
Cash flows from operating activities:
 Net Income ..........................................   $   194,721

 Adjustments to reconcile net income to net cash flows
  Net cash flows-
     Provided by operating activities -
Provided by operating activities-
  Depreciation and Amortization ......................         6,997

  Changes in operating assets and liabilities
    Interest receivable ..............................       (26,364)
   Other receivables .................................        89,280

   Accrued liabilities and accounts payable ..........        34,715

   Income taxes, net .................................      (104,425)
                                                         -----------
Net cash provided by operating activities ............       194,924

Cash flows from investing activities:
   Increase in loans held for investment, net ........    (2,665,510)

   Purchase of property and equipment, net ...........       (10,888)
                                                         -----------
Net cash used in investing activities ................    (2,676,398)


Cash flows from financing activities:
   Proceeds from issuance of shares ..................       990,000

   Proceeds from bank loan ...........................             0
                                                         -----------
Net cash provided by financing activities ............       990,000


Net (decrease) increase in cash and cash equivalents .    (1,491,474)
                                                         -----------

Cash and cash equivalents, beginning of period .......     1,881,880
                                                         -----------

Cash and cash equivalents, end of period .............   $   390,406
                                                         ===========

Supplemental disclosure of cash flow information:
   Cash paid during the year for income taxes ........   $   223,568
                                                         ===========


Harbourton Financial Corp.
Notes to Financial Statements
For the Six Months Ended June 30, 2000


     1. In May 2000, Harbourton obtained a senior credit facility from a local FDIC insured financial institution, in the amount of $2,000,000. The loan is a revolving line of credit, carries an interest rate at the Prime Rate plus a premium, and has a term of one year. The loan contains financial covenants of the type generally found in this type of facility.

     2. On October 25, Harbourton entered into a definitive merger agreement with Allstate Financial Corporation, a company controlled by Harbourton's majority shareholder. The agreement calls for Allstate to issue 7,516,164 shares of common stock, plus make a cash payment of approximately $1,900,000 to purchase all of the outstanding common stock of Harbourton. The transaction is expected to close in the fourth quarter of 2000.













                          AGREEMENT AND PLAN OF MERGER


         THIS  AGREEMENT  AND PLAN OF MERGER is dated as of October 24, 2000, by
and  between  Harbourton  Financial  Corporation   ("Harbourton")  and  Allstate
Financial Corporation ("Allstate").


         WHEREAS, Harbourton and Allstate desire to combine their respective companies through a merger so that the respective shareholders of Harbourton and Allstate will have an equity ownership in the combined company;


         WHEREAS, it is intended that to accomplish this result, Harbourton will be merged with and into Allstate, with Allstate being the Surviving Corporation;


         WHEREAS, it is intended that for federal income tax purposes the Merger shall qualify as a reorganization within the meaning of Section 368 of the Code and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code;


         WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Parties' willingness to enter into this Agreement, Harbourton and each of the directors of Allstate, and Allstate and each of the directors of Harbourton, are entering into voting agreements in the forms attached hereto as Exhibits A and B, respectively; and


         WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Allstate's willingness to enter into this Agreement, each of the affiliates of Harbourton for purposes of Rule 145 of the Securities Act is entering into an affiliate agreement in the form attached hereto as Exhibit C;


         NOW, THEREFORE, in consideration of such inducements and of the mutual promises and agreements contained herein, the Parties agree as follows:


ARTICLE 1.        DEFINITIONS AND RULES OF INTERPRETATION


1.1.     Definitions


         The following meanings shall apply for purposes of this Agreement.


         "Agreement" means this Agreement and Plan of Merger.


         "Allstate" means Allstate Financial Corporation,a Delaware corporation.


         "Allstate Dissenting Shares" means those shares of Allstate Common Stock of which the holders thereof have exercised their Dissenters' Rights.


         "Allstate Notes" means the 10% Convertible Subordinated Notes due September 30, 2003 issued by Allstate.


         "Allstate Option Plans" means the Allstate 2000 Stock Option Plan and all prior stock option plans.


         "Alternative Proposal" means any bona fide written proposal, public announcement or filing with the SEC or any other Government Entity by any person other than a Party to engage in a merger, consolidation, purchase or lease of substantially all assets, purchase of securities representing more than 20% of the voting power, or any similar transaction, involving a Party or any of its Subsidiaries.


         "Board" means the Board of Directors of an entity, or any committee duly authorized to act on behalf of the Board of Directors of such entity with respect to the relevant matter.


         "Cash Consideration" has the meaning set forth in Section 2.4(c) hereof.


         "Cause" means termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).


         "Certificate" means any certificate which prior to the Effective Time represented shares of Harbourton Common Stock.


         "Certificate of Merger" means the certificate of merger to be executed and filed by the Parties with the Secretary of State of the State of Delaware pursuant to the DGCL to make the Merger effective.


         "Claim" has the meaning attributed to it in Section 6.9.


         "Closing" means the closing of the transactions contemplated by this Agreement.


         "Closing Date" means the date on which the Closing occurs.


         "Code" means the Internal Revenue Code of 1986, as amended.


         "Conversion Date" shall be the date selected by Allstate, which shall occur by November 6, 2000 or by such later date as Allstate and the holders of the Allstate Notes may mutually agree in writing.


         "Common Stock" means the common stock of any entity which has only one authorized class of common stock.


         "Delivered" means provided by a Party or any of its Subsidiaries to the other Party.


         "DGCL" means the Delaware General Corporation Law.


         "Dissenters' Rights" means the appraisal rights that holders of Harbourton Common Stock and Allstate Common Stock have as a result of the Merger pursuant to Section 262 of the DGCL.


         "Effective Time" means the time that the Merger becomes effective under the DGCL.


         "Employee Plans" means all stock option, restricted stock, employee stock purchase and stock bonus plans, pension, profit- sharing and retirement plans, deferred compensation, consultant, bonus and group insurance agreements and all other incentive, health, welfare and benefit plans and arrangements maintained for the benefit of any present or former directors or employees of a Party or any of its Subsidiaries, whether written or oral.


         "Encumbrance" means any lien, claim, charge, restriction, security interest, rights of third parties, or encumbrance.


         "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.


         "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes (x) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (y) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.


         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


         "ERISA Affiliate" has the meaning set forth in Section 4.20(f).


         "ERISA Affiliate Plan" has the meaning set forth in Section 4.20(f).


         "Exchange Act" means the Securities Exchange Act of 1934, as amended.


         "Financial Statements" means both a Party's Annual Financial Statements and its Interim Financial Statements.


                  (a) "Financial Reports" means consolidated balance sheets, consolidated statements of income and statements of changes in shareholders' equity and cash flows, including any related notes and schedules.


                  (b) "Annual Financial Statements" means all the Financial Reports covered by a Party's most recent year-end audit report.


                  (c) "Interim Financial Statements" means the Financial Reports covering the period from January 1, 2000 through the latest available date and the corresponding period in 1999.


         "GAAP"  means  generally   accepted   accounting   principles   applied
consistently with prior practices.


         "Governmental Entity" means any federal or state court, administrative agency or commission or other governmental authority or instrumentality.


        "Harbourton" means Harbourton Financial Corporation, a Delaware corporation.

         "Harbourton Options" means options to purchase shares of Harbourton Common Stock.


         "Harbourton-Owned Shares" means any shares of Harbourton's Common Stock which are owned beneficially or of record by any Party or any Subsidiary of a Party, other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted.


         "Indemnified Liabilities" has the meaning attributed to it in Section 6.9.


         "Indemnified Parties " has the meaning attributed to it in Section 6.9.


         "Insider Loans" means loans from a Party or any of its Subsidiaries to any officer, director or employee of that Party or any of its Subsidiaries or any associate or related interest of any such person.


         "IRS" means the Internal Revenue Service or any successor thereto.


         "Knowledge Qualification" means to the best knowledge, after reasonable investigation, of the Party receiving the benefit of the qualification.


         "Material Adverse Effect" means, with respect to a Party, any effect that is material and adverse to the condition (financial or otherwise), results of operations or business of that Party and its Subsidiaries taken as whole, or that materially impairs the ability of that Party to consummate the Merger, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to financial services companies, (b) changes in GAAP that are generally applicable to financial services companies, (c) expenses incurred in connection with this Agreement and the Merger, (d) actions or omissions of a Party (or any of its Subsidiaries) taken with the prior informed written consent of the other Party in contemplation of the Merger or (e) changes attributable to or resulting from changes in general economic conditions generally affecting financial services companies, including changes in the prevailing level of interest rates.


         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.


         "Merger" means the merger of Harbourton into Allstate, with Allstate being the Surviving Corporation.


         "Merger Consideration" has the meaning set forth in Section 2.4(a) hereof.


         "Party" means Harbourton or Allstate, whichever is applicable.


         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.


         "Pension Plan" has the meaning set forth in Section 4.20(c).


         "Previously Disclosed" means disclosed in a written disclosure schedule delivered on or prior to the date hereof by the disclosing Party to the other Party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.


         "Recapitalization Plan" means the plan of arrangement filed by Allstate on October 5, 2000 with the Delaware Court of Chancery, setting forth the proposal conversion of the Allstate Notes and the agreements between Allstate and the holders of the Allstate Notes, which was approved by the court on October 6, 2000, with the approval order amended on October 11, 2000.


         "Restricted Stock" means the issued and outstanding shares of Common Stock of a Party that are subject to restriction as to their transfer under the Securities Act.


         "Rights" means all warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests, excluding the Allstate Notes.


         "SEC" means the Securities and Exchange Commission.


         "Securities Act" means the Securities Act of 1933, as amended.


         "Securities Documents" means all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.


         "Securities Laws" means the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the SEC promulgated thereunder.


         "Stock Consideration" has the meaning set forth in Section 2.4(b) hereof.


         "Subsidiary" when used with respect to any Party means any entity, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.


         "Surviving Corporation" means Allstate after the Merger.


1.2  Rules of Interpretation


         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. All provisions of this Agreement are subject to applicable law and to the other terms and conditions of this Agreement. No provision of this Agreement shall be construed to require a party or its affiliate to take any action which would violate applicable law.


         The word "accurate" includes the concept "true and complete."


         The word "agreement" includes every sort of contract, commitment, or understanding, whether written or oral.


         The word "authority" includes the concept "all requisite power and authority."


         The  word  "authorized"   includes  the  concepts  "duly  approved  and
authorized," "adopted," "advised," and any other similar term which may be required by law.


         All  forms  of  the  verb  "include"   includes  the  concept  "without
limitation."


         With respect to any securities, "outstanding" means "issued and outstanding."


ARTICLE 2.        PLAN OF MERGER


2.1.  The Merger


         At the Effective Time, Harbourton shall be merged into Allstate. The separate corporate existence of Harbourton shall cease, Allstate shall be the Surviving Corporation, and Allstate shall continue its corporate existence under the DGCL.


2.2.  Surviving Corporation


         (a) The name of the Surviving Corporation shall be "Allstate Financial Corporation." The headquarters of the Surviving Corporation shall be located at 8180 Greensboro Drive, Suite 525, McLean, Virginia 22102.


         (b) The certificate of incorporation and the bylaws of the Surviving Corporation as of the Effective Time shall be the certificate of incorporation and bylaws of Allstate as currently in existence.


         (c) The Board of Directors of the Surviving Corporation shall consist of up to seven members, with up to three of the members to be designated by Harbourton. Allstate shall designate a number of directors equal to the number designated by Harbourton plus one additional director. All of the directors shall serve until the next annual meeting of the Allstate shareholders.

(d) The executive officers of the Surviving Corporation as of the Effective Time shall be the following persons:


     David W. Campbell         Chairman of the Board
     J. Kenneth McLendon       President
     James Cluett              Senior Vice President
     C. Fred Jackson           Senior Vice President, Chief Financial Officer,
                               Secretary and Treasurer

2.3.  Closing


         Within 15 days following the satisfaction or waiver of all the conditions set forth in Article VII (other than the delivery of certificates, opinions and other instruments and documents to be furnished at Closing), the Closing shall take place on a date and at a time and place mutually designated in writing by the Parties. The Certificate of Merger shall be filed on the Closing Date.


2.4.   Treatment of Capital Stock


         (a) Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any person or entity:


                  (1) Each share of Allstate Common Stock shall continue unchanged as a share of Surviving Corporation Common Stock, except for any Allstate Dissenting Shares.


                  (2) All Harbourton-Owned Shares shall be canceled and retired without consideration or conversion.

(3) Each other outstanding share of Harbourton Common Stock shall be converted into the right to receive the per share Merger Consideration, which shall equal the sum of the per share Stock Consideration and the per share Cash Consideration as such terms are defined in Sections 2.4(b) and 2.4(c) below.

(4) Holders of Allstate Dissenting Shares who exercise and perfect their Dissenters' Rights shall receive a cash payment for such shares from the Surviving Corporation. Any holders of Allstate Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the DGCL; provided, however, that if, in accordance with the DGCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares then such shares shall continue as Allstate Common Stock. Allstate Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of dissenting shares pursuant to the DGCL.


         (b)(1) The aggregate Stock Consideration shall be determined pursuant to the following formula, subject to adjustment as set forth in Section 2.4(b)(2) below:


                  x   `    .495 (y/.505), where


                  x ` the number of shares of Allstate Common Stock to be issued to the Harbourton shareholders, rounded down to the nearest number of whole shares, and


                  y ` the total number of shares of Allstate Common Stock issued and outstanding on the Closing Date following completion of the Recapitalization Plan and immediately prior to the Effective Time.


         (2) The total number of shares of Allstate Common Stock represented by x as calculated pursuant to Section 2.4(b)(1) above shall be reduced by the number of Allstate Dissenting Shares as to which holders of Allstate Common Stock have demanded (and have not withdrawn or lost) their appraisal rights under Section 262 of the DGCL as of the Effective Time. If there are any Allstate Dissenting Shares as of the Effective Time, then the stockholders of Harbourton shall be entitled to receive an additional cash payment equal to (a) the number of shares of Allstate Common Stock by which the Aggregate Stock Consideration set forth in Section 2.4(b)(1) above is reduced, multiplied by (b) $0.95.


         (3) The per share Stock Consideration shall equal x/z, where x has the meaning set forth in Section 2.4(b)(1) above (as may be adjusted pursuant to Section 2.4(b)(2) above) and z equals the total number of shares of Harbourton Common Stock issued and outstanding immediately prior to the Effective Time, excluding any Harbourton-Owned Shares.


          (c)(1) The aggregate Cash Consideration to be paid by Allstate to Harbourton's share-holders shall equal (1) the aggregate GAAP book value of Harbourton as of the last day of the calendar month immediately preceding the Effective Time, minus (2) $0.95 times x, where x has the meaning set forth in clause (b) above, subject to adjustment as set forth in Section 2.4(c)(2) below. The per share Cash Consideration shall equal the aggregate Cash Consideration divided by the total number of shares of Harbourton Common Stock issued and outstanding immediately prior to the Effective Time, excluding any Harbourton-Owned Shares.


         (2) In the event that Allstate's participation interest in the Lakelands project loan originated by Harbourton is not repaid in full prior to the Effective Time, then Allstate may elect to reduce the aggregate Cash Consideration to be paid to Value Partners pursuant to Section 2.4(c)(1) above by the dollar amount of the participation interest and instead assign all of its rights in such participation interest to Value Partners, provided that any accrued but unpaid interest on the participation interest shall be paid by Harbourton to Allstate at the Effective Time.


2.5      Shareholder Rights; Stock Transfers


         At the Effective Time, holders of Certificates shall cease to be and shall have no rights as shareholders of Harbourton. After the Effective Time, there shall be no transfers on the stock transfer books of Harbourton. If Certificates are presented for transfer after the Effective Time, they shall be delivered to the Surviving Corporation or the Exchange Agent for cancellation against delivery, without interest, of the Merger Consideration.


2.6      Fractional Shares


         No fractional shares of Surviving Corporation Common Stock will be issued in the Merger; instead, the Surviving Corporation shall pay to each Certificate holder who would otherwise be entitled to a fractional share an amount in cash (without interest) determined by multiplying such fraction by the average of the high bid and low asked prices of Allstate Common Stock, as reported by the Nasdaq OTC Bulletin Board for the last trading day immediately preceding the Closing Date. No dividend or distribution with respect to Allstate Common Stock shall be payable on or with respect to any fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a shareholder. For the purposes of determining any such fractional share interests, all shares of Surviving Corporation Common Stock to be issued to a Harbourton shareholder in the Merger shall be combined so as to calculate the maximum number of whole shares of Surviving Corporation Common Stock issuable to such Harbourton shareholder.


2.7      Options


         On or before the date hereof, each Harbourton Option shall be either exercised or otherwise converted into shares of Harbourton Common Stock or cancelled. Upon execution of this Agreement through the Effective Time, there shall be no outstanding Harbourton Options.


2.8      Exchange Procedures


         (a) As promptly as practicable after the Effective Time, the Surviving Corporation shall send transmittal materials to each holder of record of Certificates, which transmittal materials shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by the Surviving Corporation. Upon acceptance of a Certificate (or indemnity reasonably satisfactory to the Surviving Corporation, if any of such Certificates are lost, stolen or destroyed), the Surviving Corporation shall deliver the Merger Consideration payable with respect to such shares. The Surviving Corporation shall be entitled to conclusively rely upon the stock transfer books of Harbourton to establish the identity of the Certificate holders. In the event of a dispute with respect to ownership of any Certificate, the Surviving Corporation shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.


         (c) Neither the Surviving Corporation nor any Party shall be liable to any Certificate holder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.


         (d) No holder of an unsurrendered Certificate shall be eligible to receive dividends or distributions on Surviving Corporation Common Stock. Upon exchange of a Certificate for Surviving Corporation Common Stock, the holder thereof shall be entitled to receive any dividends or distributions, without interest, declared and paid after the Effective Time.


2.9      Additional Actions


         If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Harbourton acquired by the Surviving Corporation in the Merger, or (ii) otherwise carry out the purposes of this Agreement, Harbourton and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Harbourton or otherwise to take any and all such action.


ARTICLE 3.    MUTUAL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PARTIES


         As of the date hereof, and except as Previously Disclosed, each Party represents and warrants to the other Party as follows:


3.1      Capital Structure


         Its authorized and issued and outstanding capital stock is correctly set forth in the table below. All issued and outstanding shares of its stock have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person.


         Stock                 Authorized                Issued                Treasury              Outstanding

Harbourton Common Stock               1,000,000         787,612                    0                   787,612

Harbourton Preferred
Stock                                   500,000           None                   None                   None

Allstate  Common Stock               20,000,000        3,280,828                781,212               2,499,616

Allstate  Preferred
Stock                                 2,000,000           None                   None                   None




         As of the date hereof, Allstate has $4,597,000 of Allstate Notes issued and outstanding, plus accrued interest thereon. Certain holders of the Allstate Notes have agreed to convert their notes into Allstate Common Stock on the Conversion Date, and certain other holders have the option of either converting their Allstate Notes on the Conversion Date or retaining their Allstate Notes.


         Its outstanding Rights and shares of Restricted Stock are correctly set forth in the table below. It has Previously Disclosed a schedule of its Rights and Restricted Stock that includes the name of each holder of Rights and of Restricted Stock, the number of Rights held by each holder, the number of shares of Restricted Stock held by each holder thereof, the exercise price of each option and the vesting date of each option.


                Outstanding Rights                      Restricted Stock

Harbourton               0                                      0

Allstate              155,400                                175,000




3.2      Subsidiaries


         It has Previously Disclosed a list of all its Subsidiaries. All outstanding shares or ownership interests of its Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by it or one of its Subsidiaries free and clear of any Encumbrance. There are no Rights authorized, issued or outstanding with respect to any of its Subsidiaries.


3.3      This Agreement


         (a) It has authority to enter into this Agreement, and any other documents and instruments that are executed by it on the date hereof that relate to the Merger and, subject to any necessary approvals from Governmental Entities, its shareholders and as Previously Disclosed other third parties, to consummate the Merger.


         (b) Its Board has authorized the execution, delivery and performance of this Agreement and any other documents and instruments that are executed by it on the date hereof that relate to the Merger and the consummation of the Merger. It has properly executed and delivered this Agreement and any other documents and instruments that are executed by it on the date hereof that relate to the Merger, which are its valid and binding obligations, and neither this Agreement nor any of such other documents or instruments executed by it on the date hereof that relate to the Merger violates its certificate of incorporation, bylaws, or any law, judgment or order of any Governmental Entity applicable to it.


         (c) No "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation prohibits, restricts or subjects to any material condition its ability to perform its obligations under this Agreement or any of the other documents or instruments that are executed by it on the date hereof that relate to the Merger.


3.4      Financial Statements; No Adverse Change


         It has Delivered Financial Statements which have been prepared in accordance with GAAP, fairly present its consolidated financial position, and contain adequate reserves for losses. Since the period covered by its most recent Interim Financial Statements Delivered prior to the date hereof, it and its Subsidiaries have conducted their businesses only in the ordinary course and it has not suffered a Material Adverse Effect. Except as disclosed in such Interim Financial Statements, no circumstances exist that could reasonably be expected to result in a Material Adverse Effect. It and its Subsidiaries have no liabilities, known or unknown, asserted or unasserted, absolute, contingent or otherwise, that are required under GAAP to be reflected in audited financial statements or the notes thereto which are not reflected in its Annual Financial Statements other than liabilities incurred in the ordinary course of business since such date.


3.5      Interim Events


         Since its most recent Interim Financial Statements it has not paid or declared any dividend or made any other distribution to shareholders or taken any action (other than loan originations) which if taken after the date hereof would require the prior written consent of the other Party hereunder.


ARTICLE 4. MUTUAL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PARTIES AND THEIR SUBSIDIARIES


         As of the date hereof, except as Previously Disclosed and subject to the standard set forth in Section 9.8, each Party as to itself and separately as to each of its Subsidiaries, represents and warrants to the other Party as follows:


4.1      Organization and Good Standing


         It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has authority to own, operate and lease its assets and properties and to carry on its business. It is qualified to do business and is in good standing in each jurisdiction where the character of its assets or the nature of its business requires it to be qualified. It has Delivered accurate copies of its certificate of incorporation and bylaws as currently in effect. Its minute books contain complete and accurate records of all meetings and other corporate actions taken by its shareholders and Board. Its stock ledgers reflect all transactions in its capital stock, since its inception.


4.2      Compliance with Law


         (a) It is in compliance with all laws, regulations, ordinances, rules, judgments, orders or decrees applicable to its operations and business.


         (b) It has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently being conducted.


         (c) It has not received in the last three years any notification or communication from any Governmental Entity or the staff thereof asserting that it was not in compliance with any statutes, regulations or ordinances, threatening to revoke any license, franchise, permit or authorization; or threatening or contemplating any enforcement action.


4.3      Governmental Approvals


         No approval of, or filing with, any Governmental Entity is required by it for the consummation of the Merger except for:


         (a) The filing of the Certificate of Merger.


         (b) Any state securities filings.


         (c) Any anti-trust filings or approvals.


         It is not aware of any reasons relating to it why such consents and approvals should not be granted, free of any conditions or requirements which would materially reduce the value of the Merger.


4.4      No Violations


         Neither the execution of this Agreement nor the consummation of the Merger will result in any violation, breach, termination, default or loss of a material benefit under, or permit the acceleration of any obligation under, or require the consent of a third party under, or result in the creation of any Encumbrance on any of the property or assets under, any of its agreements or other instruments.


4.5      No Broker's or Finder's Fees


         No agent, broker, investment banker, person or firm acting on its behalf or under its authority will be entitled to any fee or commission in connection with the Merger.


4.6      Litigation and Other Proceedings


         It is not a defendant in nor is any of its property subject to any pending (or, subject to the Knowledge Qualification, threatened), claim, action, suit, investigation or proceeding or subject to any judicial order, judgment or decree.


4.7      Environmental Matters


         (a) It is in compliance with all Environmental Laws. It has not received any communication alleging that it is not in such compliance and, subject to the Knowledge Qualification, there are no present circumstances that would prevent or interfere with the continuation of such compliance.


         (b) Subject to the Knowledge Qualification, none of the properties owned, leased or operated by it has been or is in violation of or liable under any Environmental Law.


         (c) Subject to the Knowledge Qualification, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability against or obligation on the part of it or any person or entity whose liability or obligation for any Environmental Claim it has or may have retained or assumed either contractually or by operation of law.


         (d) It has not conducted (i) any phase one environmental investigations during the past three years (other than in connection with loan originations or purchases) or (ii) any phase two environmental investigations during the past three years, in each case, with respect to any properties owned by it, leased by it or securing loans held by it.


4.8      Tax Matters


         (a) It has timely filed all federal, state and local (and, if applicable, foreign) income, franchise, excise, real property, personal property and other tax returns required by applicable law to be filed by it (including estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and has paid, or where payment is not required to have been made, has set up an adequate reserve or accrual for the payment of, all taxes in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. It will not have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.


         (b) All federal, state and local (and, if applicable, foreign) income, franchise, excise, real property, personal property and other tax returns filed by it are accurate. It either is not delinquent in the payment of any tax, assessment or governmental charge or has requested an extension of time without penalty within which to file any tax returns in respect of any fiscal year or portion thereof. Its federal, state and local income tax returns that are open to audit have not been audited by the applicable tax authorities and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against it which have not been settled and paid. There are currently no agreements in effect with respect to it to extend the period of limitations for the assessment or collection of any tax. No audit, examination or deficiency or refund litigation with respect to any such return is pending or, subject to the Knowledge Qualification, threatened.


         (c) It (i) is not a party to any agreement providing for the allocation or sharing of taxes, (ii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code or by reason of any change in accounting method (nor does it have any knowledge that the IRS has proposed any such adjustment or change of accounting method) and (iii) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.


         (d) It has withheld amounts from its employees and shareholders in compliance with the tax withholding provisions of applicable federal, state and local laws, has filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.


4.9      Insurance


         It is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by its agreements. It has not, during the past five years, had an insurance policy canceled or non-renewed or been denied any insurance coverage for which it has applied.


4.10     Labor


         No work stoppage involving it is pending or, subject to the Knowledge Qualification, threatened. It is not involved in or, subject to the Knowledge Qualification, threatened with or affected by, any labor dispute, discrimination or sexual harassment claims, arbitration, lawsuit or administrative proceeding involving any of its employees. It is not a party to any collective bargaining agreement.


4.11     Indemnification


         Subject to the Knowledge Qualification, no action or failure to take action by any present or former director, advisory director, officer, employee or agent of it has occurred which would give rise to a claim or a potential claim by any such person for indemnification from it.


4.12     Loan Portfolio


         Each loan reflected as an asset on its Annual Financial Statements and each loan originated or acquired thereafter is evidenced by appropriate and sufficient documentation and constitutes a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. All such loans are free and clear of any Encumbrance It has Previously Disclosed a complete list of the real estate acquired by it through foreclosure, repossession or deed in lieu thereof which are currently held by it.


4.13     Investment Portfolio


         All investment securities held by it are carried on its financial books and records in accordance with GAAP. None of its investment securities are subject to any restriction, whether contractual or statutory, which materially impairs its ability to freely dispose of such investment securities at any time, other than those restrictions imposed on securities held to maturity under GAAP.


4.14     Defaults


         There has not been any default in any obligation to be performed by it under any agreement and it has not waived any material right under any agreement. Subject to the Knowledge Qualification, no other party to any agreement is in default in any obligation to be performed by such party.


4.15     Real Estate Loans and Investments


         Except for properties acquired by it in settlement of loans, there are no facts, circumstances or contingencies known to it which exist and would require a reduction under GAAP in the present carrying value of any of its real estate investments, joint ventures, other investments or other loans (either individually or in the aggregate with its other loans and investments).


4.16     Derivatives Contracts


         It is not a party to and has not agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included in its Annual Financial Statement which is a derivatives contract (including various combinations thereof) and it does not own any securities that are referred to as structured notes.


4.17     Employee Benefit Plans


         (a) It has Previously Disclosed all Employee Plans (other than those that relate to benefits which previously have been fully accrued as a liability or expensed and for which there is no future financial reporting obligation) and has heretofore delivered accurate copies of each (including amendments and agreements relating thereto) together with, in the case of qualified plans, (i) the most recent financial reports and actuarial reports prepared with respect thereto, (ii) the most recent annual reports filed with any Governmental Entity with respect thereto, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto.


         (b) Each Employee Plan has been operated and administered in accordance with its terms and with applicable law, including, to the extent applicable, ERISA, the Code, the Age Discrimination in Employment Act, and the regulations or rules promulgated thereunder; and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made.


         (c) Each Employee Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Pension Plan is exempt from tax under Section 501(a) of the Code) from the IRS, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter.


         (d) There is no pending or, subject to the Knowledge Qualification, threatened legal action, suit or claim relating to any Employee Plan (other than routine claims for benefits) or against any related trust thereto or fiduciary thereof.


         (e) It has not engaged in a transaction, or omitted to take any action, with respect to any Employee Plan that has or would reasonably be expected to subject it to a tax or penalty imposed by either Section 4975 of the Code or
Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.


         (f) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by it with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with it under
Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan").


         (g) Neither it nor any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980.


         (h) No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Employee Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, subject to the Knowledge Qualification, no condition exists that presents a risk that such proceedings will be instituted by the PBGC.


         (i) There is no pending investigation or enforcement action by the PBGC, DOL or IRS or any other Governmental Entity with respect to any Employee Plan.


         (j) Under each Pension Plan and ERISA Affiliate Plan that is a defined benefit plan, as of the date of the most recent actuarial valuation performed prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither a material adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.


         (k) All contributions required to be made under the terms of any Employee Plan or ERISA Affiliate Plan have been timely made.


         (l) Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates.


         (m) Neither it nor any ERISA Affiliate (i) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, or
(ii) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of an Encumbrance under Section 412(n) of the Code or pursuant to ERISA.


         (n) It has no obligation to provide retiree health and life insurance or other retiree death benefits under any Employee Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to its employees that would reasonably be expected to promise or guarantee such employees retiree health or life insurance or other retiree death benefits.


         (o) It has neither made any payments, nor is obligated to make any payments by virtue of the consummation of the Merger or otherwise, nor a party to any agreement or any Employee Plan, that under any circumstances could obligate it or its successor to make payments or deemed payments that (i) are not or will not be deductible because of Sections 162(m) or 280G of the Code or
(ii) require the Surviving Corporation or any of its Subsidiaries to record any charge or expense therefor (or any tax gross-up payments) for financial reporting purposes on a post-acquisition basis. Neither the execution of this Agreement nor the consummation of the Merger will constitute a change in control for purposes of any of its Employee Plans or any of the employment agreements, change in control severance agreements, severance compensation plan or benefit restoration plan to which it or any of its Subsidiaries is a party.


4.18     Properties


         (a) All real and personal property owned by it or presently used in its business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. It has good and marketable title free and clear of all Encumbrances (other than equitable rights of redemption laws relating to property acquired by it in foreclosure) to all of its properties and assets, real and personal, except


                  (i) liens for current taxes not yet due or payable,


                  (ii) pledges to secure deposits,


                  (iii) such imperfections of title, easements and non-monetary Encumbrances affecting real property, if any, which do not adversely affect the value or use of such real property, and


                  (iv) any monetary Encumbrances, reflected in its Annual Financial Statements.


         (b) All real and personal property that is leased or licensed by it is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases and licenses will not terminate or lapse prior to the Effective Time or thereafter by reason of completion of the Merger. All improved real property owned or leased by it is in compliance with all applicable laws including zoning laws.


4.19     Certain Agreements


         It is not a party to, is not bound or affected by, and does not receive and is not obligated to pay benefits (other than those that relate to benefits which previously have been fully accrued as a liability or expensed and for which there is no future financial reporting obligation) under:


         (a) any agreement, arrangement or commitment, ncluding any agreement, indenture or other instrument,relating to the borrowing of money by it or the guarantee by it of any obligation;


         (b) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, advisory director, officer or employee;


         (c) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) is or may become due to any present or former director, advisory director, officer or employee;


         (d) any agreement, arrangement or understanding pursuant to which it is obligated to indemnify any present or former director, advisory director, officer, employee or agent;


         (e) any agreement, arrangement or understanding which limits its freedom to compete in any line of business or with any person;


         (g) any agreement pursuant to which loans have been sold by it, which impose any potential recourse obligations (by representation, warranty, covenant or other contractual terms) upon it; or


         (h) any subservicing agreement.


4.20     Material Interests of Certain Persons


         (a) No officer, director or employee of it or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) or related interest of any such person has any material interest in any material agreement or property
(real or personal, tangible or intangible), used in, or pertaining to, its business.


         (b) Except as set forth in its proxy statement for its most recent annual meeting of shareholders there are no outstanding Insider Loans. All outstanding Insider Loans were made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with third parties and were, with respect to executive officers and directors, approved by its Board in accordance with applicable law and regulations.


4.21     No Impediments


         It has not taken or agreed to take any action, nor does it have knowledge of any fact or circumstance, that would (i) materially impede or delay the consummation of the Merger or the ability of the Parties to obtain any approval of any Governmental Entity required for consummation of the Merger or to perform their covenants and agreements under this Agreement or (ii) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.


4.22     Disclosures


         None of the representations and warranties by a Party as to itself or its Subsidiaries pursuant to Articles III, IV or V hereof or any of the information Previously Disclosed or Delivered by a Party or on its behalf, contains any untrue statement of a material fact, or omits to state any material fact required to be stated or necessary to make any such information, in light of the circumstances, not misleading.


ARTICLE 5.        ADDITIONAL REPRESENTATIONS AND WARRANTIES OF HARBOURTON


         As of the date hereof, and except as Previously Disclosed, Harbourton represents and warrants to Allstate as follows:


5.1      Registration Obligations


         Harbourton is not under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any of its securities under the Securities Act or other federal or state securities laws or regulations.


ARTICLE 6.        COVENANTS


6.1      Reasonable Best Efforts


         Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable completion of the Merger by November 30, 2000 or as soon thereafter as reasonably practicable, and shall cooperate fully with the other to that end.


6.2      Action by Shareholders; Dissenters' Rights


         (a) The shareholders of Allstate shall approve the Merger by written consent in lieu of a meeting pursuant to Section 228 of the DGCL. The shareholders of Harbourton shall approve the Merger at a special meeting of shareholders to be called and held as soon as practicable, and in any event no later than November 30, 2000. The Merger must be approved by holders of a majority of the outstanding Allstate Common Stock entitled to vote thereon and by holders of a majority of the outstanding Harbourton Common Stock entitled to vote thereon.


         (b) Allstate shall notify the holders of Allstate Common Stock of their Dissenters' Rights in the manner and within the time required by Section 262(d)(2) of the DGCL.


6.3      Regulatory Matters


         (a) The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the Merger. Each Party shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made by the other Party or written materials submitted by the other Party to any third party or any Governmental Entity in connection with the Merger. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Merger and each Party will keep the other appraised of the status of matters relating to completion of the Merger.


         (b) Each Party shall promptly furnish the other Party with copies of written communications received from, or delivered to, any Governmental Entity in respect of the Merger.


6.4      Investigation and Confidentiality


         (a) Each Party shall permit the other Party and its representatives reasonable access to its and its Subsidiaries properties and personnel, and shall disclose and make available upon reasonable request to the extent such disclosure is permitted by law and will not result in the loss or potential loss of any attorney-client privilege, all books, papers and records relating to its and its Subsidiaries assets, stock ownership, properties, operations, obligations and liabilities, including all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, certificate of incorporation, bylaws, material agreements, filings with any Governmental Entity, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the examining Party may have a reasonable interest, provided that such access and any such reasonable request shall be reasonably related to the Merger and shall not unduly interfere with normal operations of the other Party and its Subsidiaries. Each Party shall make its directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) and those of its Subsidiaries available to confer with the other Party and its representatives, provided that such access shall be reasonably related to the Merger and shall not unduly interfere with the normal operations of such Party and its Subsidiaries.


         (b) All information furnished previously in connection with the Merger or pursuant hereto shall be treated as the sole property of the Party furnishing the information until completion of the Merger and, if the Merger shall not occur, the Party receiving the information shall either destroy or return to the furnishing Party all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date of this Agreement but shall not apply to (i) any information which (x) the Party receiving the information can establish was already in its possession prior to the disclosure thereof by the other Party; (y) was then generally known to the public; or (z) became known to the public through no fault of the Party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the Party which is the subject of any such legal requirement or order shall use its best efforts to give the other Party at least ten business days' prior notice thereof.


6.5      Press Releases


         The Parties shall mutually agree as to the form and substance of any press release related to this Agreement or the Merger, and consult with each other as to the form and substance of other public disclosures which may relate to the Merger, provided, however, that nothing contained herein shall prohibit either Party, following notification to the other Party, from making any disclosure which such Party believes is required by law or regulation.


6.6      Business of the Parties


         (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the other Party, each Party shall carry on its business and cause its Subsidiaries to carry on their businesses only in the ordinary course consistent with past practice. During such period, each Party also will use, and will cause each of its Subsidiaries to use, all reasonable efforts to (x) preserve its business organization intact, (y) keep available the present services of its employees and (z) preserve the goodwill of its customers and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of the other Party or as expressly contemplated hereby, between the date hereof and the Effective Time, neither Party nor any of its Subsidiaries shall:


                  (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends or distributions by a wholly owned Subsidiary of a Party to such Party;


                  (ii) issue any shares of its capital stock, other than pursuant to the Recapitalization Plan or upon the exercise of options outstanding on the date hereof to acquire a Party's Common Stock; issue, grant, modify or authorize any Rights; purchase any shares of its Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, other than pursuant to the Recaptialization Plan;


                  (iii) amend its certificate of incorporation or bylaws; or waive or release any material right or cancel or compromise any material debt or claim;


                  (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new benefit or incentive to, any of its directors, officers or employees, except (A) as may be required pursuant to Previously Disclosed commitments existing on the date hereof; and (B) as may be required by law;


                  (v) enter into or, except as may be required by law, modify any Employee Plan or other benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees;


                  (vi) originate or purchase any loan in excess of $500,000 without prior notification to the other Party;


                  (vii) except for the sale of loan participation interests in the ordinary course of business and except as otherwise permitted hereunder, enter into (v) any agreement for the purchase, sale, transfer or other disposition of any material properties or material assets (other than real estate acquired in foreclosure (or by deed in lieu thereof) or repossessed assets, in each case, with a carrying value on a Party's Financial Reports of less than $500,000 individually) or the placing of any Encumbrance thereon or (w) any other transaction, agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to its borrowing of money or its guarantee of any such obligation, except in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment; provided that a Party or its Subsidiaries may employ an employee or consultant in the ordinary course if the employment of such employee or consultant is terminable by such Party or its Subsidiary, as the case may be, at will without liability, other than as required by law; or (z) any agreement with a labor union;


                  (viii) change its method of accounting in effect for its Annual Financial Statements, except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;


                  (ix) enter into or renew any lease of real or personal property or any service agreement provided the consent of the other Party shall not be unreasonably withheld or delayed, or fail to give any required notice to prevent a lease or service agreement from being renewed; or make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate (provided the consent of the other Party shall not be unreasonably withheld or delayed), other than pursuant to binding commitments Previously Disclosed and existing on the date hereof, proposed expenditures Previously Disclosed and expenditures necessary to maintain existing assets in good repair;


                  (x) file any applications or make any contract with respect to branching or site location or relocation;


                  (xi) purchase any security or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity, other than marketable securities (which do not exceed 1% of the securities outstanding within such class) in the ordinary course of business;


                  (xii) except with respect to real estate acquired in foreclosure (or by deed in lieu thereof) or repossessed assets, enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;


                  (xiii) except as necessitated in its reasonable opinion due to changes in interest rates, and in accordance with safe and sound banking practices, change or modify in any material respect any of its lending or investment policies, except to the extent required by law;


                  (xiv) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;


                  (xv) take any action that would cause any of the representations and warranties contained herein not to be true and correct in any material respect at Closing or that would cause any of the conditions of Article VII hereof not to be satisfied;


                  (xvi) take any action that would materially impede or delay the completion of the Merger or the ability of either Party to perform its covenants and agreements under this Agreement; or


                  (xviii) agree to do any of the foregoing.


         (b) Each Party shall promptly notify the other Party in writing of the occurrence of any matter or event known to and directly involving it or any of its Subsidiaries, other than any changes in conditions that affect financial services companies generally, that would have, either individually or in the aggregate, a Material Adverse Effect on it.


6.7      Certain Actions


         Neither Party nor any of its Subsidiaries or any of their respective directors, officers, employees, representatives or agents shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any Alternative Proposal, provided, however, that the Board of a Party may furnish such information (but limited to the information provided to the other Party in connection with or relating to this Agreement and the Merger) or participate in such negotiations or discussions if such Board, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would, in the good faith opinion of such Board, result in a breach of the fiduciary duty of the Board under applicable law. Each Party will promptly inform the other Party orally and in writing of any such request for information or of any negotiations or discussions, as well as instruct its directors, officers, employees, representatives and agents and those of its Subsidiaries to refrain from taking any action prohibited by this section.


6.8      Current Information


         During the period from the date hereof to the Closing Date, each Party shall, upon request of the other Party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the requesting Party regarding its and its Subsidiaries financial condition, operations and businesses and matters relating to the completion of the Merger.


6.9      Indemnification


         (a) After the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer, director or employee of either Party or any of its respective Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of the Surviving Corporation, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of either Party or any of its respective Subsidiaries if such Claim pertains to any matter or fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger, regardless of whether such Claim is asserted or claimed before, or at or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under applicable state law in effect as of the date hereof or as amended applicable to a time before the Effective Time and under such Party's certificate of incorporation or bylaws as in effect on the date hereof (as the case may be). The Surviving Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state law in effect as of the date hereof or as amended applicable to a time before the Effective Time upon receipt of any undertaking required by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 6.9(a), upon learning of any Claim, shall notify the Surviving Corporation (but the failure so to notify the Surviving Corporation shall not relieve it from any liability which it may have under this Section 6.9(a) except to the extent such failure materially prejudices the Surviving Corporation) and shall deliver to the Surviving Corporation any undertaking required by applicable law. The Surviving Corporation shall ensure, to the extent permitted under applicable law, that all limitations of liability existing in favor of the Indemnified Parties as provided in a Party's certificate of incorporation or bylaws (as the case may be), as in effect as of the date hereof, or allowed under applicable state law as in effect as of the date hereof or as such law may be amended applicable to a time before the Effective Time, with respect to Indemnified Liabilities shall survive the consummation of the Merger.


         (b) From and after the Effective Time, the directors, officers and employees of each Party hereto or any of its Subsidiaries who become directors, officers or employees of the Surviving Corporation or any of its Subsidiaries, shall have indemnification rights having prospective application with respect to acts or omissions occurring after the Effective Time. The prospective indemnification rights shall consist of such rights to which directors, officers and employees of the Surviving Corporation and its Subsidiaries are entitled under the provisions of the certificate of incorporation and bylaws of the Surviving Corporation and its Subsidiaries, as in effect from time to time after the Effective Time, as applicable, and provisions of applicable state law as in effect from time to time after the Effective Time.


         (c) The obligations of the Surviving Corporation provided under paragraphs (a) and (b) of this Section 6.9 are intended to be enforceable against the Surviving Corporation directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of the Surviving Corporation.


6.10     Employees and Employee Benefit Plans


         (a) Full time employees of Harbourton and its Subsidiaries who remain employed after the Effective Time will be eligible to participate in benefit plans of the Surviving Corporation and its Subsidiaries that are generally available to their full-time employees on a uniform and non-discriminatory basis with credit for years of service with Harbourton and its Subsidiaries for the purpose of determining eligibility for participation, vesting and entitlement to vacation time and sick pay (but not for the purpose of accrual or restoration of benefits under any Allstate Employee Plan or any future benefit plan of the Surviving Corporation or any of its Subsidiaries where benefits are calculated on an actuarial basis, including any qualified or non-qualified defined benefit plan or restoration plan). Contributions to (and accrual of benefits, to the extent applicable, if any, under) benefit plans of the Surviving Corporation and its Subsidiaries on behalf of continuing full-time employees of Harbourton and its Subsidiaries shall only relate to qualifying compensation earned by such employees after the Effective Time. The Surviving Corporation shall use its best efforts to cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the corresponding Harbourton group health plan) and eligibility waiting periods under its group health plans to be waived with respect to such participants and their eligible dependents.


         (b) The Surviving Corporation agrees to honor the terms of all Previously Disclosed employment, consulting, severance and termination agreements, severance plans, benefit restoration plans, stock option plans, and restricted stock plans to which Harbourton or Allstate or any of their respective Subsidiaries is a party, other than those that are being terminated and/or replaced at the Effective Time. Nothing herein is intended to limit the right of the Surviving Corporation to amend or terminate any of the foregoing in accordance with their terms. The Surviving Corporation hereby expressly assumes at the Effective Time every such agreement which by its terms requires express assumption by a successor. Such express assumption shall occur by virtue of Allstate's execution of this Agreement without any further action required by the Surviving Corporation upon the completion of the Merger.


         (c) The Surviving Corporation agrees to honor the employment agreements with Messrs. McLendon and Cluett attached hereto as Exhibits D and E, respectively.


6.11      Litigation Matters


         Each Party will consult with the other about any proposed settlement, or any disposition of, any litigation.


6.12     Conforming Entries


         (a) Harbourton recognizes that Allstate and its Subsidiaries may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). Subject to applicable law, from and after the date hereof to the Closing, Harbourton and Allstate shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Harbourton and its Subsidiaries to those policies of Allstate and its Subsidiaries, as specified in each case in writing from Allstate to Harbourton, based upon such consultation and subject to the conditions in Section 6.12(c) below.


         (b) Subject to applicable law, Harbourton and Allstate shall consult and cooperate with each other with respect to determining, as specified in a written notice from Allstate to Harbourton, based upon such consultation and subject to the conditions in Section 6.12(c) below, the amount and the timing for recognizing for financial accounting purposes Harbourton's expenses of the Merger and any restructuring charges relating to or to be incurred in connection with the Merger.


         (c) Subject to applicable law,  Harbourton and its  Subsidiaries  shall
(i) establish and take such reserves and accruals at such time as Allstate shall reasonably request to conform the loan, accrual and reserve policies of Harbourton and its Subsidiaries to the policies of Allstate and its Subsidiaries, and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Merger and any restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Allstate, but in no event prior to five days before the Closing Date; provided, however, that on the date such reserves, accruals and charges are to be taken, Allstate shall certify to Harbourton that all conditions to Allstate's obligation to consummate the Merger set forth in Sections 7.1 and 7.3 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing by Harbourton, the delivery of which shall continue to be conditions to Allstate's obligation to consummate the Merger) have been satisfied or waived; and provided, further, that Harbourton and its Subsidiaries shall not be required to take any such action that is not consistent with GAAP.


         (d) No reserves, accruals or charges taken in accordance with this section may be a basis to assert a violation of a breach of a representation, warranty or covenant of Harbourton herein.


6.13     Disclosure Supplements


         From time to time prior to the Closing, each Party shall promptly supplement or amend any materials Previously Disclosed or Delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed or Delivered or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby. No such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the disclosing Party for the purpose of determining whether the conditions set forth in Article VII hereof have been satisfied.


6.14     Failure to Fulfill Conditions


         If a Party determines that a condition to its obligations to consummate the Merger may not be fulfilled, it will promptly notify the other Party. Each Party will promptly inform the other Party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of the Merger.


6.15     Surviving Corporation Common Stock


         Allstate shall reserve for issuance a sufficient number of shares of its Common Stock for the purpose of issuing the Merger Consideration to Harbourton's shareholders. Allstate covenants that the Surviving Corporation Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights or other Encumbrance.


6.16     Tax Opinion


         Each Party agrees to use reasonable efforts to obtain a written tax opinion of counsel, dated as of the Closing, in order to satisfy the condition set forth in Section 7.1(e).


6.17     New Affiliates


         Harbourton shall use its best efforts to cause any person becoming an affiliate of Harbourton for purposes of Rule 145 of the Securities Act after the date hereof to enter into an affiliate agreement in the form attached hereto as Exhibit C.


ARTICLE 7.        CONDITIONS PRECEDENT


7.1      Conditions Precedent - the Parties


         The respective obligations of both Parties to effect the Merger shall be subject to the satisfaction of the following conditions at or prior to the Closing unless waived by the Parties to the extent permitted by Section 8.4.


                  (a) The shareholders of each Party shall have approved the Merger by the requisite vote required by law.


                  (b) All approvals and consents from any Governmental Entity, the approval or consent of which is required for the completion of the Merger, shall have been received and all statutory waiting periods in respect thereof shall have expired; and the Parties shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the completion of the Merger; provided, however, that no approval or consent referred to in this Section 7.1(b) shall be deemed to have been received if it shall include any condition or requirement that, in the aggregate, would materially reduce the economic or business benefits of the Merger to the Surviving Corporation as the Parties shall reasonably and in good faith agree.


                  (c) Neither Party shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal completion of the Merger.


                  (d) No proceeding initiated by any Government Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the Merger shall be pending or threatened.


                  (e) Allstate shall have received an opinion of Elias, Matz, Tiernan & Herrick L.L.P., dated as of the Closing, to the effect that for federal income tax purposes:


                                    (i) The Merger will qualify as a
                           "reorganization"  under Section 368(a) of the Code.


                                    (ii) No gain or loss will be  recognized  by
                           any Party by reason of the consummation of the Merger.


                                    (iii) The gain,  if any,  to be  realized by
                           any shareholder of Harbourton who receives Surviving Corporation Common Stock and cash in exchange for Harbourton Common Stock should be recognized, but not in excess of the amount of cash received. If the exchange has the effect of the distribution of a dividend (determined with application of Section 318(a) of the Code), then the amount of gain recognized that is not in excess of such shareholder's ratable share of undistributed earnings and profits should be treated as a dividend. The determination of whether the exchange has the effect of the distribution of a dividend should be made on a shareholder-by-shareholder basis. No loss should be recognized on the exchange.


                                    (iv) The basis of the Surviving  Corporation
                           Common Stock received by each shareholder of Harbourton who exchanges Harbourton Common Stock for cash and Surviving Corporation Common Stock in the Merger will be the same as the basis of the Harbourton Common Stock surrendered in the Merger, decreased by the amount of cash received, and increased by the amount that is treated as a dividend (if any), and by the amount of gain recognized on the exchange (not including any portion of that gain that was treated as a dividend).


                                     (v) The  holding  period  of the  Surviving
                           Corporation Common Stock received by a shareholder of Harbourton in the Merger will include the holding period of the Harbourton Common Stock surrendered in exchange therefor, provided that such shares of Harbourton Common Stock were held as a capital asset by such shareholder at the Effective Time.


                                    (vi)   Cash   received   by   a   Harbourton
                           shareholder in lieu of a fractional share interest of Surviving Corporation Common Stock which such shareholder would otherwise be entitled to receive (or the deemed issuance of a fractional share interest by the Surviving Corporation and deemed redemption thereof by it) will qualify as capital gain or loss (assuming the Harbourton Common Stock was a capital asset in such shareholder's hands at the Effective Time).


In rendering such opinion, Elias, Matz, Tiernan & Herrick, L.L.P. may require and rely upon representations and covenants, including those contained in certificates of officers of Harbourton, Allstate and others, reasonably satisfactory in form and substance to such counsel.


                  (f) Allstate shall receive a tax opinion from PricewaterhouseCoopers LLP, dated as of the Closing, to the effect that for federal income tax purposes the net operating loss carryforwards of Allstate will not be impaired for purposes of offsetting future operating income due to the completion of the Recapitalization Plan and of the Merger.


                  (g) The Conversion Date shall have occurred.

7.2      Conditions Precedent - Harbourton


         The obligations of Harbourton to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Closing unless waived by Harbourton to the extent permitted by Section 8.4.


         (a) Between the date hereof and the Closing, Allstate and/or its Subsidiaries shall not have been affected by any event or change which has had or caused a Material Adverse Effect on Allstate.


         (b) The representations and warranties of Allstate made herein shall be true and correct as of the date hereof and (other than the representations and warranties in Section 3.1 with respect to the effects of the Recapitalization Plan, the conversion of Allstate Notes and any exercise of Rights) as of the Closing as though made anew at the Closing (as if the Closing Date was the date hereof for such purpose), in each case as to the representations and warranties of Allstate under Article IV subject to the standard set forth in Section 9.8.


         (c) Allstate shall have performed in all material respects all obligations and complied in all material respects with all covenants and agreements required to be performed and complied with by it pursuant to this Agreement on or prior to the Closing.


         (d) Allstate shall have delivered to Harbourton a certificate, dated the Closing Date and signed by its Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 7.2(a) through 7.2(c) have been satisfied.


         (e) Allstate shall have furnished Harbourton with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.1 and 7.2 as such conditions relate to Allstate and its Subsidiaries as Harbourton may reasonably request.


7.3      Conditions Precedent - Allstate


         The obligations of Allstate to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Closing unless waived by Allstate to the extent permitted by Section 8.4.


         (a) Between the date hereof and the Closing, Harbourton and/or its Subsidiaries shall not have been affected by any event or change which has had or caused a Material Adverse Effect on Harbourton.


         (b) The representations and warranties of Harbourton set forth herein shall be true and correct as of the date hereof and (other than the representations and warranties in Section 3.1 with respect to the effects of any exercise of Rights) as of the Closing as though made anew at the Closing (as if the Closing Date was the date hereof for such purpose), in each case as to the representations and warranties of Harbourton under Article IV subject to the standard set forth in Section 9.8.


         (c) Harbourton shall have performed in all material respects all obligations and complied in all material respects with all covenants and agreements required to be performed and complied with by it pursuant to this Agreement on or prior to the Closing.


         (d) Harbourton shall have delivered to Allstate a certificate, dated the Closing Date and signed by its Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 7.3(a) through 7.3(c) have been satisfied.


         (e) Harbourton shall have furnished Allstate with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.1 and 7.3 as such conditions relate to Harbourton and its Subsidiaries as Allstate may reasonably request.


         (f) Each affiliate of Harbourton for purposes of Rule 145 of the Securities Act shall have entered into an affiliate agreement in the form attached hereto as Exhibit C.


ARTICLE 8.        TERMINATION, WAIVER, AMENDMENT AND SPECIFIC PERFORMANCE


8.1      Termination


         This Agreement may be terminated by a written instrument prior to the Effective Time:


         (a) by the mutual consent of the Parties;


         (b) by the non-breaching Party if the other Party has breached in any material respect any of its covenants, agreements or representations and warranties (but in the case of representations and warranties under Article IV subject to the standard set forth in Section 9.8) herein, and such breach has not been cured within 30 days after written notice;


         (c) by either Party, (i) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order prohibiting the completion of the Merger; or (ii) if application for any necessary prior approval of a Governmental Entity is denied or withdrawn at the request or recommendation of the Governmental Entity, provided that such denial or request or recommendation for withdrawal is not due to the terminating Party's breach of any provision of this Agreement;


         (d) by either Party if the shareholders of the other Party do not approve the Merger; and


         (e) by either Party if the Effective Time has not occurred by the close of business on February 28, 2001, provided that the terminating Party is not then in breach of any of its covenants, agreements or representations and warranties (but in the case of representations and warranties under Article IV subject to the standard set forth in Section 9.8 herein).


8.2      Effect of Termination


         In the event that this Agreement is terminated it shall become void and have no effect, except for:


         (a) the provisions relating to confidentiality set forth in
Section 6.4,


         (b) the provision relating to press releases set forth in Section 6.5,


         (c) the provision relating to expenses set forth in Section 9.1, and


         (d) a termination pursuant to Section 8.1(b) or 8.1(d) shall not relieve the breaching Party from any liability or damages if such termination arises out of its willful breach of any provision of this Agreement; in such event the non-breaching Party shall be entitled to such monetary remedies and relief against the breaching Party as are available at law.


8.3      Survival of Representations, Warranties and Covenants


         All representations, warranties, agreements and covenants in this Agreement or in any other document or instrument delivered pursuant hereto or in connection herewith shall expire on, and be terminated and extinguished at, the Effective Time other than agreements or covenants contained herein or therein that by their terms are to be performed after the Effective Time. No such representations, warranties, agreements or covenants shall be deemed to be terminated or extinguished so as to deprive the Surviving Corporation or any affiliate of a Party of any defense at law or in equity which otherwise would be available against the claims of any person, including any shareholder or former shareholder.


8.4      Waiver


         Each Party hereto by written instrument approved by its Board and signed by an executive officer of such Party, may at any time (whether before or after approval of this Agreement by the Parties' shareholders) extend the time for the performance of any of the obligations or other acts of the other Party hereto and may waive (i) any inaccuracies of the other Party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other Party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other Party of any of its obligations set forth herein.


8.5      Amendment or Supplement


         This Agreement may be amended at any time by mutual written agreement of the Parties approved by their Boards and signed by an executive officer of each Party, provided that any such amendment after the shareholders of the Parties have approved this Agreement shall not modify either the amount or form of the Merger Consideration or otherwise materially adversely affect such shareholders without the approval of the shareholders to the extent required by applicable law.


8.6      Specific Performance


         The Parties acknowledge and agree that the Merger contemplated herein is unique and that any remedy at law for breach is inadequate to compensate the aggrieved Party. Accordingly, each Party shall have the right to seek specific performance of this Agreement and the other Party's duties, obligations, covenants and agreements herein in order to cause the Merger to be consummated. To this end, each Party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance or any other equitable relief.


ARTICLE 9.        MISCELLANEOUS


9.1      Expenses


         Except as otherwise provided below, each Party hereto shall bear and pay all costs and expenses incurred by it in connection with this Agreement and the Merger, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.


9.2      Entire Agreement


         This Agreement together with any other documents or instruments executed by the Parties relating to the subject matter hereto concurrently with or on the same day as the execution of this Agreement contains the entire agreement among the Parties with respect to the Merger and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein which are to be executed after the date hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the Parties, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Article II and in Sections
6.9 and 6.10 hereof.


9.3      No Assignment


         None of the Parties hereto may assign any of its rights or obligations under this Agreement to any other person.


9.4      Notices


         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:


         If to Harbourton:


                           J. Kenneth McLendon, President
                           Harbourton Financial Corporation
                           8180 Greensboro Drive, Suite 525
                           McLean, Virginia 22102
                           (703) 821-1601
                           (703) 821-2815 (fax)

         With a required copy to:

                           Jack R. Bird, Esq.
                           Bergman, Stein & Bird, L.L.P.
                           4514 Travis Street, Suite 300
                           Dallas, Texas 75205
                           (214) 528-2444
                           (214) 599-0602 (fax)

         If to Allstate:

                           David  W.  Campbell,   Chairman
                           Allstate   Financial   Corporation
                           8180 Greensboro Drive,  Suite 525 McLean,
                           Virginia 22102
                           (703) 883-9757
                           (703) 821-1371 (fax)






         With a required copy to:

                           Gerald F. Heupel, Jr., Esq.
                           Elias, Matz, Tiernan & Herrick L.L.P.
                           734 15th Street, N.W.
                           Washington, DC 20005
                           (202) 347-0300
                           (202) 347-2172


9.5      Counterparts


         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


9.6      Governing Law


         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction. The Parties hereby designate Wilmington, Delaware to be the proper jurisdiction and venue for any suit or action arising out of this Agreement.


9.7      Severability


         Any term, provision, covenant or restriction contained in this Agreement held to be invalid, void or unenforceable shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.


9.8      Standard of Breach


         None of the representations or warranties contained in Article IV shall be deemed untrue or incorrect, and no Party shall be deemed to have breached its representations or warranties therein as a consequence of the existence of any fact, circumstance or event, which would not, either individually or taken together with all other facts, circumstances or events, have a Material Adverse Effect on any Party.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers and attested by their officers thereunto duly authorized, all as of the day and year first above written.


Attest                                         ALLSTATE FINANCIAL CORPORATION



/s/ C. Fred Jackson                            By:      /s/ David. W. Campbell
-------------------                                     ----------------------
C. Fred Jackson, Secretary                       David W. Campbell, Chairman



Attest                                         HARBOURTON FINANCIAL CORPORATION



/s/ James M. Cluett                             By:      /s/ J. Kenneth McLendon
-------------------                                     -----------------------
                                                  J. Kenneth McLendon, President



                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement") is made as of the 24 day of October 2000, by and between HARBOURTON FINANCIAL CORPORATION, a Delaware corporation, having its principal place of business at 8180 Greensboro Drive, Suite 525, McLean, Virginia 22102 (the "Company"), and J. Kenneth McLendon, an individual having a residence at 7634 Huntmaster Lane, McLean, Virginia 22102 (the "Employee"). The Company and the Employee in consideration of the mutual premises contained herein, mutually agree as follows:

1. Employment. The Company employs the Employee and the Employee agrees to serve the Company as President of the Company. It is intended that the Employee shall serve as a member of the board of directors of the Company (the "Board"). The Employee shall devote the Employee's full business time and best efforts to Company business. Employee shall perform such duties commensurate with the Employee's position as may be specified from time to time by the Chairman of the Board or the Board.

2. Term. The initial term of this Agreement shall commence on the date set forth above, and shall end at the close of business on December 31, 2002, (the "Term"). Notwithstanding the foregoing, commencing on January 1, 2002, the Term shall extend one day at the end of every day during its length, and the new closing date of the term shall be that additional day, unless either party shall notify the other of its intention to stop such extensions, in which case the closing date of the Term shall be one year from the date of such notice.

3. Salary. During the Term, the Company shall pay to the Employee a base salary at a rate of One Hundred Fifty Thousand dollars ($150,000) per annum, which amount may be increased from time to time at the discretion of the Board.

4. Benefits and Other Compensation. The Company shall provide the Employee with the following additional compensation during the Term:

(a) Subject to meeting eligibility provisions, any and all existing and future general Employee benefit plans, including without limitation, medical, health, life and disability insurance, stock option and pension plans, now or hereafter provided by the Company to the employees of the Company as a group, or to the executive officers of the Company as a group, shall be provided to the Employee.

(b)               An  annual  profit  sharing/incentive  bonus  to  be  paid  to
                  Employee, predicated on achieving mutually agreed upon earnings targets for the Company (the "Bonus Plan"). The bonus for any calendar year shall be deemed fully accrued as of December 31 of the applicable year and shall be paid no later than March 31 of the following year.

(c)      Receipt of an automobile allowance of $500 per month.

(d) The Company shall pay the $3,670 annual premium on a $2.0 million "key man" life insurance policy on the life of
                  Employee.( Policy in place; the Company will be named Beneficiary of $1,000,000; JKM Designates beneficiaries for $1,000,000.)

5. Reimbursement. Bona fide business expenses incurred by the Employee in connection with the performance of the Employee's duties hereunder shall be reimbursed by the Company. Such allowances shall, without limitation, include expenses such as travel, meals, hotels, telephone, automobile, telegraph, postage and other normal and customary business expenses.
     6. Vacation. During the term, Employee shall be entitled to four (4) weeks paid vacation per year. The dates of any vacation periods shall be arranged in order that such vacation days shall not materially hinder the normal functioning of the Company's business activities.

7.       Trade Secrets; Non-Competition:

(a) In the course of the Employee's employment, the Employee will have access to confidential records, data, pricing information, lists of clients and prospective clients, lists of vendors, books and promotional literature, leases and agreements, policies and similar material and information of the Company or used in the course of its business (hereinafter collectively referred to as "Confidential Information"). All such Confidential Information which the Employee shall use or come into contact with shall remain the sole property of the Company. The Employee will not, directly or indirectly, disclose or use any such Confidential Information, except as required in the course of such employment. The Employee shall not for a period of one (1) year following the end of the Term, disclose or use in any fashion any Confidential Information of the Company or any of its subsidiaries or affiliates, whether such Confidential Information is in the Employee's memory or embodied in writing or other physical form, provided, that the foregoing requirements shall not apply to any information (i) that (prior to disclosure by the Employee) has been disclosed by the Company or any third party or (ii) that Employee discloses (A) to any branch, agency or regulatory authority of any federal, state or local government to comply with any statute, regulation, rule, order or ordinance or (B) to any federal, state or local court, tribunal or other adjudicatory body in connection with any suit, claim or question arising before such court, tribunal or other adjudicatory body or otherwise. In the event of a breach or a threatened breach by the Employee of the provisions of this subparagraph (a), the Company shall be entitled to an injunction restraining the Employee from disclosing any of the aforementioned Confidential Information. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee. Subject to subparagraph (c) below, this provision shall survive the termination of this Agreement.
(b) The Employee further agrees that, during the Term, the Employee will not, except with the prior written consent of the Board of Directors, (i) be employed as an employee, consultant, officer or director, by any other real estate finance company, (ii) solicit any business from or have any business dealings with, either directly or indirectly or through corporate or other entities or associates, any client of the Company, or (iii) initiate any action, either directly or indirectly or through corporate or other entities or associates, that would reasonably be expected to encourage or to induce any employee of the Company or of any subsidiary or affiliate of the Company to leave the employ of the Company or of any such subsidiary or affiliate. The Employee specifically acknowledges the necessity for this subparagraph (b), given the nature of the Company's business. The Employee agrees that the Company shall be entitled to injunctive relief in the event of a breach of the provisions of this subparagraph (b), the legal remedies being inadequate to fully protect the Company. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach, including the recovery of damages from the Employee. Subject to subparagraph (c) below, this provision shall survive the termination of this Agreement.

(c) In the event of a Business Combination or Change of Control (as defined below) involving the Company (whether or not the Company's Board of Directors recommends such Business Combination or Change of Control for approval by the Company's shareholders), subparagraphs (a) and (b) of this paragraph 7 shall, at the time such Business Combination or Change of Control is consummated, but only in the event Employee's employment is terminated or the employee's Salary, Benefits and Other Compensation and/or duties and responsibilities are substantially reduced and/or changed in connection therewith under the terms of subparagraph 8(c) below, be null and void and of no further force or effect. For purposes of this Agreement, "Business Combination" shall mean (i) a merger, a consolidation or any other business combination of the Company with any non-affiliated party,
     (ii) the disposition of all or substantially all of the securities, business or assets of the Company or (iii) a joint venture, reorganization or other transaction (or series of transactions) as a result of which all or substantially all of the business or assets of the Company are transferred, with or without a Change of Control, or any other similar corporate combination or transaction (or series of related transactions). For purposes of this Agreement, a "Change of Control" shall mean a transaction (or series of transactions) or other event (or series of events) that results in the acquisition of a Controlling Interest in the Company by a person or entity (or group of persons and/or entities) that did not have a Controlling Interest in the Company prior to such transaction (or series of transactions) or event (or series of events). As used in the preceding sentence, the term "Controlling Interest" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event, any person or entity (or group of persons and/or entities) which beneficially acquires, directly or indirectly, 25% or more (in number of votes) of the securities having ordinary voting power for the election of directors of the Company shall be conclusively presumed to have a Controlling Interest in the Company. This provision shall be construed so that if a Business Combination or Change of Control (as defined herein) occurs on more than one occasion, the terms and provisions of this Agreement shall apply to the most recent Business Combination or Change of Control.

(d) In the event the Employee is terminated for a reason other than cause, Subparagraphs (a) and (b) of this paragraph shall become null and void.

     8. Payments Upon Termination. The Company and the Employee shall have the right to terminate the Employee's employment hereunder for any reason. The Company shall pay to the Employee upon termination of employment during the Term, as follows:

(a) If the Employee's employment is terminated by death, the Company shall continue to pay and provide to the estate of the Employee for a period equal to three months, Employee's then applicable base salary pursuant to the provisions of paragraph 3 for such period, in monthly installments. In addition, the Company, as soon as reasonably possible, but not past the end of the fiscal year of the death of the Employee, shall also pay to the estate of the Employee (on a pro rata basis up to the date of the Employee's death) the Benefits and Other Compensation otherwise due and unpaid to the Employee as of the date of, or in connection with, the Employee's death, pursuant and subject to the provisions of subparagraphs 4(a), 4(b) and 4(c) herein. In addition, the Board will consider in good faith the payment of an incentive bonus for the calendar year in which the termination occurs, taking into account the portion of the year completed prior to such termination, the Company's performance for the year, and the Employee's contributions to that performance.
(b) In the event the Employee's employment is terminated because of permanent disability (as defined below), then following such termination the Company shall continue to pay and provide to the Employee for a period equal to six months, the Employee's then applicable salary for such period in monthly installments, pursuant to the provisions of paragraph 3 herein, and the Benefits and Other Compensation for such period as if the Employee were still employed to be paid not later than the last day of such period under subparagraphs 4(a), 4(b) and 4(c) herein. In addition, the Board will consider in good faith the payment of an incentive bonus for the calendar year in which the termination occurs, taking into account the portion of the year completed prior to such termination, the Company's performance for the year, and the Employee's contributions to that performance.

     As used herein, the Employee shall be deemed to be permanently disabled in the event that the Employee has not been able(due to mental or physical illness or incapacity) to render services required by this Agreement for a period of ninety (90) consecutive days. Any salary payments to be made by the Company under the provisions of this subparagraph (b) are to be offset by payments, if any, made to the Employee under any disability insurance plan maintained by the Company.
     (c) In the event the Employee's employment is terminated(i)by the Company other than for Cause,or (ii) by the Employee for Good Reason, as defined in subparagraph (d) below, the Employee shall receive:

        (1) a lump sum payment, payable within thirty (30) days following such termination without discount, equal to the Employee's then current base salary otherwise payable through the later of the end of the Term, or one year;

        (2) continuation of the benefits described in subparagraph 4(a) above for a period of one year following termination of employment (provided that if the Company cannot continue the Employee's participation under the terms of any applicable plan it shall pay the employee an amount equal to the cost the Company would have incurred in providing such participation);

        (3) any declared but unpaid bonus paid pursuant to subparagraph 4(b) above for any prior calendar year, and

        (4) a bonus, for the year in which such termination occurs, in an amount no less than the bonus declared or paid pursuant to subparagraph 4(b) above, as the case may be, for the prior year (but not less than an amount equal to one year's salary),pro-rated to reflect the number of weeks in which the Employee was employed in the calendar year of termination, such bonus to be paid within thirty (30) days following such termination, provided,however, that if termination occurs prior to December 31, 2002, Employee will receive a bonus payment or payments equal to the bonus Employee would otherwise have earned for fiscal year 2001 (if not previously paid) and 2002 paid in accordance with and pursuant to the terms of the Bonus Plan.

      (d) For this purpose Good Reason shall mean:

        (i) any material breach of this Agreement by the Company at any time, including (A) loss of the Employee's position as an executive officer of the Company, (B) failure to elect, or re-elect the Employee as a member of the Board or (C) reduction in Employee's Salary, Benefits and Other Compensation.

        (ii) failure of the Company to obtain the agreement of any successor to perform this agreement at least ten (10) days prior to a Business Combination or Change in Control in which the Company will not be the surviving entity; or

        (iii) following a Business Combination or Change in control, assignment of duties inconsistent with Employee's position or any reduction in Employee's authority or direct support.

(e) Notwithstanding anything else contained in subparagraph (c) above, no compensation shall be payable under subparagraph (c) above if the Employee's employment was or is terminated for Cause (as defined below). As used herein, the term "Cause" shall mean (i) the Employee's conviction of (or entry of a plea of nolo contendere with respect to) a felony or other crime involving moral turpitude or (ii) a willful, substantial and continual failure by the Employee in breach of this Agreement to perform the lawful duties, responsibilities or obligations assigned to the Employee pursuant to the terms hereof and the failure to cure such breach within fifteen (15) days following written notice from the Company containing specific findings by the Board of Directors of the Company detailing such failures.

9. Validity. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

10. Amendment and Waiver. This Agreement constitutes the entire agreement between the parties as to employment by the Company of the Employee and may not be changed orally but only by a written document signed by both parties. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other breach by such party at that time or any other time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

11. Arbitration. Any dispute whatsoever relating to the interpretation, validity, or performance of this Agreement and any other dispute arising out of this Agreement which cannot be resolved by the parties to such a dispute shall, upon thirty (30) days written notice by either party, be settled upon application of any such party by arbitration in Fairfax County, Virginia, in accordance with the rules then prevailing of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The cost of any arbitration proceedings under this paragraph shall be shared equally by the parties to such a dispute. Nothing contained in this paragraph shall limit the Company's rights to obtain injunctive relief to enforce the provisions of paragraphs 7(a) and 8(b) above.

     12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (without regard to conflicts of law principles).

     13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns and shall become effective upon execution by the Company.
14. Notice. All notices and other communications made pursuant to this Agreement shall be made in writing and shall be deemed to have been given if delivered personally or mailed, postage prepaid, to the applicable party hereto at the applicable address first above written, or in either case, to such other address as the Company or Employee shall have specified by written notice to the other party.

IN WITNESS WHEREOF, the parties have executed this agreement, the Company acting herein by its duly authorized officer, the day and year first above written.

                                 HARBOURTON FINANCIAL CORPORATION
                                 By: /s/ Timothy G. Ewing
                                 ------------------------
                                 Timothy G. Ewing, Director

                                            EMPLOYEE



                                By: /s/ J. Kenneth McLendon
                                ---------------------------
                                 J. Kenneth McLendon



                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement") is made as of the 24 day of October 2000, by and between HARBOURTON FINANCIAL CORPORATION, a Delaware corporation, having its principal place of business at 8180 Greensboro Drive, Suite 525, McLean, Virginia 22102 (the "Company"), and J. Kenneth McLendon, an individual having a residence at 7634 Huntmaster Lane, McLean, Virginia 22102 (the "Employee"). The Company and the Employee in consideration of the mutual premises contained herein, mutually agree as follows:

1. Employment. The Company employs the Employee and the Employee agrees to serve the Company as President of the Company. It is intended that the Employee shall serve as a member of the board of directors of the Company (the "Board"). The Employee shall devote the Employee's full business time and best efforts to Company business. Employee shall perform such duties commensurate with the Employee's position as may be specified from time to time by the Chairman of the Board or the Board.

2. Term. The initial term of this Agreement shall commence on the date set forth above, and shall end at the close of business on December 31, 2002, (the "Term"). Notwithstanding the foregoing, commencing on January 1, 2002, the Term shall extend one day at the end of every day during its length, and the new closing date of the term shall be that additional day, unless either party shall notify the other of its intention to stop such extensions, in which case the closing date of the Term shall be one year from the date of such notice.

3. Salary. During the Term, the Company shall pay to the Employee a base salary at a rate of One Hundred Fifty Thousand dollars ($150,000) per annum, which amount may be increased from time to time at the discretion of the Board.

4. Benefits and Other Compensation. The Company shall provide the Employee with the following additional compensation during the Term:

(a) Subject to meeting eligibility provisions, any and all existing and future general Employee benefit plans, including without limitation, medical, health, life and disability insurance, stock option and pension plans, now or hereafter provided by the Company to the employees of the Company as a group, or to the executive officers of the Company as a group, shall be provided to the Employee.

(b)               An  annual  profit  sharing/incentive  bonus  to  be  paid  to
                  Employee, predicated on achieving mutually agreed upon earnings targets for the Company (the "Bonus Plan"). The bonus for any calendar year shall be deemed fully accrued as of December 31 of the applicable year and shall be paid no later than March 31 of the following year.

(c)      Receipt of an automobile allowance of $500 per month.

(d) The Company shall pay the $3,670 annual premium on a $2.0 million "key man" life insurance policy on the life of
                  Employee.( Policy in place; the Company will be named Beneficiary of $1,000,000; JKM Designates beneficiaries for $1,000,000.)

5. Reimbursement. Bona fide business expenses incurred by the Employee in connection with the performance of the Employee's duties hereunder shall be reimbursed by the Company. Such allowances shall, without limitation, include expenses such as travel, meals, hotels, telephone, automobile, telegraph, postage and other normal and customary business expenses.
     6. Vacation. During the term, Employee shall be entitled to four (4) weeks paid vacation per year. The dates of any vacation periods shall be arranged in order that such vacation days shall not materially hinder the normal functioning of the Company's business activities.

7.       Trade Secrets; Non-Competition:

(a) In the course of the Employee's employment, the Employee will have access to confidential records, data, pricing information, lists of clients and prospective clients, lists of vendors, books and promotional literature, leases and agreements, policies and similar material and information of the Company or used in the course of its business (hereinafter collectively referred to as "Confidential Information"). All such Confidential Information which the Employee shall use or come into contact with shall remain the sole property of the Company. The Employee will not, directly or indirectly, disclose or use any such Confidential Information, except as required in the course of such employment. The Employee shall not for a period of one (1) year following the end of the Term, disclose or use in any fashion any Confidential Information of the Company or any of its subsidiaries or affiliates, whether such Confidential Information is in the Employee's memory or embodied in writing or other physical form, provided, that the foregoing requirements shall not apply to any information (i) that (prior to disclosure by the Employee) has been disclosed by the Company or any third party or (ii) that Employee discloses (A) to any branch, agency or regulatory authority of any federal, state or local government to comply with any statute, regulation, rule, order or ordinance or (B) to any federal, state or local court, tribunal or other adjudicatory body in connection with any suit, claim or question arising before such court, tribunal or other adjudicatory body or otherwise. In the event of a breach or a threatened breach by the Employee of the provisions of this subparagraph (a), the Company shall be entitled to an injunction restraining the Employee from disclosing any of the aforementioned Confidential Information. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee. Subject to subparagraph (c) below, this provision shall survive the termination of this Agreement.
(b) The Employee further agrees that, during the Term, the Employee will not, except with the prior written consent of the Board of Directors, (i) be employed as an employee, consultant, officer or director, by any other real estate finance company, (ii) solicit any business from or have any business dealings with, either directly or indirectly or through corporate or other entities or associates, any client of the Company, or (iii) initiate any action, either directly or indirectly or through corporate or other entities or associates, that would reasonably be expected to encourage or to induce any employee of the Company or of any subsidiary or affiliate of the Company to leave the employ of the Company or of any such subsidiary or affiliate. The Employee specifically acknowledges the necessity for this subparagraph (b), given the nature of the Company's business. The Employee agrees that the Company shall be entitled to injunctive relief in the event of a breach of the provisions of this subparagraph (b), the legal remedies being inadequate to fully protect the Company. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach, including the recovery of damages from the Employee. Subject to subparagraph (c) below, this provision shall survive the termination of this Agreement.

(c) In the event of a Business Combination or Change of Control (as defined below) involving the Company (whether or not the Company's Board of Directors recommends such Business Combination or Change of Control for approval by the Company's shareholders), subparagraphs (a) and (b) of this paragraph 7 shall, at the time such Business Combination or Change of Control is consummated, but only in the event Employee's employment is terminated or the employee's Salary, Benefits and Other Compensation and/or duties and responsibilities are substantially reduced and/or changed in connection therewith under the terms of subparagraph 8(c) below, be null and void and of no further force or effect. For purposes of this Agreement, "Business Combination" shall mean (i) a merger, a consolidation or any other business combination of the Company with any non-affiliated party,
     (ii) the disposition of all or substantially all of the securities, business or assets of the Company or (iii) a joint venture, reorganization or other transaction (or series of transactions) as a result of which all or substantially all of the business or assets of the Company are transferred, with or without a Change of Control, or any other similar corporate combination or transaction (or series of related transactions). For purposes of this Agreement, a "Change of Control" shall mean a transaction (or series of transactions) or other event (or series of events) that results in the acquisition of a Controlling Interest in the Company by a person or entity (or group of persons and/or entities) that did not have a Controlling Interest in the Company prior to such transaction (or series of transactions) or event (or series of events). As used in the preceding sentence, the term "Controlling Interest" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event, any person or entity (or group of persons and/or entities) which beneficially acquires, directly or indirectly, 25% or more (in number of votes) of the securities having ordinary voting power for the election of directors of the Company shall be conclusively presumed to have a Controlling Interest in the Company. This provision shall be construed so that if a Business Combination or Change of Control (as defined herein) occurs on more than one occasion, the terms and provisions of this Agreement shall apply to the most recent Business Combination or Change of Control.

(d) In the event the Employee is terminated for a reason other than cause, Subparagraphs (a) and (b) of this paragraph shall become null and void.

     8. Payments Upon Termination. The Company and the Employee shall have the right to terminate the Employee's employment hereunder for any reason. The Company shall pay to the Employee upon termination of employment during the Term, as follows:

(a) If the Employee's employment is terminated by death, the Company shall continue to pay and provide to the estate of the Employee for a period equal to three months, Employee's then applicable base salary pursuant to the provisions of paragraph 3 for such period, in monthly installments. In addition, the Company, as soon as reasonably possible, but not past the end of the fiscal year of the death of the Employee, shall also pay to the estate of the Employee (on a pro rata basis up to the date of the Employee's death) the Benefits and Other Compensation otherwise due and unpaid to the Employee as of the date of, or in connection with, the Employee's death, pursuant and subject to the provisions of subparagraphs 4(a), 4(b) and 4(c) herein. In addition, the Board will consider in good faith the payment of an incentive bonus for the calendar year in which the termination occurs, taking into account the portion of the year completed prior to such termination, the Company's performance for the year, and the Employee's contributions to that performance.
(b) In the event the Employee's employment is terminated because of permanent disability (as defined below), then following such termination the Company shall continue to pay and provide to the Employee for a period equal to six months, the Employee's then applicable salary for such period in monthly installments, pursuant to the provisions of paragraph 3 herein, and the Benefits and Other Compensation for such period as if the Employee were still employed to be paid not later than the last day of such period under subparagraphs 4(a), 4(b) and 4(c) herein. In addition, the Board will consider in good faith the payment of an incentive bonus for the calendar year in which the termination occurs, taking into account the portion of the year completed prior to such termination, the Company's performance for the year, and the Employee's contributions to that performance.

     As used herein, the Employee shall be deemed to be permanently disabled in the event that the Employee has not been able(due to mental or physical illness or incapacity) to render services required by this Agreement for a period of ninety (90) consecutive days. Any salary payments to be made by the Company under the provisions of this subparagraph (b) are to be offset by payments, if any, made to the Employee under any disability insurance plan maintained by the Company.
     (c) In the event the Employee's employment is terminated(i)by the Company other than for Cause,or (ii) by the Employee for Good Reason, as defined in subparagraph (d) below, the Employee shall receive:

        (1) a lump sum payment, payable within thirty (30) days following such termination without discount, equal to the Employee's then current base salary otherwise payable through the later of the end of the Term, or one year;

        (2) continuation of the benefits described in subparagraph 4(a) above for a period of one year following termination of employment (provided that if the Company cannot continue the Employee's participation under the terms of any applicable plan it shall pay the employee an amount equal to the cost the Company would have incurred in providing such participation);

        (3) any declared but unpaid bonus paid pursuant to subparagraph 4(b) above for any prior calendar year, and

        (4) a bonus, for the year in which such termination occurs, in an amount no less than the bonus declared or paid pursuant to subparagraph 4(b) above, as the case may be, for the prior year (but not less than an amount equal to one year's salary),pro-rated to reflect the number of weeks in which the Employee was employed in the calendar year of termination, such bonus to be paid within thirty (30) days following such termination, provided,however, that if termination occurs prior to December 31, 2002, Employee will receive a bonus payment or payments equal to the bonus Employee would otherwise have earned for fiscal year 2001 (if not previously paid) and 2002 paid in accordance with and pursuant to the terms of the Bonus Plan.

      (d) For this purpose Good Reason shall mean:

        (i) any material breach of this Agreement by the Company at any time, including (A) loss of the Employee's position as an executive officer of the Company, (B) failure to elect, or re-elect the Employee as a member of the Board or (C) reduction in Employee's Salary, Benefits and Other Compensation.

        (ii) failure of the Company to obtain the agreement of any successor to perform this agreement at least ten (10) days prior to a Business Combination or Change in Control in which the Company will not be the surviving entity; or

        (iii) following a Business Combination or Change in control, assignment of duties inconsistent with Employee's position or any reduction in Employee's authority or direct support.

(e) Notwithstanding anything else contained in subparagraph (c) above, no compensation shall be payable under subparagraph (c) above if the Employee's employment was or is terminated for Cause (as defined below). As used herein, the term "Cause" shall mean (i) the Employee's conviction of (or entry of a plea of nolo contendere with respect to) a felony or other crime involving moral turpitude or (ii) a willful, substantial and continual failure by the Employee in breach of this Agreement to perform the lawful duties, responsibilities or obligations assigned to the Employee pursuant to the terms hereof and the failure to cure such breach within fifteen (15) days following written notice from the Company containing specific findings by the Board of Directors of the Company detailing such failures.

9. Validity. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

10. Amendment and Waiver. This Agreement constitutes the entire agreement between the parties as to employment by the Company of the Employee and may not be changed orally but only by a written document signed by both parties. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other breach by such party at that time or any other time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

11. Arbitration. Any dispute whatsoever relating to the interpretation, validity, or performance of this Agreement and any other dispute arising out of this Agreement which cannot be resolved by the parties to such a dispute shall, upon thirty (30) days written notice by either party, be settled upon application of any such party by arbitration in Fairfax County, Virginia, in accordance with the rules then prevailing of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The cost of any arbitration proceedings under this paragraph shall be shared equally by the parties to such a dispute. Nothing contained in this paragraph shall limit the Company's rights to obtain injunctive relief to enforce the provisions of paragraphs 7(a) and 8(b) above.

     12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (without regard to conflicts of law principles).

     13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns and shall become effective upon execution by the Company.
14. Notice. All notices and other communications made pursuant to this Agreement shall be made in writing and shall be deemed to have been given if delivered personally or mailed, postage prepaid, to the applicable party hereto at the applicable address first above written, or in either case, to such other address as the Company or Employee shall have specified by written notice to the other party.

IN WITNESS WHEREOF, the parties have executed this agreement, the Company acting herein by its duly authorized officer, the day and year first above written.

                                 HARBOURTON FINANCIAL CORPORATION
                                 By: /s/ Timothy G. Ewing
                                 ------------------------
                                 Timothy G. Ewing, Director

                                            EMPLOYEE



                                By: /s/ J. Kenneth McLendon
                                ---------------------------
                                 J. Kenneth McLendon

























                                Appendix B




               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW


        262 APPRAISAL RIGHTS. - (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sec.251 (other than a merger effected pursuant to Sec.251(g) of this title), Sec.252, Sec.254, Sec.257, Sec.258, Sec.263 or Sec.264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement and of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Sec.251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

        (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each
stockholder  of  each  constituent   corporation  who  has  complied  with  this
subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
        (2) If the merger or consolidation was approved pursuant to Sec.228 or Sec.253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholder entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.



                                       B-5
C:\WPD\SEC 262-DEL GCL-APP B.WPD
        (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (i) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

        (k) From and after the effective date of merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (1) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.